As filed with the Securities and Exchange Commission on November 28, 2000
                                              Registration No. 333-[_________]
                                           Registration No. 333-[_________]-01
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             -------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             -------------------

                         CARCO AUTO LOAN MASTER TRUST
           (In which the Certificates evidence undivided interests)

                   DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
               (Depositor into the CARCO Auto Loan Master Trust)
            (Exact name of registrant as specified in its charter)

       DELAWARE                      6146                        38-3523542
       (State of         (Primary Standard Industrial        (I.R.S. Employer
    Incorporation)       Classification Code Number)       Identification No.)

                              27777 Franklin Road
                          Southfield, Michigan 48034
                                (248) 948-3031
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                        CHRISTOPHER A. TARAVELLA, ESQ.
                       Chrysler Financial Company L.L.C.
                              27777 Franklin Road
                          Southfield, Michigan 48034
                                (248) 948-3060
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             -------------------

                                  Copies to:
                            RENWICK D. MARTIN, ESQ.
                               Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048
                                (212) 839-5300

       Approximate date of commencement of proposed sale to the public:
              From time to time after this Registration Statement
             becomes effective as determined by market conditions.

                             -------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. | |

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |


                        CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                         Proposed Maximum      Proposed Maximum       Amount of
            Title of each class of                     Amount to be     Offering Price Per    Aggregate Offering     Registration
         Securities to be registered                    registered           Unit(1)               Price (1)             Fee
Asset Backed Certificates.......................      $2,000,000,000           100%            $2,000,000,000         $528,000
==================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee.



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




The information in this prospectus supplement and the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to completion dated November 28, 2000

DAIMLERCHRYSLER                                         Prospectus Supplement
                                                        ---------------------
                                          To Prospectus dated _______, 200[__]

                                   $[    ]
                         CARCO Auto Loan Master Trust
                                    Issuer
 [Floating Rate][ %] Auto Loan Asset Backed Certificates, Series [200_-_],
                               due      , 200 .

               DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, SELLER
        [CHRYSLER FINANCIAL COMPANY, L.L.C.][DAIMLERCHRYSLER FINANCIAL
                SERVICES (DEBIS) NORTH AMERICA LLC], SERVICER

--------------------------------------
  Before you decide to invest in the Series [200_-_] certificates, please read this prospectus supplement and the prospectus, especially the risk factors beginning on page [ ] of this prospectus supplement and page [ ] of the prospectus.

  The Series [200_-_] certificates are interests in the trust only and do not represent interests in or obligations of DaimlerChrysler AG, DaimlerChrysler Wholesale receivables LLC, Chrysler Financial Company L.L.C. or any of their affiliates.
--------------------------------------

  Principal amount.................................... $

  Per annum interest rate.............................                     %

  Expected principal payment date....................

  Legal final........................................

  Initial public offering price......................  $                  %

  Underwriting discount..............................  $                  %

  Proceeds to seller.................................  $                  %

  The initial public offering price will also include interest accrued on the Series 200_-_ notes, if any, from _______________.

  The seller must pay expenses estimated to be $____________.

  The trust will pay interest on the Series 200_-_ on the ___ day of each month. The first distribution date will be ____________.




     We will deliver the Series 200_-_ notes in book-entry form only on or about [ ], 200[ ].

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Series [200_-_] certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        --------------------------------------------------------------
                               [Underwriter(s)]
        --------------------------------------------------------------

          The date of this prospectus supplement is           , 200 .

               Reading the Prospectus and Prospectus Supplement

      We provide information on the offered securities in two documents that offer varying levels of detail:

      o Prospectus - provides general information, some of which may not apply to the offered securities.

      o Prospectus Supplement - provides a summary of the specific terms of the offered securities.

      You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

      We suggest you read this prospectus supplement and the prospectus. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page [ ] in this document and on page [ ] in the prospectus to locate the referenced sections.

Limitations on Offers or Solicitations

      We do not intend this document to be an offer or solicitation:

      o if used in a jurisdiction in which the offer or solicitation is not authorized;

      o if the person making the offer or solicitation is not qualified to do so; or

      o if the offer or solicitation is made to anyone to whom it is unlawful to make the offer or solicitation.

  -----------------------------------------------------------------------------
                               Table Of Contents
-----------------------------------------------------------------------------

  ----------------------------------------------------
                    Section                    Page

  ----------------------------------------------------

   Reading the Prospectus and Prospectus
     Supplement                                  S-3
   -------------------------------------------------
   Summary of Series Terms                       S-4
   -------------------------------------------------
   o  Parties                                    S-4
   o  Title of Securities                        S-4
   o  Invested Amount                            S-4
   o  Series Issuance Date                       S-4
   o  Series Cut-Off Date                        S-4
   o  Terms of the Certificates                  S-4
   o  Legal Final                                S-5
   o  Revolving Period                           S-5
   o  Accumulation Period                        S-5
   o  Controlled Amortization Period             S-5
   o  Reinvestment Period                        S-5
   o  Excluded Series; Prefunded Period          S-6
   o  Early Amortization Period                  S-6
   o  Credit Enhancement                         S-6
   o  Yield Supplement Account                   S-7
   o  Excess Principal Collections               S-7
   o  Excess Servicing                           S-7
   o  Servicing Fee Rate                         S-7
   o  Optional Repurchase                        S-7
   o  Other Series of Certificates               S-8
   o  ERISA Considerations                       S-8
   o  Tax Status                                 S-8
   o  Certificate Ratings                        S-8
   o  Risk Factors                               S-8
   o  Certificates Not Listed on any
      Exchange                                   S-8
   -------------------------------------------------
   Risk Factors                                  S-9
   -------------------------------------------------
   o  The Timing of Principal Payments
      May Not Be as Expected                     S-9
   o  Interest Rates on the Series
      [2000_-_] Certificates May be Lower
      than Expected                             S-10
   o  Credit Enhancement is Limited and
      May be Reduced                            S-11
   o  The Trust is Dependent on CFC and
      DaimlerChrysler                           S-11
   -------------------------------------------------
   Use of Proceeds                              S-12
   -------------------------------------------------
   The Dealer Floorplan Financing Business      S-12
   -------------------------------------------------
   The Accounts                                 S-14
   -------------------------------------------------
   CFC's Performance History                    S-15
   -------------------------------------------------
   o  Loss Experience                           S-15
   o  Aging Experience                          S-16
   o  Geographic Distribution                   S-16
   -------------------------------------------------
   Maturity and Principal Payment
     Considerations                             S-17
   -------------------------------------------------
   Series Provisions                            S-19
   -------------------------------------------------
   o  General                                   S-19
   o  Interest                                  S-19
   o  Principal                                 S-22
   o  Excess Funding Account                    S-25
   o  Allocation Percentages                    S-26
   o  Principal Collections for All
      Series                                    S-28
   o  Allocation of Collections; Limited
      Subordination of Seller's Interest        S-29
   o  Deficiency Amount                         S-30
   o  Available Subordinated Amount             S-31
   o  Distributions from the Collection
      Account[; Reserve Fund]; [Yield
      Supplement Account]; [Other Enhancement]  S-34
   o  Principal Collections                     S-38
   o  Required Participation Percentage         S-40
   o  [Principal Funding Account]               S-40
   o  [Prefunding Account]                      S-41
   o  [Other Enhancement]                       S-41
   o  Distributions                             S-41
   o  Optional Repurchase                       S-43
   o  Investor Charge-Offs                      S-43
   o  [Reinvestment Events]                     S-44
   o  Early Amortization Events                 S-47
   o  Termination                               S-49
   o  Reports                                   S-49
   -------------------------------------------------
   Underwriting                                 S-51
   -------------------------------------------------
   Legal Matters                                S-52
   -------------------------------------------------
   Certificate Ratings                          S-53
   -------------------------------------------------
   Glossary of Principal Terms for the
     Prospectus Supplement                      S-53
   -------------------------------------------------
   Other Series of Investor Certificates         A-1

----------------------------------------------------------------------------

                            Summary of Series Terms
----------------------------------------------------------------------------

      This summary highlights selected information from this prospectus supplement and may not contain all the information that you need to consider in making an investment decision. It provides general, simplified descriptions of matters that are highly complex. You should carefully read this document and the accompanying prospectus. You will find a detailed description of the terms of the Series [200_-_] certificates following this summary and in the prospectus.

                        Parties

          Party                 Description
   --------------------------------------------------

   Issuer            o  CARCO Auto Loan Master
                        Trust (the "trust")
   --------------------------------------------------
   Seller            o  DaimlerChrysler Wholesale
                        Receivables LLC
                        ("DCWR"), an indirectly
                        owned subsidiary of
                        [Chrysler Financial Company
                        L.L.C.("CFC")][DaimlerChrysler
                        Financial Services (debis)
                        North America LLC ("DCFS)].
                     o  DCWR's executive offices
                        are located at 27777
                        Franklin Road, Southfield,
                        Michigan 48034-8286, and
                        its telephone number is
                        (248) 948-3031.
   --------------------------------------------------
   Servicer          o  [CFC][DCFS], a wholly owned
                        subsidiary of
                        DaimlerChrysler
                        Corporation
                        ("DaimlerChrysler").
   --------------------------------------------------
   Trustee           o  The Bank of New York.
   --------------------------------------------------

                              Title of Securities

      [Floating Rate] [ %] Auto Loan Asset Backed Certificates, Series [200_-_] (the "Series [200_-_] certificates").

                                Invested Amount

      The total principal amount of the Series [200_-_] certificates invested in receivables on the date they are issued is expected to be $[ ___________ ]. This invested amount is subject to decreases and increases as described in this prospectus supplement under the caption "Series Provisions -- Allocation Percentages".

                             Series Issuance Date

      [         ], 200[ ].

                              Series Cut-Off Date

      [         ], 200[ ].

                           Terms of the Certificates

Interest Payment Dates

   o Interest will be payable on the [ ] of each [month] [quarter] [other], unless the [ ] is not a business day, in which case the payment will be made on the following business day. The first payment will be on [ ], 200[ ].

Per Annum Interest [Rate] [Rates]

   o [ ]. [[ ]] [above] [below] [times[ ] or, if lower, the assets receivables rate described in this prospectus supplement.] [Interest will be calculated on the basis of the actual number of days in the applicable interest period divided by 360.] [Interest will be calculated on the basis of a 360-day year of twelve 30-day months.]

Interest Periods

   o Each period from and including a distribution date to but excluding the day prior to the following distribution date, except that the first interest period will be [ ] days.]

Principal Payments

   o We expect to pay the principal of the Series [200_-_] certificates in full on [ _________ ], 200[ ].

   o However, under some circumstances we may pay principal earlier or later or in reduced amounts. See "Maturity and Principal Payment
       Considerations" in this prospectus supplement.

                                  Legal Final

      We will be obligated to pay the outstanding principal amount of the Series [200_-_] certificates, to the extent not previously paid, by [ _________ ], 200[ ].

                               Revolving Period

      During the revolving period, we will not pay principal on the Series [2000_-_] certificates or accumulate principal for that purpose. Instead, we will use the Series [200_-_] share of principal collections to make principal distributions on other series and or pay them to the seller. The revolving period will begin at the close of business on the Series Cut-Off Date and end when the [accumulation period] [controlled amortization period] begins. The revolving period will also end if an early amortization period that is not terminated begins.

                             [Accumulation Period

      We will accumulate principal for the Series [200_-_] certificates during an accumulation period of between one and _____ months long unless an early amortization period that is not terminated begins before the start of the accumulation period. The latest date on which the accumulation period will commence is _____. During the accumulation period we will accumulate the Series [200_-_] share of principal collections for payment on ______. See "Series Provisions -- Principal" in this prospectus supplement.]

                        [Controlled Amortization Period

      The Series [200_-_] certificates will have a controlled amortization period of between one and ____ months long unless an early termination period that is not terminated begins before the start of the controlled amortization period. The latest date on which the controlled amortization period will commence is _______. We expect to make payments of principal on the Series [200_-_] certificates on each distribution date during that period. See "Series Provisions -- Principal" in this prospectus supplement.].

                             [Reinvestment Period]

      If a reinvestment event occurs, the Series [200_-_] certificates will have a reinvestment period. Under some circumstances, the revolving period may recommence if the seller takes some actions. See "Series Provisions -- Reinvestment Events".]

                      [Excluded Series; Prefunded Period

      We are issuing the Series [200_-_] certificates at a time when another series is amortizing or accumulating principal or is about to do so. We refer to that other series as a paired series in relation to Series [200_-_]. Consequently, we will keep the Series [200_-_] initial invested amount in a prefunding account during its prefunded period. The prefunded period will start on the Series [200_-_] issuance date and will not go beyond _______. As funds are deposited into an account for the paired series, we will release an equal amount of funds from the prefunding account to the seller. However, until the paired series is paid in full, we will not allocate any collections on the receivables to Series [200_-_]. In this context, we refer to Series [200_-_] as an excluded series. During the prefunded period, we will pay interest on the Series [200_-_] certificates out of net investment earnings from funds in the prefunded account [and funds in a yield supplement account]. We will not pay principal on the Series [200_-_] certificates until the paired series has been paid in full. The effect of this prefunding arrangement is that we will apply the Series [200_-_] invested amount to the purchase of its share of receivables during the prefunded period to the extent the paired series amortizes or accumulates. See "Series Provisions -- Excluded Series; Prefunded Period" in this prospectus supplement.]

                           Early Amortization Period

      If an early amortization event occurs and is not cured, you will begin to receive payments of principal. We refer to this period after the occurrence of an early amortization event as the early amortization period. Early amortization events are events that might adversely affect the trust's ability to make payments on the Series [200_-_] certificates as originally expected. See "Description of the Certificates -- Reinvestment Events and Early Amortization Events" in the prospectus and "Series Provisions -- Early Amortization Events" in this prospectus supplement for a description of the events that might cause an early amortization period to start and, in some cases, terminate.

                              Credit Enhancement

Subordination of the Seller's Interest

    o Theseller's interest in the trust will be subordinated to the rights of the Series [200_-_] certificateholders to the extent described in this prospectus supplement. Collections on the receivables otherwise allocable to the seller may be used to pay interest on the Series [200_-_] certificates and other amounts, but only to the extent of the available subordinated amount.

    o The"available subordinated amount" will initially be $[ _________ ] but is subject to reduction from time to time. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest" in this prospectus supplement for more information about the available subordinated amount.

[Reserve Fund

    o   On the Series [200_-_] issuance date, the seller will deposit
        $[ _____ ] into the reserve fund for the Series [200_-_] certificates. The reserve fund required amount for any distribution date will equal [ ]% of the outstanding principal balance of the Series [200_-_] certificates for that distribution date, after giving effect to any change in the outstanding principal balance on that distribution date. Amounts on deposit in the reserve fund will be available to pay monthly interest, the monthly servicing fee and investor default amounts and, on the final payment date, carry-over amounts.]

[Other Enhancement]

    o The trust will have the benefit of a [letter of credit] [interest rate swap] [currency swap] [cash collateral account] [guaranty] [surety bond] [insurance policy] [spread account] [other enhancement] [issued by [ ]] for the benefit of the Series [200_-_] certificateholders as described in this prospectus supplement. [Describe subordination of another series, if applicable.] See "Series Provisions -- Distributions from the Collection Account; Reserve Fund; [Yield Supplement Account]; Other Enhancement" in this prospectus supplement].

                           [Yield Supplement Account

      On the Series [200_-_] issuance date, the seller will deposit $[_______) in the yield supplement account for the Series [200_-_] certificates. The yield supplement account required amount for any distribution date will equal [ ]% of the outstanding principal balance of the Series [200_-_] certificates for that distribution date, after giving effect to any change in the outstanding principal balance on that distribution date.

      Amounts on deposit in the yield supplement account will be available to pay carry-over amounts.]

                         Excess Principal Collections

      Principal collections allocable to other series, to the extent not needed to make payments in respect of the other series, will be applied to make principal payments in respect of the Series [200_-_] certificates and of other series of certificates entitled to principal payments.

                               [Excess Servicing

      All interest collections otherwise allocable to any series with respect to any distribution date, to the extent the collections are not needed to make payments to or deposits for the benefit of certificateholders of the series or to restore the credit enhancement for the series, will be applied to cover shortfalls with respect to interest payments and other amounts due to or for the benefit of the holders of the Series 1999-1 certificates, the Series [200_-_] certificates, the Series [ ] certificates and each Series of certificates issued after the Series [200_-_] certificates that is designated by the seller to share the collections.]

                              Servicing Fee Rate

      [ ]% [per month] [per annum] [(on a [ ] day basis)], or less if the servicer waives any portion of the monthly servicing fee on any date.

                              Optional Repurchase

      The Series [200_-_] certificateholders' interest in the trust is subject to optional repurchase by the servicer on any distribution date after the invested amount for the Series [200_- ] certificates is reduced to $[ ] or less.

                         Other Series of Certificates

      The trust has previously issued and may issue additional series of certificates. A summary of series currently outstanding is contained in "Annex I -- Other Series of Investor Certificates" at the end of this prospectus supplement.

                             ERISA Considerations

      [It is expected that the Series [200_-_] certificates will be eligible for purchase by employee benefit plans. However, plans contemplating the purchase of Series [200_-_] certificates should consult their counsel before making a purchase. See "ERISA Considerations" in the prospectus.] [Other.]

                                  Tax Status

      Brown & Wood llp, federal tax counsel to the trust, is of the opinion that at the time of initial issuance of the Series [200_-_] certificates for federal income tax purposes:

    o  the Series [200_-_] certificates will be characterized as debt and

    o the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

      By your acceptance of a certificate, you will agree to treat your Series [200_-_] certificates as indebtedness of the seller for federal, state and local income and franchise tax purposes and Michigan single business tax purposes.

                              Certificate Ratings

      The trust will issue the Series [200_-_] certificates only if they are rated at the time of issuance in the highest long-term rating category by at least one nationally recognized rating agency.

      The rating agencies and their ratings only address the likelihood that you will ultimately receive all of your required principal and interest distributions. The rating agencies and their ratings do not address the likelihood that any carry-over interest amounts will be paid, the likelihood you will receive interest or principal payments on a scheduled date, or whether you will receive any principal on the Series [200_-_] certificates prior to or after the expected distribution date.

                                 Risk Factors

      An investment in Series 200_-_ certificates involves material risks. See "Risk Factors" in this prospectus supplement or the prospectus.

                    Certificates Not Listed on any Exchange

 The Series 200_-_ certificates will not be listed on an exchange or quoted in an automated quotation system of a registered securities association. See "Risk Factors--Your Ability to Resell Certificates is Limited" in this prospectus supplement or the prospectus.

------------------------------------------------------------------------------
                                 Risk Factors
------------------------------------------------------------------------------

      In this section and in the prospectus under the heading "Risk Factors," we discuss the principal risk factors of an investment in the certificates.

      The Timing of Principal Payments May Not be as Expected. Several factors will have an effect on the amount and timing of principal payments on the Series [200_-_] certificates. Some of those factors are described below.


You may not receive your principal on the expected payment date because of the performance of other series:

o The shorter the accumulation period the greater the chance that payment in full of the Series [200_-_] certificates by their expected distribution date will depend on principal collections from other series.] A series from which principal collections are expected to be available to make payments on the Series [200_-_] certificates may enter an early amortization period [or reinvestment period] after [ ] [the [ ] distribution date] [the start of its accumulation period]. Principal collections from that series will not be available to pay principal of the Series [200_-_] certificates. As a result, you may receive some of your principal later than the Series [200_-_] expected distribution date. [Payments of principal during the controlled amortization period may be less than the amount we expect to pay.] [Also, you will not receive any principal until the invested amount of the paired series has been paid in full.] On written request, the seller will give you disclosure documents relating to the other outstanding series. Those documents describe the events which could result in the start of an early amortization period for those series.
If an early amortization event occurs, you may receive your principal sooner or later than you expected and you may not receive all of your principal:


o If an early amortization event occurs, you may receive your principal sooner or later than you expected and you may not receive all of your principal. In particular, a significant decline in the amount of receivables generated could cause an early amortization of your certificates. If the balance of the receivables is not maintained at a specified level, [CFC][DCFS] must designate additional accounts, the receivables of which will be sold to the seller. The seller will be required to transfer those receivables to the trust. If additional accounts are not designated by [CFC][DCFS] when required, an early amortization event will occur. In some cases, however, the resulting early amortization period may end and you will stop receiving principal payments.

o If a bankruptcy event relating to [CFC][DCFS], the seller or DaimlerChrysler were to occur, an early amortization event would occur. In that case additional receivables would not be transferred to the trust and principal payments on the Series [200_-_] certificates would commence.

See "The Dealer Floorplan Financing Business" in the prospectus and "Maturity and Principal Payment Considerations" and "Series Provisions -- Early Amortization Events" in this prospectus supplement for more information about the timing of payments on the Series [200_-_] certificates.

      You may receive interest at a lower rate than you expected. The receivables bear interest at the prime rates of banks plus a margin, while the certificate rate is based on [_____]. Several factors will have an effect on the interest rates of the Series [200_-_] certificates. Some of those factors are described below.

You will receive the lower of [ ] and the assets receivables rate:

o The "assets receivables rate" is based on the interest rates on the receivables and investment earnings on amounts on deposit in trust bank accounts. If (a) the certificate rate based on [_____] exceeds (b) the assets receivables rate, the certificate rate will be the assets receivables rate.

You will receive less interest if the trust is not able to make up a deficiency in interest payments if the certificate rate is higher than the assets receivables rate:


o The certificate rate based on [ ] may exceed the assets receivables rate as a result of (i) [ ] exceeding the interest rate on the receivables and
     (ii) [ ] exceeding the investment earnings on amounts, if any, on trust accounts in which principal collections are held. In this regard, [CFC][DCFS] may reduce the interest rates borne by the receivables. Any deficiency in interest payments resulting from the assets receivables rate being lower than the certificate rate based on [ ] and interest on the deficiency (a "Carry-over Amount") will be paid with:

     o  any amounts in the yield supplement account;
     o  any funds remaining after
        all required distributions and deposits for the Series [200_-_] certificates have been made; and
     o  ________ on the last distribution date
        for Series [200_-_], amounts in the [reserve fund and] some of the seller's collections.

We cannot assure you that those amounts, if any, will be sufficient to pay any of these unpaid interest amounts. If any of these unpaid interest amounts is outstanding for [six] distribution dates in a row, an [early amortization event] [reinvestment event] will occur.]

      Credit Enhancement is Limited and May be Reduced. As the Credit Enhancement Is Reduced, You Are More Likely to Incur Losses and to Receive Your Principal Earlier or Later Than You Expected. Credit enhancement of the Series [200_-_] certificates will be provided by the subordination of the seller's interest to the extent of the available subordinated amount as described in this prospectus supplement [and by amounts in the reserve fund]. [Describe other subordination of the seller's interest, if applicable.] [Describe any other applicable credit enhancements.] The amount of such credit enhancement is limited and will be reduced from time to time. See "Series Provisions -- Allocation of Collections; Limited Subordination of Seller's Interest" for more information about credit enhancement for the Series [200_-_] certificates.

      The Trust is Dependent on [CFC][DCFS] and DaimlerChrysler. The trust is completely dependent upon [CFC][DCFS] for the generation of new receivables. The ability of [CFC][DCFS] to generate receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by DaimlerChrysler. Several factors will have an effect on that dependence. If [CFC][DCFS] does not generate sufficient receivables, an early amortization event may occur.

      Your Ability to Resell Certificates is Limited. There may be no secondary market for your certificates. The underwriters may participate in making a secondary market in the certificates, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your certificates. Also, your certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, you will not have the liquidity that might be provided by that kind of listing or quotation.

      You can find a "Glossary of Principal Terms for the Prospectus Supplement" beginning on page S-[__] in this prospectus supplement.

------------------------------------------------------------------------------
                                Use of Proceeds
------------------------------------------------------------------------------

      From the net proceeds of the Series [200_-_] certificates, we will make the deposits to the [Reserve Fund] [the Yield Supplement Account] [the Excess Funding Account] described in this prospectus supplement, and we will pay the remaining $________ of the net proceeds to DCWR. DCWR will use the proceeds to purchase receivables from [CFC][DCFS] or to repay amounts previously borrowed to purchase receivables. [CFC][DCFS] will use the portion of the proceeds paid to it for general corporate purposes.

------------------------------------------------------------------------------
                    The Dealer Floorplan Financing Business
------------------------------------------------------------------------------

      You can read about the dealer floorplan financing business under "The Dealer Floorplan Financing Business" in the prospectus. The receivables sold to the trust were or will be selected from extensions of credit and advances made by DaimlerChrysler and [CFC][DCFS] to approximately [ ] domestic motor vehicle dealers.

     o [CFC][DCFS] financed [ ]% of the total number of all DaimlerChrysler-franchised dealers as of [ ], 200[ ].

     o    [CFC][DCFS] has extended credit lines to [ ]
          DaimlerChrysler-franchised dealers that also operate non-DaimlerChrysler franchises (representing approximately [ ]% of the aggregate credit lines of dealers in the U.S. Wholesale Portfolio as of [ _________ ], 200[ ]) and [ ] non-DaimlerChrysler dealers (representing approximately [ ]% of those aggregate credit lines).

     o As of [ ], 200[ ], the balance of principal receivables in the U.S. Wholesale Portfolio was approximately $[ ] billion. o ________ [CFC][DCFS] currently services the U.S. Wholesale Portfolio through its home office and through a network of [ ] zone offices located throughout the United States.

     o As of [ _______ ], 200[ ], the average credit lines per dealer in the U.S. Wholesale Portfolio for new and used vehicles (which includes Auction Vehicles) were $[ ] million and $[ ] million, respectively, and the average balance of principal receivables per dealer was $[ ] million.

     o As of [________], 200[ ], the aggregate total receivables balance as a percentage of the aggregate total credit lines was approximately
          [ ________]%.

          The following table sets forth the percentages of dealer account balances by year of credit line origination for the U.S. Wholesale Portfolio.



                         Portfolio Percentages by Year
                          of Credit Line Origination

                             As of [     ], 200[ ]
   -----------------------------------------------------------------------------------------------------------
                                                                                                  Prior to
     200[ ]        1999         1998         1997          1996         1995          1994          1994
   -----------------------------------------------------------------------------------------------------------

      [ ]%         [ ]%         [ ]%         [ ]%          [ ]%         [ ]%          [ ]%          [ ]%
   -----------------------------------------------------------------------------------------------------------


     As of [ ], 200[ ], the weighted average spread over the prime rate charged to dealers in the U.S. Wholesale Portfolio was approximately [ ]%.

     Used vehicles (which excludes Auction Vehicles) represented approximately [ ]% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of [ _________ ], 200[ ]. As of [ _________ ], 200[ ], used vehicles represented approximately [ ]% of the aggregate principal amount of receivables in the trust (including Excluded Receivables).

     The following table provides the percentage of dealers in the U.S. Wholesale Portfolio that were subject to finance hold as of the dates indicated. Finance Hold Experience As of December 31,


                                                           Finance Hold Experience

                                  As of [  ]                                          As of December 31,
                               -----------------   -------------------------------------------------------------------------------
                                    200[ ]           1999    1998     1997     1996     1995    1994     1993     1992     1991
                               -----------------   -------------------------------------------------------------------------------
             Percentage of
             Dealers                 [ ]%           0.04%    0.9%     2.1%     1.1%     1.8%    1.6%     3.2%     6.8%     9.4%
             ---------------------------------------------------------------------------------------------------------------------


      The following table provides the number and percentage of dealers in Dealer Trouble Status in the U.S. Wholesale Portfolio as of the dates indicated.


                                                         Dealer Trouble Experience
                                    As of
                                    [    ]                                         As of December 31,
                               -----------------   -------------------------------------------------------------------------------
                                    200[ ]           1999    1998     1997     1996     1995    1994     1993     1992     1991
                               -----------------   -------------------------------------------------------------------------------
           Number of Dealers         [ ]              27      21       24       20       6       12       21       56      100
           -------------------------------------   -------------------------------------------------------------------------------
           Percentage of
           Dealers                   [ ]%            0.9%    0.7%     0.7%     0.6%     0.2%    0.3%     0.6%     1.8%     3.1%
           -----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                 The Accounts
-----------------------------------------------------------------------------


      As of [ _________ ], 200[ ], with respect to the Accounts in the trust:

      o there were approximately [ ] Accounts and the principal receivables balance was approximately $[ ] billion;

      o ________ ________ ________ the average credit lines per dealer for new and used vehicles (which include Auction Vehicles) were approximately $[ ]million and $[ ] million, respectively, and the average balance of principal receivables per dealer was approximately $[ ] million; and

      o the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [ ]%.

Unless otherwise indicated, the statistics included in this paragraph, in the table below and under "The Accounts -- General" and " -- Geographic Distribution" with respect to the Accounts and the receivables in the trust give effect to approximately $[ ] million of principal receivables balances with respect to dealers (the "Excluded Receivables" and the "Excluded Dealers", respectively), that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to limitations, are being voluntarily removed by the seller from the trust. A portion of those principal receivables was created after those dealers entered into that status or were designated by the seller for removal from the trust and, as a result, are owned by [CFC][DCFS]. Principal receivables balances created prior to those dealers entering into that status or being designated for removal from the trust are included in the principal receivables balance. See "Description of the Certificates -- Removal of Accounts" in the prospectus for a description of the manner in which an Account can be removed from the trust.

      The following table sets forth the percentages of dealer account balances by year of credit line origination for the accounts in the trust.


                         Portfolio Percentages by Year
                          of Credit Line Origination

                            As of [          , 200[ ]
    ----------------------------------------------------------------------------------------------------------
                                                                                                  Prior to
      200[ ]       1999          1998         1997         1996          1995         1994          1994
    ----------------------------------------------------------------------------------------------------------
       [ ]%        [ ]%          [ ]%         [ ]%         [ ]%          [ ]%         [ ]%          [ ]%
    ----------------------------------------------------------------------------------------------------------


      As of [ _________ ], 200[ ], the weighted average spread over the Prime Rate charged to Dealers was approximately [ ]%.

-----------------------------------------------------------------------------
                       [CFC][DCFS]'s Performance History
-----------------------------------------------------------------------------

                                Loss Experience

      The following tables set forth the average principal receivables balance and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. We cannot assure you that the loss experience for the receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. Also, the historical experience set forth below reflects financial assistance provided by Chrysler or DaimlerChrysler to DaimlerChrysler-franchised dealers as described under "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler" in the prospectus. If DaimlerChrysler is not able to or elects not to provide that assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors -- Trust's Relationship to DaimlerChrysler and [CFC][DCFS]" in the prospectus and "Risk Factors -- The Trust is Dependent on DaimlerChrysler and [CFC][DCFS]" in this prospectus supplement.

                                     Loss Experience for the U.S. Wholesale Portfolio
                                                       ($ Millions)

                                      [  ] months Ended

                                            [  ],                           Year Ended December 31,
                                      ------------------ ---------------------------------------------------------------
                                       200[ ]    1999      1999     1998    1997     1996     1995     1994     1993
                                      ------------------ ---------------------------------------------------------------
   Average Principal

      Receivables Balance(1)            $[  ]    $[  ]    $10,430   $9,236  $8,877   $8,825   $8,256   $6,754   $6,271
   ---------------------------------------------------------------------------------------------------------------------

   Net Losses/(Net Recoveries)(2)                                       11               (0)
                                        $[  ]    $[  ]   $     (0)$       $      4 $        $     (1)$     (1)$     12
   ---------------------------------------------------------------------------------------------------------------------

   Net Losses/(Net Recoveries) as

      a Percent of Liquidations           [  ]%    [  ]%  (0.001)%  0.020%  0.007%  (0.000)% (0.002)% (0.003)%  0.035%
   ---------------------------------------------------------------------------------------------------------------------

   Net Losses/(Net Recoveries) as
      a Percent of Average Principal

      Receivables Balance(3)              [  ]%    [  ]%   (0.00)%   0.12%   0.04%   (0.00)%  (0.01)%  (0.01)%   0.19%
   ---------------------------------------------------------------------------------------------------------------------

                                                                   Year Ended December 31,
                                      ----------------------------------------------------------------------------------
                                           1992         1991          1990         1989          1988         1987
                                      ----------------------------------------------------------------------------------
   Average Principal

      Receivables Balance(1)              $5,344        $4,826       $4,726        $4,933       $4,129        $3,787
   ---------------------------------------------------------------------------------------------------------------------

   Net Losses/(Net Recoveries)(2)       $     26      $     36     $     23      $     13     $      3      $      2
   ---------------------------------------------------------------------------------------------------------------------

   Net Losses/(Net Recoveries) as

      a Percent of Liquidations           0.098%        0.163%       0.117%        0.060%       0.015%        0.015%
   ---------------------------------------------------------------------------------------------------------------------

   Net Losses/(Net Recoveries) as
      a Percent of Average Principal

      Receivables Balance(3)               0.49%         0.75%        0.49%         0.26%        0.07%         0.06%
   ---------------------------------------------------------------------------------------------------------------------


   (1) Average Principal Receivables Balance is the average of the month-end principal balances for the [ ] months ending on the last day of the period, except for the [ ] months ended [ _________ ], 200[ ] and [ ], [ ], which are based on a [ ]-month average.

   (2) Net losses in any period are gross losses less recoveries for such period.

   (3) Percentages for the [ ] months ended [ ], 200[ ] and [ ] are expressed on an annualized basis.


                               Aging Experience

      The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.


                       Age Distribution for the U.S. Wholesale Portfolio
                As of [ ]                          As of December 31,
                ----------------------------------------------------------------------------
                 200[ ]     1999     1998      1997     1996     1995      1994     1993
                ----------------------------------------------------------------------------
   Days
   1-120......    [  ]%    81.7%     81.7%    80.1%     80.4%    82.2%    82.5%     82.4%
---------------------------------------------------------------------------------------------
   121-180....    [  ]     12.1      11.0     10.8      10.0      9.3     10.1       9.6
---------------------------------------------------------------------------------------------
   181-270....    [  ]      3.6       4.1      4.2       5.0      3.8      4.0       4.6
---------------------------------------------------------------------------------------------
   Over 270...    [  ]      2.6       3.2      4.9       4.6      4.7      3.4       3.4
---------------------------------------------------------------------------------------------



                            Geographic Distribution

      The following table provides the geographic distribution of the vehicle inventory for all dealers in the trust on the basis of receivables outstanding and the number of dealers generating the portfolio. The percentages may not add to 100.00% because of rounding.


                                     Geographic Distribution of Accounts in the trust
                                                 As of [         ], 200[ ]
                                                      Percentage of                                   Percentage of
                               Receivables             Receivables           Total Number of            Number of
                              Outstanding(2)          Outstanding(2)            Dealers(3)              Dealers(3)
                             ---------------------   --------------------    ------------------     -----------------
   [Texas]..............         $                               %                                               %
   [California].........
   [New York]...........
   [Florida]............
   [Illinois]...........
   [New Jersey].........
   [Michigan]...........
   [      ].............                                    %                                               %
   Other(1).............    ----------------------   --------------------    ------------------     -----------------

   Total................         $                          %                                               %
                            ======================   ====================    ==================     ==================


 (1)  No other state includes more than 5% of the outstanding receivables.
 (2)  Includes Excluded Receivables.
 (3)  Includes Excluded Dealers.

------------------------------------------------------------------------------
                 Maturity and Principal Payment Considerations
------------------------------------------------------------------------------


      You will begin receiving principal on your certificates if an Early Amortization Period that is not terminated has commenced. Full amortization of the Series [200_-_] certificates by the [ ________________ ] distribution date (the "Series [200_-_] Expected Payment Date") depends on, among other things, repayment by dealers of the receivables and may not occur if dealer payments are insufficient. Because the receivables are paid upon retail sale of the underlying vehicle, the timing of the payments is uncertain. Also, there is no assurance that [CFC][DCFS] will generate additional receivables under the Accounts or that any particular pattern of dealer payments will occur. [Also, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series [200_-_] certificates in full by the Series [200_-_] Expected Payment Date will be dependent on the reallocation of principal collections which are initially allocated to other outstanding series.] If one or more other series from which principal collections are expected to be available to be reallocated to the payment of the Series [200_-_] certificates enters into an early amortization period [or reinvestment period] after [ ] [the [ ] distribution date] [the start of the Accumulation Period], principal collections allocated to those series will not be available to be reallocated to make payments of principal of the Series [200_-_] certificates and [you may receive your final payment of principal later than the Series [200_-_] Expected Payment Date] [the amount of principal distributed on the Series [200_-_] certificates on any distribution date during the Controlled Amortization Period may be less than the Controlled Amortization Amount.] [Also, you will not receive any payments of principal until the invested amount of the Paired Series has been reduced to zero.]

      Because an Early Amortization Event with respect to the Series [200_-_] certificates may occur and would initiate an Early Amortization Period, you may receive the final distribution of principal on your Series [200_-_] certificates prior to the scheduled termination of the Revolving Period or prior to the Series [200_-_] Expected Payment Date. [Several of the events which constitute Reinvestment Events with respect to the Series [200_-_] certificates may constitute early amortization events with respect to other Series. Should an event of that type occur, holders of certificates of those other series would receive monthly distribution of principal, which distributions would not be limited to any controlled amortization amount. At the same time, Series [200_-_] Certificateholder Principal Collections would be retained in the Principal Funding Account and would not be distributed to Series [200_-_] certificateholders until the Series [200_-_] Expected Payment Date or, if earlier, the first distribution date following the occurrence of an Early Amortization Event.

      The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of seasonal variations in vehicle sales and inventory levels, retail incentive programs provided by vehicle manufacturers and various economic factors affecting vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The monthly payment rate is the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for the period. We cannot assure you that the rate of principal collections will be similar to the historical experience set forth below. As the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical monthly payment rates with respect to the Eligible Accounts may be different than those shown below.


                                Monthly Payment Rates for the U.S. Wholesale Portfolio

                            [ ] Months Ended
                                   [ ]                                        Year Ended December 31,
                          ----------------------   -------------------------------------------------------------------------------
                            200[ ]    [     ]        1999    1998     1997     1996     1995    1994     1993     1992     1991
                          ----------------------   -------------------------------------------------------------------------------

    Highest Month          [  ]%      [  ]%          60.5%    60.8%   57.7%    58.3%    59.1%    59.7%   54.7%    50.6%    49.0%
    ------------------------------------------------------------------------------------------------------------------------------
    Lowest Month           [  ]       [  ]           44.7     42.5    41.1     43.2     36.5     34.2    35.9     34.4     30.2
    ------------------------------------------------------------------------------------------------------------------------------
    Average of the Months
       in the Period       [  ]       [  ]           52.0     50.0    48.2     49.0     45.6     50.3    46.6     41.3     38.2
    ------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                Series Provisions
------------------------------------------------------------------------------

                                    General

      The trust will issue the Series [200_-_] certificates under the Pooling and Servicing Agreement and a Series Supplement relating to the Series [200_-_] certificates (the "Series Supplement"). Beneficial interests in Series [200_-_] certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount. The trustee will make available for inspection a copy of the Pooling and Servicing Agreement, without exhibits or schedules, on request. You should refer to the prospectus for additional information concerning the Series [200_-_] certificates and the Pooling and Servicing Agreement.

      In general terms, we allocate collections on the receivables first among each series. We then allocate the series collections between the investors in that series and the seller. We apply the investor's share of interest collections to pay the investors' share of the servicing fee and interest on the Series [200_-_] certificates and to cover the investors' share of losses on the principal receivables. If the investors' share of interest collections is not sufficient to cover those amounts, we will use the seller's share of collections, but only up to the available subordinated amount, to cover the shortfall. When it is time to distribute principal to investors or accumulate principal collections for that purpose, we will use the investors' share of principal collections. Under some circumstances, we may use collections allocated to another series, but which are not then needed by that series. For the most part, the trustee applies the collections pursuant to directions from the servicer.

      The preceding paragraph is a very simplified description of the primary allocation and use of collections on the receivables. The following description contains a precise description of the calculations of allocations and the manner, timing and priorities of the application of the collections. Many of the calculations are complex and are described in the definition of the terms used. The complex defined terms are needed in order to tell you the precise amount that will be available to make a specified payment. The Glossary of Principal Terms for the Prospectus Supplement at the end of this prospectus supplement contains many of these definitions. However, for convenience we often include the definition where its subject is being discussed.

                                   Interest

      Interest on the principal balance of the Series [200_-_] certificates will accrue at the Certificate Rate and will be payable to the Series [200_-_] certificateholders on each distribution date, commencing [ _______ ], 200[ ]. Interest payable on any distribution date will accrue from and including the preceding distribution date to but excluding that distribution date, or, in the case of the first distribution date, from and including the Series [200_-_ ]Issuance Date to but excluding the first distribution date. Each of those periods is an "Interest Period." Interest will be calculated on a basis of [the actual number of days in each Interest Period divided by [360] [other]] [a 360-day year of twelve 30-day months]. Interest due for any distribution date but not paid on that distribution date will be due on the next distribution date, together with interest on the amount at the Certificate Rate [calculated on the basis of [ ]], to the extent permitted by applicable law. We will make interest payments on the Series [200_-_] certificates generally out of Series [200_-_] Certificateholder Interest Collections, [any withdrawals from the Reserve Fund, [Excess Interest Collections, if any, allocated to Series [200_-_], ] and Investment Proceeds and, under some circumstances, Available Seller's Collections to the extent of the Available Subordinated Amount [and any withdrawals from the Yield Supplement Account] [describe other sources.]

      The Certificate Rate for each Interest Period will be determined on the [LIBOR Determination Date ] [Adjustment Date] preceding that Interest Period. The "Certificate Rate" will be [ %] [equal to [the lesser of (a)] the index] [LIBOR] [plus] [minimum] [times] [ ]% [and (b) [except with respect to [the Prefunded Period [other]] the [Assets Receivables Rate for the related distribution date].

      "Monthly Interest" for any distribution date means the amount of interest accrued in respect of the Series [200_-_] certificates in the Interest Period for that distribution date.

      ["LIBOR" with respect to any Interest Period will be established by the Calculation Agent and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to that Interest Period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service, or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If that rate appears on Telerate Page 3750, LIBOR will be that rate. "LIBOR Business Day" as used in this prospectus supplement means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two of the reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period. The "Calculation Agent" will be the trustee.

      [Describe Index and define Adjustment Date.]

      [If the Certificate Rate for a distribution date [other than a distribution date [with respect to the Prefunded Period] [other]] calculated on the basis of [the Index] [LIBOR] as described above is greater than the Assets Receivable Rate, then the Certificate Rate for that distribution date will be the Assets Receivables Rate.]

      [The "Assets Receivables Rate" for any Interest Period shall equal the product of

         (i)      the quotient obtained by dividing

                  (a)     360 by

                  (b)     the actual number of days elapsed in that period and

         (ii)     a percentage, expressed as a fraction,

o        the numerator of which is the sum of

                  (a) Certificateholder Interest Collections for the Collection Period immediately preceding the last day of that period, which for this purpose only is based on interest amounts billed to the dealers which are due during that Collection Period, less the Monthly Servicing Fee with respect to that immediately preceding Collection Period,

                  (b) the Investment Proceeds to be applied on the distribution date related to that period and

                  (c) Excess Interest Collections allocated to Series [2000_-_] with respect to that period] and

o        the denominator of which is the sum of

                  (a)     the product of

                          (x)      the Floating Allocation Percentage,

                          (y)      the Series Allocation Percentage and

                          (z) the average Pool Balance, after giving effect to any charge-offs, for that immediately preceding Collection Period,

                  (b) the principal balance on deposit in the Excess Funding Account on the first day of that period, after giving effect to all deposits to and withdrawals therefrom on that first day, and

                  (c) the principal balance on deposit in the Principal Funding Account on the first day of that period, after giving effect to all deposits to and withdrawals therefrom on that first day, [other].

      If the Certificate Rate for any distribution date is based on the Assets Receivables Rate, the Series [200_-_] will be entitled to receive the Carry-over Amount to the extent of available funds. The "Carry-over Amount" for a distribution date will be the sum of

          (i)  the excess of

               o the amount of interest on the Series [200_-_] certificates that would have accrued in respect of the related Interest Period had interest been calculated based on [LIBOR][the Index], over

               o the amount of interest on the Series [200_-_] certificates actually accrued in respect of that Interest Period based on the Assets Receivables Rate plus
         (ii) the unpaid portion of any excess from prior distribution dates, and interest accrued on that amount calculated on the basis of [LIBOR][the Index].

A Carry-over Amount will only be payable from amounts on deposit in the Yield Supplement Account and, if those amounts are depleted, to the extent funds are allocated and available for that purpose after making all required distributions and deposits with respect to the Series [200_-_] certificates, including payments with respect to principal [(including payments to the Excess Funding Account)], Monthly Interest, the Monthly Servicing Fee[, the Reserve Fund Deposit Amount] and the Investor Default Amount as described below under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account [Other Enhancement]". Also, any Carry-over Amount outstanding on the final distribution date, after making the distributions described in the preceding sentence, will be paid on the final distribution date from

           o amounts on deposit in the Reserve Fund that would otherwise be payable to the seller, and

           o Available Seller's Collections on deposit in the Collection Account that would otherwise be payable to the seller, as described under "Distributions from the Collection Account; [Reserve Fund]; Yield Supplement Account][Other Enhancement]".

The rating of the Series [200_-_] certificates does not address the likelihood of payment of any Carry-over Amount.]

                                   Principal

      We will not make principal payments to the Series [200_-_] certificateholders until the Series [200_-_] [Expected Payment Date] [Principal Commencement Date] or, upon the commencement of an Early Amortization Period that is not terminated as described in this prospectus supplement, until the first Special Payment Date. [However, even if an Early Amortization Event occurs, we will not make principal payments will be made to the Series [200_-_] certificateholders during the Prefunded Period.] On each distribution date with respect to the Revolving Period, collections of principal receivables allocable to the interest of the Series [200_-_] certificateholders in the Trust Assets (the "Series [200_-_] Certificateholders' Interest") that are not required to be deposited to the Excess Funding Account, subject to limitations, will either be

           o allocated to one or more series which are in amortization, early amortization or accumulation periods to cover principal payments due to the certificateholders of any of those series or which provides for excess funding accounts or similar arrangements or

           o if no series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the seller to maintain the Series [200_-_] Certificateholders' Interest or held as Unallocated Principal Collections.

See "Allocation Percentages -- Principal Collections for all Series" and "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account][; Other Enhancement] -- Principal Collections".

      The "Revolving Period" will be the period beginning at the close of business on the Series Cut-Off Date and terminating on the earlier of

           o the close of business on the day immediately preceding the Accumulation Period Commencement Date and

           o the close of business on the day an Early Amortization Period commences.

The Revolving Period, however, may recommence upon the termination of an Early Amortization Period. See "Early Amortization Events". During the Revolving Period, we will not use the Series [200_-_] certificateholders' share of principal collection to make principal payments on the Series [200_-_] certificates. Instead, we will use them to make principal distributions on other series or we will pay them to the seller.

      [Unless an Early Amortization Period [or Reinvestment Period] that is not terminated as described in this prospectus supplement shall have commenced, the Series [200_-_] certificates will have an Accumulation Period of one, two, three, four or five month(s) long as described in the following paragraph.

      On the [ _____ ] distribution date and each subsequent distribution date after that date that occurs prior to the Accumulation Period Commencement Date, the servicer shall calculate the Accumulation Period Length. The "Accumulation Period Length" will be calculated on each of those dates as the lesser of

           (i) the number of full Collection Periods between that distribution date and the Series [200_-_] Expected Payment Date and

           (ii) the product, rounded upwards to the nearest integer not greater than five, of

                  (a) one divided by the lowest Monthly Payment Rate on the receivables during the last [ ] months and

                  (b)      a fraction,

           o    the numerator of which is the sum of

                   (x) the Invested Amount as of that distribution date, after giving effect to all changes in the Invested Amount on that date, and

                   (y) the invested amounts of all other series [,excluding some series,] currently in their amortization or accumulation periods or expected to be in their amortization or accumulation periods by the Series [200_-_] Expected Payment Date and

           o the denominator of which is the sum of the Invested Amount and the invested amounts as of that distribution date, after giving effect to all changes in those amounts on that date, of all other outstanding series [,excluding some series,] which are expected to be outstanding on the Series [200_-_] Expected Payment Date.

      The "Accumulation Period Commencement Date" will be determined as follows:

                                            the Accumulation Period
                                                 Commencement Date
          if the Accumulation         will be the first day in the following
           Period Length is                     Collection Period:
 --------------------------------      ----------------------------------
    five Collection Periods                  [   ] Collection Period
    Four Collection Periods                  [   ] Collection Period
    Three Collection Periods                 [   ] Collection Period
    Two Collection Periods                   [   ] Collection Period
    one Collection Period                    [   ] Collection Period

However, if at any time after the [ _____________ ] distribution date, any other outstanding series [,excluding some series,] shall have entered into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of

           o the date that that outstanding series shall have entered into its early amortization period and

           o the Accumulation Period Commencement Date as previously determined.

See "Annex I-- Other Series of Investor Certificates"

      The calculation of the Accumulation Period Length will allow us to reduce the length of the Accumulation Period based on the invested amounts of other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate.

      Unless and until an Early Amortization Period [or Reinvestment Period] that is not terminated as described in this prospectus supplement shall have occurred and until the outstanding principal balance of the Series [200_-_] certificates is paid in full, on each distribution date with respect to the [Accumulation Period][Controlled Amortization Period], collections of principal receivables allocable to the Series [200_-_] Certificateholders' Interest plus other amounts comprising Monthly Principal will no longer be paid for the benefit of another series or to the seller. Instead, those collections up to the [Controlled Deposit Amount][Controlled Distribution Amount] for each of those distribution dates will be [deposited in the Principal Funding Account][distributed to the Series [200_-_] certificateholders]. [We will use the funds deposited in the Principal Funding Account and any amounts in the Excess Funding Account to pay the outstanding principal balance of the Series [200_-_] certificates on the Series [200_-_] Expected Payment Date. If on that date the total amount in the Principal Funding Account and the Excess Funding Account is less than the outstanding principal balance of the Series [200_-_] certificates, the Early Amortization Period will commence. On each subsequent distribution date the Series [200_-_] certificateholders will receive distributions of Monthly Principal and Monthly Interest until the outstanding principal balance of the Series [200_-_] certificates has been paid in full or the Termination Date has occurred. Even if the total amount in the Principal Funding Account Balance and the Excess Funding Account on the Series [200_-_] Expected Payment Date is insufficient to pay the outstanding principal balance of the Series [200_-_] certificates in full, we will distribute that amount to the Series [200_-_] certificateholders at that time.] [However, we will not make any payments of principal on the Series [200_-_] certificates during the Prefunded Period.]

                            Excess Funding Account

      Unless and until an Early Amortization Event [or Reinvestment Event] shall have occurred, we will keep the Excess Funded Amount in the Excess Funding Account established with the trustee. The Excess Funded Amount will initially equal the excess, if any, of the initial principal balance of the Series [200_-_] certificates, over the Initial Invested Amount. The trustee will invest funds on deposit in the Excess Funding Account at the direction of the servicer in Eligible Investments. Those investments must mature on or prior to the next distribution date.

      We will pay funds on deposit in the Excess Funding Account to the seller or allocate them to one or more series which are in amortization, early amortization or accumulation periods, but only to the extent of any increases in the Invested Amount as a result of the addition of receivables to the trust, a reduction in the Seller's Interest, or a reduction in the invested amount of any other series. We will deposit additional amounts in the Excess Funding Account on a distribution date to the extent that

      (i)  the sum of

           o the Series [200_-_] Certificateholders' Interest in Principal Receivables, determined for this purpose by reducing the interest by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor, and

           o the amount on deposit in the Excess Funding Account prior to the deposit on that distribution date is less than

     (ii) the outstanding principal balance of the Series [200_-_] certificates, but only to the extent that funds are available as described in this prospectus supplement.

If other series provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investment in the receivables, the allocation of additional receivables to increase the Invested Amount will be based on the proportion that the amount on deposit in the Excess Funding Account bears to the amounts on deposit in the excess funding accounts of all series providing for excess funding accounts or similar arrangements or to amounts otherwise similarly available. The deposit of amounts in the Excess Funding Account will be based on the proportion that the Adjusted Invested Amount bears to the adjusted invested amounts of all series providing for excess funding accounts or similar arrangements.

      On each distribution date, we will apply all investment income received on amounts in the Excess Funding Account during the related Collection Period as described in this prospectus supplement.

      On the ________ distribution date we will transfer any funds on deposit in the Excess Funding Account to the Principal Funding Account. No funds will be deposited in the Excess Funding Account during any Early Amortization Period. Also, we will not deposit any amounts into the Excess Funding Account with respect to any Collection Period following the _____________ Collection Period.]

                            Allocation Percentages

      Allocation between the Series [200_-_] Certificateholders and the Seller. We will allocate funds to the Series [200_-_] certificateholders on the basis of various percentages. Which percentage we use depends on whether the collections being allocated are interest collections, principal collections or other amounts and whether or not the collections are received in the Revolving Period.

      The servicer will allocate amounts initially allocated to Series [200_-_] as described under "Description of the certificates -- Allocation Percentages -- Allocations among Series" in the prospectus between the Series [200_-_] Certificateholders' Interest and the Seller's Interest for each Collection Period as follows:

           o Series Allocable Interest Collections and the Series Allocable Defaulted Amount will be allocated to Series [200_-_] certificateholders based on the Floating Allocation Percentage[. During any Early Amortization Period, however, Series Allocable Interest Collections will be allocated to the Series [200_-_] certificateholders based on the Principal Allocation Percentage];

           o during any period that is not the Accumulation Period or an Early Amortization Period (a "Nonprincipal Period"), Series Allocable Principal Collections will be allocated to Series [200_-_] certificateholders based on the Floating Allocation Percentage;

           o during the [Accumulation Period][Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period], Series Allocable Principal Collections will be allocated to Series [200_-_] certificateholders based on the [Principal Allocation Percentage][other]; and

           o Series Allocable Miscellaneous Payments will at all times be allocated to Series [200_-_] certificateholders.

      We will allocate to the seller all amounts that are not allocated to the Series [200_-_] certificateholders as described above.

      The Floating Allocation Percentage effects, in general, a pro rata allocation based on the Invested Amount, The "Floating Allocation Percentage" for any Collection Period will be [the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of

           o    the Pool Balance as of that last day and

           o the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated.

With respect to the first Collection Period, however, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount as of the Series Issuance Date and the denominator of which is the Series Allocation Percentage of the Pool Balance as of the Series Cut-Off Date][other].

      The Principal Allocation Percentage is, in general, based on the Invested Amount at the end of the Revolving Period. Consequently, even though we are distributing or accumulating principal collections for Series [200_-_] certificateholders, the numerator used for the calculation will not decline. The "Principal Allocation Percentage" for any Collection Period will be [the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period, if that last day has occurred or, if that last day has not occurred, as of the last day of the immediately preceding Collection Period and the denominator of which is the product of

           o    the Pool Balance as of that last day and

           o the Series Allocation Percentage for the Collection Period in respect of which the Principal Allocation Percentage is being calculated][other].

      The Invested Amount represents the amount of outstanding principal receivables allocable to the Series 200_-_ certificateholders. The Invested Amount may increase or decrease depending on principal collection deposited into or released from the Excess Funding Account, principal distributed to or accumulated for Series [200_-_] certificateholders and losses on the receivables and the reimbursement of those losses. The "Invested Amount" for any date will be [an amount equal to the Initial Invested Amount

           o minus the amount, without duplication, of principal payments, except for principal payments made from the Excess Funding Account, made to Series [200_-_] certificateholders or deposited to the Principal Funding Account in respect of the Series [200_-_] certificates prior to that date since the Series Issuance Date

           o    minus the excess, if any, of

                  (i) the aggregate amount of Investor Charge-Offs for all distribution dates preceding that date, over

                  (ii) the aggregate amount of any reimbursements of Investor Charge-Offs for all distribution dates preceding that date][other].

The "Initial Invested Amount" means [[the portion of the initial principal amount of the Series [200_-_] certificates which is invested in principal receivables on the Series Issuance Date, which is expected to equal $[ ], based on information as of the Series Cut-off Date,] during the Prefunded Period, zero and after that time [ _________ ]],

           o plus the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in principal receivables since the Series Issuance Date,

           o minus the amount of any additions to the Excess Funding Account in connection with a reduction in the principal receivables in the trust or an increase in the Subordination Factor since the Series Issuance Date.

      The Floating Allocation Percentage and the Principal Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional receivables added to the trust.

                     Principal Collections for All Series

      We will allocate principal collections allocated to the Series [200_-_] Certificateholders' Interest for any Collection Period first [to make required deposits to the Excess Funding Account during the Revolving Period], [to make required payments of principal [to the Principal Funding Account during the [Accumulation Period] [or Reinvestment Period] and] to the Series [200_-_] certificateholders during [the Controlled Amortization Period and] any Early Amortization Period] [describe other applications, if applicable]. See "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account; Other Enhancement -- Principal Collections". The servicer will determine the amount of Available Series [200_-_] Certificateholder Principal Collections for any Collection Period remaining after required payments, if any, and the amount of any similar excess for any other series ("Excess Principal Collections"). The servicer will allocate Excess Principal Collections to cover any principal distributions to certificateholders for any series entitled to them which are either scheduled or permitted and which have not been covered out of principal collections and other amounts allocated to those series ("Principal Shortfalls"). See "Maturity and Principal Payment Considerations". We will generally not use Excess Principal Collections to cover investor charge-offs for any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, we will allocate Excess Principal Collections [pro rata among the applicable series based on the relative amounts of Principal Shortfalls] [describe other method of applying, if applicable].

     Allocation of Collections; Limited Subordination of Seller's Interest

      On any date on which collections are deposited in the Collection Account, the servicer will distribute directly to the seller an amount equal to

           o the Excess Seller's Percentage for the related Collection Period of Series Allocable Interest Collections for that date and

           o the Excess Seller's Percentage for the related Collection Period of Series Allocable Principal Collections for that date.

However, the servicer will make this distribution only if the Seller's Participation Amount, determined after giving effect to any Principal Receivables transferred to the trust on that date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following that Determination Date.

      The Excess Seller's Percentage is an allocation percentage that reflects the seller's share of cancellations that will not be available as part of the Available Seller's Collections to cover losses and shortfalls allocable to the Series [200_-_] certificates.

      Also, during any Nonprincipal Period, subject to limitations, the servicer will distribute directly to the seller on each date of deposit an amount equal to the Available Seller's Principal Collections for that date. However, the servicer will make this distribution only if the Seller's Participation Amount, determined after giving effect to any principal receivables transferred to the trust on that date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following that Determination Date. [describe exceptions, if any]

      The Available Seller's Principal Collections is the seller's share of principal collections that are part of the Available Seller's Collections, which are generally available to cover losses and shortfalls allocable to the Series [200_-_] certificates. The Available Seller's Interest Collections is also part of the Available Seller's Collections. The allocation percentage used to determine each of these amounts is the percentage equal to the Seller's Percentage minus the Excess Seller's Percentage. The Seller's Percentage is the allocation percentage used to determine the seller's entire share of collections. It will vary depending on whether interest collections, principal collections or defaulted receivables are being allocated and whether the allocation occurs during the Revolving Period. The "Seller's Percentage" means 100% minus

           o the Floating Allocation Percentage, when used with respect to interest collections [, except during any Early Amortization Period], Defaulted Receivables and principal collections during any Nonprincipal Period, and

           o the [Principal Allocation Percentage][other], when used with respect to [interest collections during any Early Amortization Period and] principal collections during the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period].

      The "Seller's Participation Amount" for any date means an amount equal to the Pool Balance on that date minus the aggregate invested amounts for all outstanding series on that date.

                               Deficiency Amount

      [On each Determination Date [with respect to a distribution date that occurs on or prior to the Fully Reinvested Date [or any distribution date after that date during the Revolving Period, if the Revolving Period has recommenced]], the servicer will determine any shortfall in amounts payable to or for the account of the Series [200_-_] certificatesholders and losses on the receivables that are allocable to the Series [200_-_] certificates. This shortfall and loss amount is the "Deficiency Amount". It is calculated as the amount, if any, by which

           (i)  the sum of

           o    Monthly Interest for the following distribution date,

           o Monthly Interest accrued but not paid with respect to prior distribution dates, and interest on that Monthly Interest,

           o    the Monthly Servicing Fee for that distribution date,

           o    the Investor Default Amount for that distribution date,

           o the amount of any Adjustment Payment allocated to the Series [200_-_] certificates for that distribution date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement and

           o if that distribution date is the final distribution date, any Carry-over Amount on that distribution date that will not be satisfied on that date by the application of amounts on deposit in the Yield Supplement Account as described under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account; Other Enhancement -- Yield Supplement Account", exceeds

           (ii) the sum of

           [o] Certificateholder Interest Collections and Investment Proceeds for that distribution date,

           [o Excess Interest collections allocated to Series [200_-_] with respect to that distribution date] [and

                   o the amount of funds in the Reserve Fund on that Determination Date available to fund any portion of the Deficiency Amount as described under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] -- Interest Collections"].

The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Draw Amount".] [Include other sources of funds and applications of the Draw Amount, as appropriate.]1 We will use Available Seller's Collections, up to the Draw Amount, to cover the shortfalls and losses represented by the Deficiency Amount.

                         Available Subordinated Amount

      The amount of seller's collections available to cover any Deficiency Amount is limited to Available Seller's Collections, which is in turn determined by the Available Subordinated Amount. Under certain circumstances, the seller may, but is not obligated to, increase the Available Subordinated Amount by the Incremental Subordinated Amount. The formulas for determining these amounts are set forth below.

      The "Available Subordinated Amount" for a Determination Date is equal to

           (i)  the lesser of

                (a) the Available Subordinated Amount for the preceding Determination Date, minus, with limitations, the Draw Amount for that preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount,] plus the excess, if any, of the Required Subordinated Amount for that Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date due to an increase in the Subordination Factor, plus the amount of Excess Servicing available to be paid to the seller as described under "Distributions from the Collection Account[; Reserve Fund;] [Yield Supplement Account][; Other Enhancement]-- Excess Servicing", and

                (b) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount,

         [minus (ii) in the case of clause (i)(a), the Incremental Subordinated Amount for that preceding Determination Date,]

         [plus (iii) the Incremental Subordinated Amount for the current Determination Date,]

         [plus (iv) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding distribution date and paid to the seller or allocated to one or more series.]

However, from and after the commencement of the [Accumulation Period][Controlled Amortization Period] until the [Series 200_-_] certificates are paid in full and from and after the commencement of any Early Amortization Period that is not terminated as described in this prospectus supplement until the payment in full of the [Series 200_-_] certificates, we will calculate the Available Subordinated Amount on the basis of the Invested Amount as of the close of business on the day preceding the [Accumulation Period] [Controlled Amortization Period] or Early Amortization Period, as applicable. [Also, from and after the commencement of any Reinvestment Period that is not terminated until the earliest of

           o the commencement of any Early Amortization Period that is not terminated as described in this prospectus supplement,

           o    the payment in full of the [Series 200_-_] certificates and

           o    the Fully Reinvested Date,

we will calculate the Available Subordinated Amount on the basis of the Invested Amount as of the close of business on the day preceding that Reinvestment Period [less [describe permitted reductions]. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount.

      The "Required Subordinated Amount" is, as of any date of determination,
[the sum of          ]

           o the product of the initial Subordinated Percentage[, as adjusted from time to time as described in this prospectus supplement other than as a result of an increase in the Subordinated Percentage at the option of the seller,] and the Invested Amount [and

           o    the Incremental Subordinated Amount.]

Assuming that the Initial Invested Amount of the [Series 200_-_] certificates is equal to the initial principal amount of the [Series 200_-_] certificates, the Required Subordinated Amount would initially be $[ ].

      The "Incremental Subordinated Amount" on any Determination Date will equal the result obtained by multiplying

         (i) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for that Determination Date, calculated without adding the Incremental Subordinated Amount for that Determination Date as described in the third clause in the definition of "Available Subordinated Amount" above, and the denominator of which is the Pool Balance on that last day by

         (ii)     the excess, if any, of

                   (a) the sum of the Overconcentration Amount, the Installment Balance Amount and the aggregate amount of Ineligible Receivables on that Determination Date over

                   (b) the aggregate amount of Ineligible Receivables, receivables in Accounts containing Dealer Overconcentrations and receivables in Installment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the trust, unless insolvency events relating to the seller or [CFC][DCFS] have occurred, as further described in the Pooling and Servicing Agreement.

      The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor. The "Subordination Factor" will [initially] be [ ]% [, but will be subject to increase to [ ]% in the event that the rating of [CFC][DCFS]'s long-term unsecured debt is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's, unless the seller receives written confirmation from Standard & Poor's that the failure to so increase the Subordination Factor would not result in Standard & Poor's lowering or withdrawing its rating of the [Series 200_-_] certificates. The seller may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of the increases does not exceed the lesser of (i) $[ _______________________ ] or (ii) [ ]% of the Invested
Amount. The seller is not under any obligation to increase the Available Subordinated Amount at any time, except as described in this prospectus supplement. If [the sum of] the Available Subordinated Amount [and the Incremental Subordinated Amount] were reduced to less than the Required Subordinated Amount [and the Incremental Subordinated Amount], a [Reinvestment Event] [Early Amortization Event] would occur. The seller could elect to increase the Available Subordinated Amount at the time the [Reinvestment Event] [Early Amortization Event] would otherwise occur, thus preventing or delaying the occurrence of the [Reinvestment Event] [Early Amortization Event] [Describe partial Reinvestment Periods resulting from a failure to meet the test described above, if applicable.].

      [Negative Carry Subordinated Amount. We will set aside funds to mitigate the decrease in interest collections that arises when principal collections are deposited in an account and invested in Eligible Investments rather than reinvested in receivables. In the event of the occurrence of [a Reinvestment Event,] [an Early Amortization Event] [or the commencement of the Accumulation Period] [or the commencement of the Controlled Amortization Period], Interest Collections and Principal Collections otherwise distributed to the seller in respect of the Excess Seller's Percentage will be deposited to the Reserve Fund [and other] until the aggregate amount of the deposits made for that purpose is $________. We will not replenish any of those funds that are deposited for that purpose and are later withdrawn from the Reserve Fund.

      [Describe other subordination of the Seller's Interest, if applicable.]

           Distributions from the Collection Account[; Reserve Fund]
               [; Yield Supplement Account][; Other Enhancement]

      Interest Collections. On each distribution date [with respect to a Collection Period that ends prior to the Fully Invested Date [and each Collection Period after the Fully Invested Date during the Revolving Period]], the trustee will apply Series [200_-_] Certificateholder Interest Collections and Investment Proceeds, if any, [Excess Interest Collections allocated to Series [200_-_] [other amounts] in respect of the related Collection Period to make the following distributions in the following priority:

          [o first, the trustee will [deposit into the Interest Funding Account] [distribute to the Series [200_-_] certificateholders] an amount equal to Monthly Interest for that distribution date, plus the amount of any Monthly Interest previously due but not [deposited to the Interest Funding Account or] distributed on a prior distribution date, plus, but only to the extent permitted under applicable law, interest at the Certificate Rate on Monthly Interest previously due but not [deposited or] distributed;

          [o second, [describe application, if any, to cover interest or other shortfalls with respect to related series;]

           o third, the trustee will distribute to the servicer an amount equal to the Monthly Servicing Fee for that distribution date, unless that amount has been netted against deposits to the Collection Account as described in the prospectus under "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account" or waived by the servicer;

          [o fourth, the trustee will deposit into the Reserve Fund an amount equal to the Reserve Fund Deposit Amount, if any, for that distribution date shall be deposited in the Reserve Fund;]

           o fifth, an amount equal to the Investor Default Amount, if any, for that distribution date shall be treated as a portion of Available Series [200_-_] Certificateholder Principal Collections for that distribution date;

          [o sixth, the trustee will distribute to the Series [200_-_] certificateholders an amount equal to any outstanding Carry-over Amount, after giving effect to any withdrawals from the Yield Supplement Account;]

          [o seventh, the trustee will deposit into the Yield Supplement Account an amount equal to the Yield Supplement Account Deposit Amount, if any, for that distribution date;]

          [o   eighth, describe other applications, if any]; and

           o   ninth, the balance shall constitute Excess Servicing].

      [Describe application of Interest Collections, Investment Proceeds and other amounts allocated to related series to cover distributions under the first clause above, if applicable.]

      [If, during the Prefunded Period, the Investment Proceeds [describe other funds] are not sufficient to make the entire distributions required by the first clause above, the trustee shall withdraw funds from the Yield Supplement Account and apply the funds to complete the distributions under that clause.]

      [If [Series 200_-_] Certificateholder Interest Collections and Investment Proceeds [Excess Interest Collections allocated to Series [200_-_] [describe other funds] are not sufficient to make the entire distributions required by the first, second, third and fifth clauses above and, in the case of the final payment date only, the sixth clause above, the trustee [after applying amounts on deposit in the Yield Supplement Account and [describe other funds]] shall withdraw funds from the Reserve Fund and apply those funds to complete the distributions under those clauses. In the case of the sixth clause above, the withdrawal will be limited to amounts that would otherwise be distributable to the seller. During any Early Amortization Period [or Reinvestment Period], however, the trustee will not apply funds in the Reserve Fund to make distributions required by the fifth clause above to the extent that, after giving effect to the application, the amount on deposit in the Reserve Fund would be be less than $[ _________________ ].]

      If there is a Draw Amount for the distribution date and the distribution date is not the final payment date, the trustee shall apply the amount of Available Seller's Collections for the related Collection Period on deposit in the Collection Account on that distribution date, but only up to the Draw Amount, to make the distributions required by the first, second, third and fifth clauses above [that have not been made through the application of funds from the Reserve Fund [or the Yield Supplement Account] [or describe other funds] as described in the preceding paragraph.] If there is a Draw Amount for that distribution date and that distribution date is the final distribution date, the trustee shall apply the amount of Available Seller's Collections for the related Collection Period on deposit in the Collection Account on that distribution date, but only up to the Draw Amount, to make the distributions required by the first, second, third, fifth and sixth clauses above that have not been made through the application of funds from the Reserve Fund [or the Yield Supplement Account] [or described other funds] as described in the preceding paragraph.] Additionally, the trustee will apply Available Seller's Collections to any unpaid Adjustment Payments. The Available Subordinated Amount will be reduced by the amount of Available Seller's Collections so applied. If the Draw Amount exceeds the Available Seller's Collections, the Available Subordinated Amount will be reduced by the amount of the excess, but not by more than the sum of the Investor Default Amount and the portion of Adjustment Payments not paid by the seller, in order to maintain the Invested Amount, but not by more than the Investor Default Amount for the distribution date.

      "[Series 200_-_] Certificateholder Interest Collections" for any distribution date will be the portion of Series Allocable Interest Collections for the related Collection Period allocated to the [Series 200_-_] Certificateholders' Interest as described under "Allocation Percentages -- Allocation Between the [Series 200_-_] Certificateholders and the Seller".

      "Investment Proceeds" for any distribution date will be an amount equal to the sum of investment earnings for the preceding Collection Period from:

          [o   funds held in the Reserve Fund;]

          [o the Series Allocation Percentage of funds held in the Collection Account;]

          [o   funds held in the Excess Funding Account;]

          [o   funds held in the Yield Supplement Account;]

          [o   funds held in the Principal Funding Account;]

          [o   funds held in the Prefunding Account;]

          [o   funds held in the Interest Funding Account;]

          [o   funds held in [other accounts].]

      [Investment Proceeds. On each distribution date with respect to a Collection Period that ends after the Fully Reinvested Date [other than any of those Collection Periods during the Revolving Period], the trustee will apply Investment Proceeds [Excess Interest Collections allocated to Series [200_-_]] [describe other funds], in respect of the related Collection Period to make the following distributions in the following priority:

          o first, an amount equal to Monthly Interest for that distribution date, plus, the amount of any Monthly Interest previously due but not [deposited in the Interest Funding Account or] distributed on a prior distribution date, plus, but only to the extent permitted under applicable law, interest at the Certificate Rate plus [ ]% on Monthly Interest previously due but not [deposited or] distributed, shall be [deposited to the Interest Funding Account] [distributed to Series [200_-_] certificateholders;

          [o second, describe other applications, including, if applicable, to cover interest or other shortfalls with respect to related series; and]

          o    third, the balance shall be distributed to the seller.]

      [Describe application of Interest Collections, Investment Proceeds and other amounts allocated to related Series to cover distributions under the first clause above, if applicable.]

      [If, on any distribution date, Investment Proceeds [Excess Interest Collections allocated to Series [200_-_]] [describe other funds] are not sufficient to make the entire distribution required in clause first above [after applying [describe other funds]], the trustee shall withdraw funds from the Reserve Fund and apply those funds to complete the distribution under that clause.]

      [Reserve Fund. The "Reserve Fund" will be an Eligible Deposit Account established and maintained in the name of the trustee for the benefit of the [Series 200_-_] certificateholders. On the Series Issuance Date, the seller will deposit $[ _____________________ ] ([ ________ ]% of the principal balance of the Series [200_-_] certificates) into the Reserve Fund. We will deposit certain collections into the Reserve Fund in an effort to keep the Reserve Fund Required Amount in the Reserve Fund. The "Reserve Fund Required Amount" for any distribution date will equal [ ]% of the outstanding principal balance of the [Series 200_-_] certificates for that distribution date, after giving effect to any change in that balance on that distribution date. [Describe any increases in the Reserve Fund Required Amount.] Funds in the Reserve Fund will be invested in Eligible Investments that will mature on or prior to the next distribution date. On each Determination Date, the servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund as set forth under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] [Other Enhancement]". After the earlier of the payment in full of the outstanding principal balance of the [Series 200_-_] certificates and the Termination Date, any funds remaining on deposit in the Reserve Fund will be paid to the seller. [Describe other applications, if any.]

      If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "Interest Collections", the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next distribution date, the trustee shall deposit any remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to that Reserve Fund Required Amount.

      If, for any distribution date with respect to an Early Amortization Period [or Reinvestment Period], after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for that distribution date, the trustee shall deposit the remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to that Excess Reserve Fund Required Amount.

      [Yield Supplement Account. The "Yield Supplement Account" will be an Eligible Deposit Account established and maintained in the name of the trustee for the benefit of the Series [200_-_] certificateholders. On the Series Issuance Date, the seller will deposit $[ ] ([ ]% of the principal balance of the Series [200_-_] certificates) into the Yield Supplement Account. We will apply funds in the Yield Supplement Account toward the payment of the shortfalls interest distributions to Series [200_-_] certificateholders] described in the following paragraph. After the Series Issuance Date, we will fund the Yield Supplement Account as described under "Interest Collections" above.

      [On any distribution date with respect to the Prefunded Period on which Investment Proceeds [describe other funds] are insufficient to make the entire distributions required by the first clause] under "Interest Collections" above, the trustee will apply the amount on deposit in the Yield Supplement Account on that distribution date toward payment of that insufficiency.] [On any distribution date on which there is a Carry-over Amount, the trustee will apply the amount on deposit in the Yield Supplement Account on that distribution date toward payment of that Carry-over Amount to satisfy that Carry-over Amount.] [Describe other applications, e.g., to pay Monthly Interest [other than during a Prefunded Period].] Funds in the Yield Supplement Account will be invested [in Eligible Investments that mature on or prior to the next distribution date] [at the direction of the servicer in any investments consisting of financial assets that by their terms convert to cash within a finite period of time]. On each Determination Date, the servicer will apply any investment earnings, net of losses and investment expenses, with respect to the Yield Supplement Account as set forth under "Distributions from the Collection Account; [Reserve Fund;] Yield Supplement Account; Other Enhancement". After the earlier of the payment in full of the outstanding principal balance of the Series [200_-_] certificates and the Termination Date, any funds remaining on deposit in the Yield Supplement Account will be paid to the seller. [Describe other applications.]]

      Excess Servicing. On each distribution date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any Collection Period that ends after the Fully Reinvested Date during the Revolving Period]], the servicer will allocate Excess Servicing with respect to the Collection Period immediately preceding that distribution date, in the following priority:

          o [first, we will allocate an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed, after giving effect to the allocation on that distribution date of Series Allocable Miscellaneous Payments with respect to that distribution date, in the same manner as we allocate Available [Series 200_-_] Certificateholder Principal Collections for that distribution date;

          o second, the trustee will pay to the servicer an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "Description of the certificates -- Servicing Compensation and Payment of Expenses" in the prospectus;

         [o    third, describe other applications; and]

          o fourth, the balance, if any, shall increase the Available Subordinated Amount as described in the definition of "Available Subordinated Amount" and be distributed to the seller.]

                             Principal Collections

      On each distribution date [with respect to a Collection Period that ends prior to the Fully Reinvested Date [or any Collection Period that ends after the Reinvested Date during the Revolving Period]], the servicer will allocate Available [Series 200_-_] Certificateholder Principal Collections as follows:

          o for each distribution date with respect to any Nonprincipal Period, the servicer will allocate all Available Series [200_-_] Certificateholder Principal Collections

                (i) [first, to make a deposit to the Excess Funding Account if the sum of

                        (a) the [Series 200_-_] Certificateholders' Interest in Principal Receivables, determined for this purpose by reducing that interest by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor, and

                        (b) the amount on deposit in the Excess Funding Account prior to the allocation on that distribution date is less than the outstanding principal balance of the [Series 200_-_] certificates and

                (ii) second] to Excess Principal Collections as described under "Allocation Percentages-- Principal Collections for all Series"; and

          o for each distribution date with respect to the [Accumulation Period][Controlled Amortization Period], all Available [Series 200_-_] Certificateholder Principal Collections the servicer will allocate:

                (i) first, an amount equal to Monthly Principal for that distribution date will be deposited to the Principal Funding Account; and

                (ii) second, the balance, if any, will be allocated to Excess Principal Collections; and

          o for each distribution date with respect to any Early Amortization Period, the trustee will distribute an amount equal to the Monthly Principal to the [Series 200_-_] certificateholders.

      [If the Invested Amount is greater than zero on the Termination Date, any funds remaining in the Reserve Fund, after the application of funds in the Reserve Fund as described above under "Interest Collections", will be treated as a portion of Available [Series 200_-_] Certificateholder Principal Collections for the distribution date occurring on the Termination Date.]

      Monthly Principal is the amount of principal that we will distribute to or accumulate for the Series [200_-_] certificateholders. The "Monthly Principal" with respect to any distribution date relating to the [Accumulation Period][Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period] will equal Available [Series 200_-_] Certificateholder Principal Collections for that distribution date. For each distribution date, however, [with respect to the Controlled Amortization Period, Monthly Principal will not exceed the Controlled Deposit Amount]. Also, Monthly Principal will not exceed the Invested Amount.

      [During the Controlled Accumulation Period, we intend to accumulate each month a fixed amount equal to the Controlled Accumulation Amount, which is equal to the Invested Amount as of the ________ distribution date, after giving effect to any changes in the Invested Account on that date, divided by the Accumulation Period Length. Because there may be funds in the Excess Funding Account and the amount of principal collection may fluctuate, we intend to accumulate the Controlled Deposit Amount in each distribution date in the Controlled Accumulation Period. The "Controlled Deposit Amount" for a distribution date will be the excess, if any, of

           (i)  [the sum of

                (a) ] the product of the Controlled Accumulation Amount and the number of distribution dates from and including the first distribution date with respect to the Accumulation Period through and including that distribution date, but not in excess of the Accumulation Period Length, [and

                (b) the amount on deposit in the Excess Funding Account as of the [____________________] distribution date, after giving effect to any withdrawals from or deposits to that account on that date, other than the transfer to the Principal Funding Account of amounts on deposit in the Excess Funding Account on that date,]

          (ii) over the sum of amounts on deposit in the [Excess Funding Account and] the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to those accounts on that distribution date.]

                       Required Participation Percentage

      As described under "Description of the Certificates--Addition of Accounts" in the prospectus, the seller will be required to add the receivables of Additional Accounts if the Pool Balance at the end of a Collection Period is less than the Required Participation Amount for the following distribution date. The calculation of the Required Participation Amount is a function of the Required Participation Percentage. The "Required Participation Percentage" for [Series 200_-_] is [ ]%. However, if the aggregate amount of principal receivables due from any dealer or group of affiliated dealers at the close of business on the last day of any Collection Period with respect to which that determination is being made is greater than [ ]% of the Pool Balance on that last day, the Required Participation Percentage, as of that last day and with respect to that Collection Period and the immediately following Collection Period only, will be [ ]%. Furthermore, the seller may, upon ten days' prior notice to the trustee, the Rating Agencies and any Enhancement provider, reduce the Required Participation Percentage to not less than 100%, so long as the Rating Agencies shall not have notified the seller or the servicer that any reduction will result in a reduction or withdrawal of the rating of the [Series 200_-_] certificates or any other outstanding series or class of certificates.

                          [Principal Funding Account

      The servicer will establish and maintain in the name of the trustee an Eligible Deposit Account for the benefit of the Series [200_-_] certificateholders (the "Principal Funding Account"). On each distribution date with respect to the [Accumulation Period] [or any Reinvestment Period], we will deposit Monthly Principal in the Principal Funding Account as provided above under "Principal Collections". If an Early Amortization Period [that is not terminated as described in this prospectus supplement] commences during the [Accumulation Period] [or any Reinvestment Period], we will distribute the Principal Funding Account Balance shall be paid to the Series [200_-_] certificateholders on the first distribution date after the Collection Period in which the Early Amortization Period begins.

      The trustee will invest all amounts on deposit in the Principal Funding Account on any distribution date, after giving effect to distributions to be made on that distribution date (the "Principal Funding Account Balance"), from the date of their deposit to on or prior to the Series [200_-_] Expected Payment Date at the direction of the servicer in Eligible Investments that will mature on or prior to the following distribution date. The servicer may select an appropriate agent as representative of the servicer for the purpose of designating those investments. On each distribution date, the trustee will apply the interest and other investment income on the Principal Funding Account Balance as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account]; Other Enhancement]".]

                              [Prefunding Account

      The servicer will establish and maintain in the name of the trustee, on behalf of the trust, an Eligible Deposit Account for the benefit of the Series [200_-_] certificateholders (the "Prefunding Account"). On the Series Issuance Date the seller will deposit an amount equal to the initial principal amount of the Series [200_-_] certificates in the Prefunding Account. As funds are accumulated in the Principal Funding Account for the Paired Series or distributed to holders of certificates of those series, the trustee will distribute an equal amount of funds on deposit in the Prefunding Account to the seller.

      The trustee will invest all amounts on deposit in the Prefunding Account on any distribution date, after giving effect to distributions to be made on that distribution date (the "Prefunding Account Balance"), from the date of their deposit at the direction of the servicer in Eligible Investments that will mature on or prior to the following distribution date. The servicer may select an appropriate agent as representative of the servicer for the purpose of designating those investments. On each distribution date, the trustee will apply the interest and other investment income on the Prefunding Account Balance as provided above under "Distributions from the Collection Account[; Reserve Fund][; Yield Supplement Account][; Other Enhancement]".]

      [Describe other Series [200_-_] accounts, if applicable.]

                              [Other Enhancement]

      [Describe any other Enhancement]

                                 Distributions

      The trust will make payments to Series [200_-_] certificateholders from the Collection Account, [the Reserve Fund,] [the Principal Funding Account,] [the Interest Funding Account,] [the Yield Supplement Account,] [other] and [the Excess Funding Account].

          o The trustee will apply funds on deposit in the Collection Account, [the Reserve Fund,] [the Interest Funding Account,] [the Yield Supplement Account,] [other] to make the following distributions at the following times:

               o on each [distribution date] [interest payment date or Special Payment Date] all amounts on deposit in the Collection Account, [the Reserve Fund,] [the Interest Funding Account,] [the Yield Supplement Account] [other] as are payable to the Series [200_-_] certificateholders with respect to accrued interest will be distributed to the Series [200_-_] certificateholders.

          o The trustee will apply the funds on deposit in the [Collection Account,] [the Principal Funding Account,] [other] and [the Excess Funding Account], to make, without duplication, the following distributions at the following times:

               [o on each distribution date during the Controlled Amortization Period the trustee will distribute to the Series [200_-_] certificateholders all amounts on deposit in the Collection Account [and the Excess Funding Account] [other] as are payable to the Series [200_-_] certificateholders with respect to principal; and]

               [o on the Series [200_-_] Expected Payment Date, the trustee will distribute to the Series [200_-_] certificateholders the Principal Funding Account Balance, [the amount on deposit in the Excess Funding Account] [and all amounts on deposit in the Collection Account [other] as are payable to Series [200_-_] certificateholders with respect to principal up to a maximum amount on that date equal to the excess of the outstanding principal amount of the Series [200_-_] certificates over unreimbursed Investor Charge-Offs, each on that date].

               [o on each Special Payment Date, the Principal Funding Account Balance, the trustee will distribute to the Series [200_-_] certificateholders [the amount on deposit in the Excess Funding Account] [and all amounts on deposit in the Collection Account][other] as are payable to Series [200_-_] certificateholders with respect to principal up to a maximum amount on that date equal to the excess of the outstanding principal amount of the Series [200_-_] certificates over unreimbursed Investor Charge-Offs, each on that date.]

               [o On each distribution date on which there is an unpaid Carry-over Amount, the trustee will distribute to the Series [200_-_] certificateholders that Carry-over Amount to the extent funds are available therefor first from amounts on deposit in the Yield Supplement Account and second to the extent funds are available for that purpose after making all required distributions and deposits with respect to the Series [200_-_] certificates as provided above under "Distributions from the Collection Account [; Reserve Fund;] [Yield Supplement Account][; Other Enhancement] -- Interest Collections".];

               [o If, on the finals distribution date, there is any Carry-over Amount, after giving effect to any distributions on that date under the first through third clauses above, the trustee shall distribute to the Series [2000-A] certificateholders

                    o amounts on deposit in the Reserve Fund, to the extent those amounts would otherwise be distributed to the seller, and

                    o Available Seller's Collections on deposit in the Collection Account, to the extent those amounts would otherwise be distributed to the seller, which are available to satisfy the Carry-over Amount on the final distribution date, as described above under "Distributions from the Collection Account; [Reserve Fund][; Yield Supplement Account][; Other Enhancement] -- Interest Collections".

      We will make the distributions to the Series [200_-_] certificateholders of record at the close of business on the day immediately preceding the related distribution date (each of those days a "Record Date"), except that the final distribution with respect to any Series [200_-_] Certificate will be made only upon surrender of that Series [2000-__] Certificate.

                              Optional Repurchase

      The Series [200_-_] Certificateholders' Interest will be subject to optional repurchase by the servicer on any distribution date after the Invested Amount becomes less than or equal to $[ ___________ ], which is [ ]% of the initial outstanding principal amount of the Series [200_-_] certificates. The purchase price will equal the sum of

           o the Invested Amount of the Series [200_-_] certificates on the Determination Date preceding the distribution date on which the purchase is scheduled to be made,

           o accrued and unpaid interest on the Series [200_-_] certificates at the Certificate Rate, together with interest on overdue interest, [and

           o any outstanding Carry-Over Amount with respect to the Series [200_-_] certificates.]

                             Investor Charge-Offs

      Investor Default Amounts are losses incurred in the receivables during a Collection Period that are allocable to the Series [200_-_] certificateholders. We intend to cover Investor Default Amounts as described under "Interest Collections" under "Distribution's from the Collection Account [; Reserve Fund] [; Yield Supplement Account] [; Other Enhancement]". If we are unable to do so, Investor Charge-offs may occur.

      If the Available Subordinated Amount is reduced to zero and on any distribution date the Deficiency Amount is greater than zero, the outstanding principal balance of the Series [200_-_] certificates will be reduced by the Deficiency Amount, but not by more than the Investor Default Amount for that distribution date. Such reduction is an "Investor Charge-Off". Any reduction in the outstanding principal balance of the Series [200_-_] certificates will have the effect of slowing or reducing the return of principal to the holders of Series [200_-_] certificates. If the outstanding principal balance of the Series [200_-_] certificates has been reduced by any Investor Charge-Offs, it will be increased on any distribution date, but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs, by the sum of

           o Series Allocable Miscellaneous Payments for that distribution date and

           o the amount of Excess Servicing allocated and available for that purpose as described above.

                             [Reinvestment Events

      We describe what happens upon the occurrence of a Reinvestment Event under "Description of the Certificates--Reinvestment Events and Early Amortization Events" in the prospectus.

      The Reinvestment Events with respect to the Series [200_-_] certificates are the following:

          [1. failure on the part of DCWR, the servicer or CFC, as applicable,

           o to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date that payment or deposit is required to be made;

           o to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement, or within the applicable grace period which will not exceed five business days;

           o to comply with its covenant not to create any lien on a Receivable; or

           o to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of that failure;

           2. any representation or warranty made by the RPA seller in the Receivables Purchase Agreement or by DCWR in the Pooling and Servicing Agreement or any information required to be given by DCWR to the trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the certificateholders are materially and adversely affected. A Reinvestment Event, however, shall not be deemed to occur if DCWR has repurchased the related receivables or all of the receivables, if applicable, during that period in accordance with the provisions of the Pooling and Servicing Agreement;

           3. the occurrence of events of bankruptcy, insolvency or receivership relating to any of [CFC][DCFS] or DaimlerChrysler;

           4. a failure by DCWR to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey the receivables under the Pooling and Servicing Agreement;

           5. on any Determination Date, the Available Subordinated Amount for the next distribution date will be reduced to an amount less than the Required Subordinated Amount on that Determination Date after giving effect to the distributions to be made on the next distribution date;

           6. any Service Default with respect to the Series [200_-_] certificates occurs;

           7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on that last day;

           8. on any Determination Date, the average of the Monthly Payment Rates for the two preceding Collection Periods, is less than
                [      ]%;

           9. the delivery by the seller to the trustee, of a notice stating that the seller will no longer continue to sell receivables to the trust commencing on [ ] or any yearly anniversary of that date; provided, however, that the seller shall have delivered to the trustee an opinion of counsel to the effect that, following the discontinuation of sales of receivables, the trust shall not become an investment company within the meaning of the Investment Company Act of 1940, as amended;

           10. on any Determination Date, the quotient expressed as a percentage and obtained by dividing

                  (i)   the sum of

                        (a) the amount on deposit in the Yield Supplement Account on the next distribution date, after giving effect to the distribution to be made on that distribution date, and

                        (b) the amount on deposit in the Yield Supplement Account on the immediately preceding distribution date, after giving effect to the distributions made on that distribution date, by

                  (ii)   the sum of

                        (a) the outstanding principal balance of the Series [200_-_] certificates on the next distribution date, after giving effect to all distributions and payments to be made on that distribution date, and

                        (b) the outstanding principal balance of the Series [200_-_] certificates on the immediately preceding distribution date, after giving effect to all distributions and payments made on that distribution date,

                        is less than [      ]%;

           11. interest at the Certificate Rate is not paid on the Series [200_-_] Certificate on any interest payment date;

           12. any Carry-over Amount is outstanding on six consecutive distribution dates; and

           13.  [other].]2


      [In the case of any event described in the clause [1, 2 or 6] above, a Reinvestment Event with respect to Series [200_-_] will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the trustee or Series [200_-_] certificateholders holding Series [200_-_] certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [200_-_] certificates by written notice to the seller and the servicer, and the trustee, if given by certificateholders, declare that a Reinvestment Event has occurred as of the date of that notice. In the case of any event described in clause [3, 4, 5, 7, 8, 9, 10, 11, 12 or 13] above, a Reinvestment Event with respect to Series [200_-_] will be deemed to have occurred without any notice or other action on the part of the trustee or the Series [200_-_] certificateholders immediately upon the occurrence of that event.]

      [Under limited circumstances, a Reinvestment Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If a Reinvestment Period results from the failure by DCWR to convey receivables in Additional Accounts to the trust, as described in clause 4 above, during the Revolving Period and no other Reinvestment Period or Early Amortization Period [that has not been terminated as described in this prospectus supplement] has commenced, the Reinvestment Period resulting from that failure will terminate and the Revolving Period will recommence. However, it will not recommence if the scheduled termination date of the Revolving Period has occurred, as of the end of the first Collection Period during which the seller would no longer be required to convey receivables to the trust. The seller may no longer be required to convey receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [200_-_] certificates and the certificates of other outstanding series during the Reinvestment Period or as a result of the subsequent addition of receivables to the trust. However, if any Reinvestment Event occurs, the Revolving Period will recommence following the receipt of

     o written confirmation by each Rating Agency, other than Moody's, that its rating of the Series [200_-_] certificates will not be withdrawn or lowered as a result of that recommencement and

     o the consent of Series [200_-_] certificateholders holding Series [200_-_] certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [200_-_] certificates to that recommencement, provided that no other Reinvestment Period or Early Amortization Period [that has not been terminated as described in this prospectus supplement] has commenced and the scheduled termination of the Revolving Period has not occurred.]

      [Describe other cures of Reinvestment Events and partial Reinvestment Periods, if applicable.]

                           Early Amortization Events

      [The Early Amortization Events with respect to the Series [200_-_] certificates will include each of the events so defined in the prospectus, plus the following:

       1. failure on the part of DCWR, the servicer or [CFC][DCFS], as applicable,

           o to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date that payment or deposit is required to be made; or

           o to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement, or within the applicable grace period which will not exceed five business days; or

           o to comply with its covenant not to create any lien on a Receivable; or

           o to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of that failure;

       2. any representation or warranty made by the RPA seller in the Receivables Purchase Agreement or by DCWR in the Pooling and Servicing Agreement or any information required to be given by DCWR to the trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the certificateholders are materially and adversely affected. An Early Amortization Event, however, shall not be deemed to occur if DCWR has repurchased the related receivables or all of the receivables, if applicable, during that period in accordance with the provisions of the Pooling and Servicing Agreement;

       3. the occurrence of events of bankruptcy, insolvency or receivership relating to [CFC][DCFS] or DaimlerChrysler;

       4. a failure by DCWR to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey those receivables under the Pooling and Servicing Agreement;

       5. on any Determination Date, the Available Subordinated Amount for the next distribution date will be reduced to an amount less than the Required Subordinated Amount on that Determination Date after giving effect to the distributions to be made on the next distribution date;

       6. any Service Default with respect to the Series [200_-_] certificates occurs;

       7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds [ ]% of the Pool Balance on that last day;

       8. on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, is less than [ ]%;

       9. any Carry-over Amount is outstanding on six consecutive distribution dates; and

       10. the outstanding principal amount of the Series [200_-_] certificates is not repaid by the Series [200_-_] Expected Payment Date; and

       11. [Other].]3


      [In the case of any event described in clauses [1, 2 or 6] above, an Early Amortization Event with respect to Series [200_-_] will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the trustee or Series [200_-_] certificateholders holding Series [200_-_] certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [200_-_] certificates by written notice to the seller and the servicer, and the trustee, if given by certificateholders, declare that an Early Amortization Event has occurred as of the date of that notice. In the case of any Early Amortization Event described in the prospectus or any event described in [3, 4, 5, 7, 8, 9, 10 or 11] above, an Early Amortization Event with respect to Series [200_-_] will be deemed to have occurred without any notice or other action on the part of the trustee or the Series [200_-_] certificateholders immediately upon the occurrence of that event.]

      [Under limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Amortization Period results from the failure by DCWR to convey receivables in Additional Accounts to the trust, as described in clause 4 above, during the Revolving Period and no [Reinvestment Event or] Early Amortization Event [that has not been cured or waived as described in this prospectus supplement] has occurred, the Early Amortization Period resulting from that failure will terminate and the Revolving Period will recommence. However, it will not recommence if the scheduled termination date of the Revolving Period has occurred, as of the end of the first Collection Period during which the seller would no longer be required to convey receivables to the trust. The seller may no longer be required to convey receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the Series [200_-_] certificates and the certificates of other outstanding series during the Early Amortization Period or as a result of the subsequent addition of receivables to the trust. However, if any Early Amortization Event, other than an Early Amortization Event described in the third clause above or in the prospectus, occurs, the Revolving Period will recommence following receipt of

           o written confirmation by each Rating Agency, other than Moody's, that its rating of the Series [200_-_] certificates will not be withdrawn or lowered as a result of the recommencement and

           o the consent of Series [200_-_] certificateholders holding Series [200_-_] certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series [200_-_] certificates to the recommencement, provided that no other [Reinvestment Event or] Early Amortization Event] [that has not been cured or waived as described in this prospectus supplement] has occurred and the scheduled termination of the Revolving Period has not occurred.]

                                  Termination

      The last payment of principal and interest on the Series [200_-_] certificates will be due and payable no later than the [ __________ ] distribution date (the "Termination Date"). In the event that the Invested Amount is greater than zero on the Termination Date, after giving effect to deposits and distributions otherwise to be made on the Termination Date, the trustee will sell or cause to be sold an interest in the receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of

           o 110% of the Invested Amount on the Termination Date, after giving effect to the deposits and distributions, and

           o the Available Subordinated Amount on the preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date following that Determination Date.

In no event, however, shall the amount exceed the product of the Series Allocation Percentage, for the Collection Period in which the Termination Date occurs, of receivables on the Termination Date. The trustee will distribute the net proceeds of the sale and any collections on the receivables will be paid to Series [200_-_] certificateholders on the Termination Date to the extent necessary to pay the remaining amounts due to the Series [200_-_] certificateholders.

                                    Reports

      On each distribution date, including each distribution date that corresponds to the Series [200_-_] Expected Payment Date or any Special Payment Date, commencing with the initial distribution date, the trustee will forward to each Series [200_-_] certificateholder of record a statement (the "Distribution Date Statement") prepared by the servicer setting forth the following information. In the case of the third, fourth and fifth clauses below, the information will be presented on the basis of an original principal amount of $1,000 per Series [200_-_] certificate if the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period][or Reinvestment Period] has commenced). The information includes:

           o the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;

           o the Series Allocation Percentage, the Floating Allocation Percentage, the Principal Allocation Percentage and the Series [200_-_] Certificate Principal Percentage for that Collection Period;

           o the total amount, if any, distributed on the Series [200_-_] certificates;

           o the amount of the distribution allocable to principal on the Series [200_-_] certificates;

           o the amount of the distribution allocable to interest on the Series [200_-_] certificates;

           o    the Investor Default Amount for that distribution date;

           o    the Draw Amount, if any, for that Collection Period;

           o the amount of the Investor Charge-Offs and the amounts of reimbursements of the Investor Charge-Offs for that Collection Period;

           o    the amount of the Monthly Servicing Fee for that Collection
                Period;

           o the [Controlled Distribution Amount][Controlled Deposit Amount] for the following distribution date;

           o the Invested Amount[, the Excess Funded Amount] and the outstanding principal balance of the Series [200_-_] certificates for that distribution date, after giving effect to all distributions which will occur on that distribution date;

           o the "pool factor" for the Series [200_-_] certificates as of the Determination Date with respect to that distribution date, consisting of an eleven-digit decimal expressing the Invested Amount as of that Determination Date, determined after taking into account any reduction in that Invested Amount which will occur on that distribution date, as a proportion of the Initial Invested Amount;

           o    the Available Subordinated Amount for that Determination Date;

           o    [the Reserve Fund balance for that date];

           o [the Principal Funding Account Balance,] [the Interest Funding Account Balance,] [the Prefunding Account Balance] and [the Yield Supplement Account balance] with respect to that date;

           o [during any Reinvestment Period, information with respect to the Eligible Investments in the accounts for the Series [200_-_] certificates;] and

           o    [other].

[However, after the Fully Reinvested Date, [unless the Revolving Period has recommenced,] that statement will not include the information in clauses [_____________________________s____ above].]


------------------------------------------------------------------------------
                                 Underwriting
------------------------------------------------------------------------------


      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the seller has agreed to sell to the underwriters named below (the "underwriters"), and each of the underwriters has severally agreed to purchase from the seller, the principal amount of the Series [200_-_] certificates set forth opposite its name:


                                                              Series [200_-_]
                         Underwriters                          Certificates
                    -------------------------                ----------------
   [          ]...... ...................................        $[      ]
   [          ]..........................................         [      ]
              Total......................................        $[      ]

      [Distribution of the Series [200_-_] certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller will be [ ]% of the aggregate principal amount of the Series [200_-_] certificates plus accrued interest from [ ____________ ], before deducting expenses estimated to be $[ __________ ]. In connection with the purchase and sale of the Series [200_-_] certificates, the underwriters may be deemed to have received compensation from the seller in the form of underwriting discounts.

      [In the ordinary course of their businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking transactions with the seller and its affiliates.]

      The underwriters intend to make a secondary market in the Series [200_-_] certificates, but have no obligation to do so. We cannot assure you that a secondary market for the Series [200_-_] certificates will develop or, if it does develop, that it will continue or that it will provide holders of the Series [200_-_] certificates with a sufficient level of liquidity of, or trading markets for, the Series [200_-_] certificates.

------------------------------------------------------------------------------
                                 Legal Matters
------------------------------------------------------------------------------


      Certain legal matters relating to the Series [200_-_] certificates will be passed upon for DCWR by Brown & Wood llp, New York, New York, and for the underwriters by Brown & Wood llp. Federal income tax and ERISA matters will be passed upon for DCWR and the trust by Brown & Wood llp. In addition to representing the underwriters, Brown & Wood llp from time to time represents Chrysler Financial Company L.L.C. and its affiliates on other matters. See "Legal Matters" in the prospectus.

------------------------------------------------------------------------------
                              Certificate Ratings
------------------------------------------------------------------------------


      The trust will issue the Series [200_-_] certificates only if they are rated at the time of issuance in the highest long-term rating category by at least one nationally recognized rating agency.

      The rating agencies and their ratings only address the likelihood that you will ultimately receive all of your required principal and interest distributions. The rating agencies and their ratings do not address the likelihood that any carry-over interest amounts will be paid, the likelihood you will receive interest or principal payments on a scheduled date, or whether you will receive any principal on the Series [200_-_] certificates prior to or after the expected distribution date.

      The ratings assigned to the Series [200_-_] certificates should be evaluated independently form similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

------------------------------------------------------------------------------
             Glossary of Principal Terms for Prospectus Supplement
------------------------------------------------------------------------------

         "Accumulation Period Commencement Date" means the date on which the Accumulation Period will begin, which is determined as follows:

                                           The Accumulation Period
                                               Commencement Date
      If the Accumulation          will be the first day in the following
       Period Length is                       Collection Period:
 ----------------------------       -------------------------------------
    Five Collection Periods                [   ] Collection Period
    Four Collection Periods                [   ] Collection Period
   Three Collection Periods                [   ] Collection Period
    Two Collection Periods                 [   ] Collection Period
    One Collection Period                  [   ] Collection Period

However, if at any time after the [ _____________ ] payment date, any other outstanding series [(excluding certain series)] shall have entered into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of

           o the date that that outstanding series shall have entered into its early amortization period and

           o the Accumulation Period Commencement Date as previously determined.

     "Accumulation Period Length" means the length of the Accumulation Period, which will be lesser of

           (i) the number of full Collection Periods between such payment date and the Series 200_-_ Expected Payment Date and

           (ii) the product, rounded upwards to the nearest integer not greater than five, of

               (a) one divided by the lowest Monthly Payment Rate on the receivables during the last [ ] months and

               (b)  a fraction,

                    (x)  the numerator of which is the sum of

                         (1) the Invested Amount as of that distribution date, after giving effect to all changes in the Invested Amount on that date, and

                         (2) the invested amounts of all other series [,excluding some series,] currently in their amortization or accumulation periods or expected to be in their amortization or accumulation periods by the Series [200_-_] Expected Payment Date and

                    (y) the denominator of which is the sum of the Invested Amount and the invested amounts as of that distribution date, after giving effect to all changes in those amounts on that date, of all other outstanding series [,excluding some series,] which are expected to be outstanding on the Series [200_-_] Expected Payment Date.

     "Assets Receivables Rate" means the product of

     (i)      the quotient obtained by dividing

              o    360 by

              o    the actual number of days elapsed in that period and

     (ii)     a percentage, expressed as a fraction,

              (a)  the numerator of which is the sum of

                    (x) Certificateholder Interest Collections for the Collection Period immediately preceding the last day of that period, which for this purpose only is based on interest amounts billed to the dealers which are due during that Collection Period, less the Monthly Servicing Fee with respect to that immediately preceding Collection Period,

                    (y) the Investment Proceeds to be applied on the distribution date related to that period and

                    (z) Excess Interest Collections allocated to Series [2000_-_] with respect to that period] and

               (b)  the denominator of which is the sum of

                    (x)  the product of

                         (1)  the Floating Allocation Percentage,

                         (2)  the Series Allocation Percentage and

                         (3) the average Pool Balance, after giving effect to any charge-offs, for that immediately preceding Collection Period,

                    (y) the principal balance on deposit in the Excess Funding Account on the first day of that period, after giving effect to all deposits to and withdrawals therefrom on that first day, and

                    (z) the principal balance on deposit in the Principal Funding Account on the first day of that period, after giving effect to all deposits to and withdrawals therefrom on that first day, [other].

     "Available Seller's Collections" means, for any date, the sum of

     o    the Available Seller's Interest Collections for that date and

     o    the Available Seller's Principal Collections for that date.

The Available Seller's Collections, however, will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of that Collection Period.

     "Available Seller's Interest Collections" means, for any date, an amount equal to the result obtained by multiplying

     (i)  the excess of

          (a)  the Seller's Percentage for the related Collection Period over

          (b)  the Excess Seller's Percentage for that Collection Period by

     (ii) Series Allocable Interest Collections for that date.

     "Available Seller's Principal Collections" means, for any date, an amount equal to the product of

     (i)  the excess of

          (a)  the Seller's Percentage for the related Collection Period over

          (b)  the Excess Seller's Percentage for that Collection Period and

     (ii) Series Allocable Principal Collections for that date.

     "Available Series 200_-_ Certificateholder Principal Collections" means, for any distribution date, the sum of

      (i)  the product of

           (a) the Floating Allocation Percentage, with respect to any Nonprincipal Period, or the Principal Allocation Percentage, with respect to the [Accumulation Period][Controlled Amortization Amount] or any Early Amortization Period [or Reinvestment Period], for the related Collection Period and

           (b) Series Allocable Principal Collections deposited in the Collection Account for the related Collection Period,

      (ii) the amount, if any, of Interest Collections, Investment Proceeds, [funds in the Reserve Fund,] Available Seller's Collections and Excess Servicing allocated to cover the Investor Default Amount or reimburse Investor Charge-Offs,

      iii) Series Allocable Miscellaneous Payments on deposit in the Collection Account for that distribution date and

      (iv) Excess Principal Collections, if any, from other series allocated to Series [200_-_].

     "Available Subordinated Amount" means, for a Determination Date, an amount equal to

      (i)  the lesser of

           (a) the Available Subordinated Amount for the preceding Determination Date, minus, with limitations, the Draw Amount for that preceding Determination Date, [minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount,] plus the excess, if any, of the Required Subordinated Amount for that Determination Date over the Required Subordinated Amount for the immediately preceding Determination Date due to an increase in the Subordination Factor, plus the amount of Excess Servicing available to be paid to the seller as described under "Distributions from the Collection Account[; Reserve Fund;] [Yield Supplement Account][; Other Enhancement]-- Excess Servicing", and

           (b) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount,

      [minus (ii) in the case of the first subclause to the first clause above the Incremental Subordinated Amount for that preceding Determination Date,]

      [plus (iii) the Incremental Subordinated Amount for the current Determination Date,]

      [plus (iv) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding distribution date and paid to the seller or allocated to one or more series.]

      "Calculation Agent" means the trustee.

      "Certificate Rate" means [ %] [an amount equal to [the lesser of (a)] the index] [LIBOR] [plus] [minimum] [times] [ ]% [and (b) [except with respect to [the Prefunded Period [other]] the [Assets Receivables Rate for the related distribution date].

      "Carry-over Amount" means

       (i) the excess of

           (a) the amount of interest on the Series [200_-_] certificates that would have accrued in respect of the related Interest Period had interest been calculated based on [LIBOR][the Index], over

           (b) the amount of interest on the Series [200_-_] certificates actually accrued in respect of that Interest Period based on the Assets Receivables Rate plus (ii) the unpaid portion of any excess from prior distribution dates, and interest accrued on that amount calculated on the basis of [LIBOR][the Index].

      "[CFC][DCFS]" means Chrysler Financial Company L.L.C.

      "Controlled Accumulation Amount" means an amount equal to the Invested Amount as of the [ ] distribution date (after giving effect to any changes in the Invested Amount on that date) divided by the [Accumulation Period Length].]

      "Controlled Deposit Amount" means, for a distribution date, the excess, if any, of

       (i) [the sum of

           (a) ] the product of the Controlled Accumulation Amount and the number of distribution dates from and including the first distribution date with respect to the Accumulation Period through and including that distribution date, but not in excess of the Accumulation Period Length, [and

           (b) the amount on deposit in the Excess Funding Account as of the [ ____________________ ] distribution date, after giving effect to any withdrawals from or deposits to that account on that date, other than the transfer to the Principal Funding Account of amounts on deposit in the Excess Funding Account on that date, ]

           over (ii) the sum of amounts on deposit in the [Excess Funding Account and] the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to those accounts on that distribution date.]

           "DaimlerChrysler" means DaimlerChrysler Corporation.

           "DCWR" means DaimlerChrysler Wholesale Receivables LLC.

           "Deficiency Amount" means the amount, if any, by which

      (i)  the sum of

           o    Monthly Interest for the following distribution date,

           o Monthly Interest accrued but not paid with respect to prior distribution dates, and interest on that Monthly Interest,

           o    the Monthly Servicing Fee for that distribution date,

           o    the Investor Default Amount for that distribution date,

           o the amount of any Adjustment Payment allocated to the Series [200_-_] certificates for that distribution date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement and

           o if that distribution date is the final distribution date, any Carry-over Amount on that distribution date that will not be satisfied on that date by the application of amounts on deposit in the Yield Supplement Account as described under "Distributions from the Collection Account; Reserve Fund; Yield Supplement Account; Other Enhancement -- Yield Supplement Account",

exceeds (ii) the sum of

           [o] Certificateholder Interest Collections and Investment Proceeds for that distribution date,

           [o Excess Interest collections allocated to Series [200_-_] with respect to that distribution date] [and

           o the amount of funds in the Reserve Fund on that Determination Date available to fund any portion of the Deficiency Amount as described under "Distributions from the Collection Account; Reserve Fund[; Yield Supplement Account] -- Interest Collections"].

     "Distribution Date Statement" means a statement prepared by the servicer setting forth the following information (which, in the case of the third, fourth and fifth clauses below, will be stated on the basis of an original principal amount of $1,000 per Series [200_-_] certificate if the [Accumulation Period] [Controlled Amortization Period] or an Early Amortization Period][or Reinvestment Period] has commenced):

           o the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;

           o the Series Allocation Percentage, the Floating Allocation Percentage, the Principal Allocation Percentage and the Series [200_-_] Certificate Principal Percentage for that Collection Period;

           o the total amount, if any, distributed on the Series [200_-_] certificates;

           o the amount of the distribution allocable to principal on the Series [200_-_] certificates;

           o the amount of the distribution allocable to interest on the Series [200_-_] certificates;

           o    the Investor Default Amount for that distribution date;

           o    the Draw Amount, if any, for that Collection Period;

           o the amount of the Investor Charge-Offs and the amounts of reimbursements of the Investor Charge-Offs for that Collection Period;

           o    the amount of the Monthly Servicing Fee for that Collection
                Period;

           o the [Controlled Distribution Amount][Controlled Deposit Amount] for the following distribution date;

           o the Invested Amount[, the Excess Funded Amount] and the outstanding principal balance of the Series [200_-_] certificates for that distribution date, after giving effect to all distributions which will occur on that distribution date;

           o the "pool factor" for the Series [200_-_] certificates as of the Determination Date with respect to that distribution date, consisting of an eleven-digit decimal expressing the Invested Amount as of that Determination Date, determined after taking into account any reduction in that Invested Amount which will occur on that distribution date, as a proportion of the Initial Invested Amount;

           o    the Available Subordinated Amount for that Determination Date;

           o    [the Reserve Fund balance for that date];

           o [the Principal Funding Account Balance,] [the Interest Funding Account Balance,] [the Prefunding Account Balance] and [the Yield Supplement Account balance] with respect to that date;

           o [during any Reinvestment Period, information with respect to the Eligible Investments in the accounts for the Series [200_-_] certificates;] and

           o    [other].

[However, after the Fully Reinvested Date, [unless the Revolving Period has recommenced,] that statement will not include the information in clauses [_________________________________ above].]

     "Draw Amount" means the lesser of (i) the Deficiency Amount and (ii) the Available Subordinated Amount.

     "Excess Principal Collections" means the amount of Available
Certificateholder Principal Collections for any Collection Period remaining after their application to required payments or deposits for Series [200_-_], if any, and the amount of any similar excess for any other series.

     "Excess Reserve Fund Required Amount" for any distribution date with respect to an Early Amortization Period [or Reinvestment Period] means an amount equal to the greater of

       (i) [ ]% of the initial principal balance of the [Series 200_-_] certificates and

      (ii)   the excess of

             (a)  the sum of

                  (x) the Available Subordinated Amount on the preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date, and

                  (y)  an amount equal to

                       (1) the excess of the Required Participation Percentage over 100% multiplied by

                       (2) the outstanding principal balance of the [Series 200_-_] certificates on that distribution date, after giving effect to any changes in that balance on that distribution date,

             (b)  over the excess of

                  (x) the Series Allocation Percentage of the Pool Balance on the last day of the immediately preceding Collection Period over

                  (y) the Invested Amount on that distribution date, after giving effect to changes in that amount on that distribution date; provided that the Excess Reserve Fund Required Amount shall not exceed that Available Subordinated Amount. [Describe adjustments, if applicable]

     "Excess Seller's Percentage" means, for any Collection Period, a percentage, which percentage shall never be less than 0% nor more than 100%, equal to

      (i) 100% minus, when used with respect to interest collections [, except during any Early Amortization Period,] and principal collections during any Nonprincipal Period, the sum of

           (a) the Floating Allocation Percentage with respect to that Collection Period and

           (b) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in that Collection Period, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following that Determination Date, and the denominator of which is the product of

                 (x) the Pool Balance as of the last day of that immediately preceding Collection Period and

                 (y) the Series Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated or

     (ii) 100% minus, when used with respect to [interest collections during any Early Amortization Period and] principal collections during [the Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period], the sum of

           (a) the [Principal Allocation Percentage] [other] with respect to that Collection Period and

           (b) the percentage described in the clause (i)(b) above for that Collection Period.

     "Excluded Dealers" means the dealers that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to limitations, are being voluntarily removed by the seller from the trust.

     "Excluded Receivables" means principal receivables with respect to Excluded Dealers.

     "final distribution date" means the distribution date on which, after giving effect to all payments to be made on that distribution date, the outstanding principal balance of the [Series 200_-_] certificates will be paid in full.

     "Floating Allocation Percentage" means, for any Collection Period, [the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of

     o    the Pool Balance as of that last day and

     o the Series Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated.

With respect to the first Collection Period, however, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount as of the Series Issuance Date and the denominator of which is the Series Allocation Percentage of the Pool Balance as of the Series Cut-Off Date][other].

     "Incremental Subordinated Amount" means on any Determination Date the result obtained by multiplying

      (i) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date, calculated without adding the Incremental Subordinated Amount for such Determination Date, and the denominator of which is the Pool Balance on such last day by

      (ii) the excess, if any, of

           (a) the sum of the Overconcentration Amount, the Installment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over

           (b) the aggregate amount of Ineligible Receivables, receivables in Accounts containing Dealer Overconcentrations and receivables in Installment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the trust, unless certain insolvency events relating to the seller or [CFC][DCFS] have occurred, as further described in the Pooling and Servicing Agreement.

     "Initial Invested Amount" means [[the portion of the initial principal amount of the Series [200_-_] certificates which is invested in principal receivables on the Series Issuance Date, which is expected to equal $[ ], based on information as of the Series Cut-off Date,] during the Prefunded Period, zero and after that time [ _________ ]],

     o plus the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in principal receivables since the Series Issuance Date,

     o minus the amount of any additions to the Excess Funding Account in connection with a reduction in the principal receivables in the trust or an increase in the Subordination Factor since the Series Issuance Date.

     "Interest Period" means, with respect to any distribution date, the period from and including the preceding distribution date to but excluding that distribution date, or, in the case of the first distribution date, from and including the Series [200_-_] issuance date to but excluding the first distribution date.

     "Invested Amount" means for any date [an amount equal to the Initial Invested Amount,

     o minus the amount, without duplication, of principal payments, except for principal payments made from the Excess Funding Account, made to Series [200_-_] certificateholders or deposited to the Principal Funding Account in respect of the Series [200_-_] certificates prior to that date since the Series Issuance Date

     o    minus the excess, if any, of

          (i) the aggregate amount of Investor Charge-Offs for all distribution dates preceding that date, over

         (ii) the aggregate amount of any reimbursements of Investor Charge-Offs for all distribution dates preceding that date][other].

     "Investment Proceeds" means, for any distribution date, an amount equal to the sum of investment earnings for the preceding Collection Period from:

     [o    funds held in the Reserve Fund;]

     [o the Series Allocation Percentage of funds held in the Collection Account;]

     [o    funds held in the Excess Funding Account;]

     [o    funds held in the Yield Supplement Account;]

     [o    funds held in the Principal Funding Account;]

     [o    funds held in the Prefunding Account;]

     [o    funds held in the Interest Funding Account;]

     [o    funds held in [other accounts].]

     "Investor Charge-Off" means a reduction in the outstanding principal balance of the Series [200_-_] certificates, calculated as described on paages S-__.

     "LIBOR" means, with respect to any Interest Period, the rate established by the Calculation Agent, which will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date. However, if on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two of the reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period.

     "LIBOR Business Day" means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR Determination Date" means, with respect to any Interest Period, the second LIBOR Business Day prior to that Interest Period.

     "Monthly Interest" means, for any distribution date, the amount of interest accrued in respect of the Series [200_-_] certificates in the Interest Period for that distribution date.

     "Monthly Principal" means, with respect to any distribution date relating to the [Accumulation Period][Controlled Amortization Period] or any Early Amortization Period [or Reinvestment Period], the Available [Series 200_-_] Certificateholder Principal Collections for that distribution date. For each distribution date, however, [with respect to the Controlled Amortization Period, Monthly Principal may not exceed the Controlled Deposit Amount]. Also, Monthly Principal will not exceed the Invested Amount.

     "Nonprincipal Period" means any period that is not the Accumulation Period or an Early Amortization Period.

     "pool factor" means, for a distribution date, an eleven-digit decimal expressing the Invested Amount as of the Determination Date, determined after taking into account any reduction in the Invested Amount which will occur on the distribution date, as a proportion of the Initial Invested Amount.

     "Prefunding Account" means an Eligible Deposit Account established and maintained by the servicer in the name of the trustee, on behalf of the trust, for the benefit of the [Series 200_-_] certificateholders into which the seller will deposit the initial principal amount of the Series [200_-_] certificates.

     "Prefunding Account Balance" means all amounts on deposit in the Prefunding Account on any distribution date, after giving effect to distributions to be made on such distribution date.

     "Principal Allocation Percentage" means, for any Collection Period, [the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period, if that last day has occurred or, if that last day has not occurred, as of the last day of the immediately preceding Collection Period and the denominator of which is the product of

      o    the Pool Balance as of that last day and

      o the Series Allocation Percentage for the Collection Period in respect of which the Principal Allocation Percentage is being calculated][other].

     "Principal Funding Account" means an Eligible Deposit Account established and maintained by the servicer in the name of the trustee, on behalf of the trust, for the benefit of the Series [200_-_]certificateholders and in which principal is accumulated for payment to the Series [200_-_] certificateholders.

     "Principal Funding Account Balance" means all amounts on deposit in the Principal Funding Account on any distribution date, after giving effect to distributions to be made on such distribution date.

     "Principal Shortfalls" means any principal distributions to certificateholders for any series entitled to those principal distributions which are either scheduled or permitted and which have not been covered out of principal collections and other amounts allocated to the series.

     "Record Date" means, for any distribution date, the day immediately preceding that date.

     "Required Participation Percentage" means, for [Series 200_-_], [ ]%. If, however, the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers at the close of business on the last day of any Collection Period with respect to which the determination is being made is greater than [ ]% of the Pool Balance on that last day, the Required Participation Percentage shall mean, as of that last day and with respect to that Collection Period and the immediately following Collection Period only, [ ]%. Furthermore, the seller may, upon ten days' prior notice to the trustee, the Rating Agencies and any Enhancement provider, reduce the Required Participation Percentage to not less than 100%, so long as the Rating Agencies shall not have notified the seller or the servicer that any reduction will result in a reduction or withdrawal of the rating of the [Series 200_-_] certificates or any other outstanding series or class of certificates.

     "Required Subordinated Amount" means, as of any date of determination, [the sum of

      o the product of the initial Subordinated Percentage[, as adjusted from time to time as described in this prospectus supplement other than as a result of an increase in the Subordinated Percentage at the option of the seller,] and the Invested Amount [and

      o    the Incremental Subordinated Amount.]

     "Reserve Fund" means an Eligible Deposit Account established and maintained in the name of the trustee for the benefit of the [Series 200_-_] certificateholders to hold the Reserve Fund Required Amount.

     "Reserve Fund Deposit Amount" means the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund.

     "Reserve Fund Required Amount" means, for any distribution date, [ ]% of the outstanding principal balance of the [Series 200_-_] certificates for that distribution date, after giving effect to any change in that balance on that distribution date. [Describe any increases in the Reserve Fund Required Amount.]

     "Revolving Period" means the period beginning at the close of business on the Series Cut-Off Date and terminating on the earlier of

      o the close of business on the day immediately preceding the day on which the Accumulation Period commences and

      o the close of business on the day an Early Amortization Period commences.

The Revolving Period, however, may recommence upon the termination of an Early Amortization Period.

     "Seller's Participation Amount" means, for any date, an amount equal to the Pool Balance on that date minus the aggregate invested amounts for all outstanding series on that date.

     "Seller's Percentage" means 100% minus

      o the Floating Allocation Percentage, when used with respect to interest collections [, except during any Early Amortization Period], Defaulted Receivables and principal collections during any Nonprincipal Period, and

      o the [Principal Allocation Percentage][other], when used with respect to [interest collections during any Early Amortization Period and] principal collections during the [Accumulation Period] [Controlled Amortization Period] and any Early Amortization Period [or Reinvestment Period].

     "[Series 200_-_] Certificateholder Interest Collections" means, for any distribution date, the portion of Series Allocable Interest Collections for the related Collection Period allocated to the [Series 200_-_]
Certificateholders' Interest as described under "Series Provisions -- Allocation Percentages -- Allocation Between the [Series 200_-_]
Certificateholders and the Seller" in this prospectus supplement.

     "Series [200_-_] Certificateholders' Interest" means the interest of the Series [200_-_] certificateholders in the Trust Assets.

     "Series [200_-_] certificates" means the [Floating Rate] [ %] Auto Loan Asset Backed Certificates, Series [200_-_].

     "Series [200_-_] Expected Payment Date" means the [ ________________ ] distribution date.

     "Series Supplement" means the series supplement to the Pooling and Servicing Agreement relating to the Series [200_-_] certificates.

     "Subordinated Percentage" means, initially, the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor.

     "Subordination Factor" means, [initially] [ ]% [, but will be subject to increase to [ ]% in the event that the rating of [CFC's][DCFS's] long-term unsecured debt is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's, unless the seller receives written confirmation from Standard & Poor's that the failure to so increase the Subordination Factor would not result in Standard & Poor's lowering or withdrawing its rating of the [Series 200_-_] certificates.]

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service, or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks.

     "Termination Date" means the [ ____________ ] distribution date, on which the last payment of principal and interest on the Series [200_-_] certificates will be due and payable.

     "trust" means the CARCO Auto Loan Master Trust.

     "underwriters" means [                   ] and [               ].

     "Underwriting Agreement" means the Underwriting Agreement [between] [among] [ ] dated as of [ ].

     "Yield Supplement Account" means an Eligible Deposit Account established and maintained in the name of the trustee for the benefit of the Series [200_-_] certificateholders to hold the Yield Supplement Required Amount.

     "Yield Supplement Account Deposit Amount" means the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account.

     "Yield Supplement Account Required Amount" means for any distribution date

      [o   that occurs during the Prefunded Period, [ ],]

      [o that occurs [after the Prefunded Period and] prior to the Fully Reinvested Date [or any distribution date after the Fully Reinvested Date during the Revolving Period]], [ ]% of the outstanding principal balance of the Series [200_-_] certificates for that distribution date, after giving effect to any change in that balance on that distribution date, [and

      o for any [other] distribution date that occurs on or after the Fully Reinvested Date, zero].

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      Annex I

-----------------------------------------------------------------------------
                     Other Series of Investor Certificates
-----------------------------------------------------------------------------


      This Annex I sets forth the principal characteristics of

      o    the Floating Rate Auto Loan Asset Backed Certificates, Series
           1996-1,

      o    the Floating Rate Auto Loan Asset Backed Certificates, Series
           1996-2,

      o    the 6.689% Auto Loan Asset Backed Certificates, Series 1997-1,

      o    the Floating Rate Auto Loan Asset Backed Certificates, Series
           1998-1,

      o    the Fixed Rate Auto Loan Asset Backed Certificates, Series 1999-1,

      o    the Floating Rate Auto Loan Asset Backed Certificates, Series
           1999-2,

      o    the Floating Rate Auto Loan Asset Backed Certificates, Series
           1999-3,

      o    the 6.43% Auto Loan Asset Backed Certificates, Series 1999-4,

      o    the Floating Rate Auto Loan Asset Backed Certificates, Series
           2000-A and

      o the Floating Rate Auto Loan Asset Backed Certificates, Series 2000-B ("Series 1996-1", "Series 1996-2", "Series 1997-1", "Series
           1998-1", "Series 1999-1", "Series 1999-2", "Series 1999-3", "Series
           1999-4", "Series 2000-A" and "Series 2000-B" respectively).

For more specific information with respect to any Series, any prospective investor should contact DCWR at (248) 948-3067. DCWR will provide, without charge, to any prospective purchaser, a copy of the disclosure document with respect to that series.


1. Series 1996-1
Initial Principal Amount...............................      $500,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $500,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      October 31, 1996 to the earlier of the commencement of
                                                                an Accumulation Period or an Early Amortization
                                                                Period
Expected Payment Date..................................      November 2003 Distribution Date
Termination Date.......................................      October 2005 Distribution Date

2. Series 1996-2
Initial Principal Amount...............................      $500,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $500,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      November 30, 1996 to the earlier of the commencement of
                                                                an Accumulation Period or an Early Amortization
                                                                Period
Expected Payment Date..................................      December 2001 Distribution Date
Termination Date.......................................      November 2003 Distribution Date

3. Series 1997-1
Initial Principal Amount...............................      $700,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $369,729,998.17
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      July 31, 1997 to the earlier of the commencement of an
                                                                 Accumulation Period, a Reinvestment Period or an
                                                                 Early Amortization Period
Expected Payment Date..................................      August 2004 Distribution Date
Termination Date.......................................      August 2006 Distribution Date

4. Series 1998-1
Initial Principal Amount...............................
    Class A-1 Certificates.............................      $500,000,000
    Class A-2 Certificates.............................      $500,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month

Current Principal Amount
    Class A-1 Certificates.............................      $500,000,000
    Class A-2 Certificates.............................      $500,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period
    Class A-1 Certificates.............................      July 1, 1998 to the earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
    Class A-2 Certificates.............................      July 1, 1998 to the earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
Expected Payment Date
    Class A-1 Certificates.............................      June 2001 Distribution Date
    Class A-2 Certificates.............................      June 2002 Distribution Date
Termination Date
    Class A-1 Certificates.............................      March 2003 Distribution Date
    Class A-2 Certificates.............................      March 2004 Distribution Date

5. Series 1999-1
Initial Principal Amount
    Class A-1 Certificates.............................      $400,000,000
    Class A-2 Certificates.............................      $600,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount
    Class A-1 Certificates.............................      $400,000,000
    Class A-2 Certificates.............................      $600,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.7% of the Invested Amount
Revolving Period
    Class A-1 Certificates.............................      March 1, 1999 to the earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
    Class A-2 Certificates.............................      March 1, 1999 to the earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
Expected Payment Date
    Class A-1 Certificates.............................      March 2001 Distribution Date
    Class A-2 Certificates.............................      March 2002 Distribution Date
Termination Date
    Class A-1 Certificates.............................      March 2003 Distribution Date
    Class A-2 Certificates.............................      March 2004 Distribution Date

6. Series 1999-2
Initial Principal Amount
    Class A-1 Certificates.............................      $750,000,000
    Class A-2 Certificates.............................      $600,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount
    Class A-1 Certificates.............................      $750,000,000
    Class A-2 Certificates.............................      $600,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period
    Class A-1 Certificates.............................      May 1, 1999 to the earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
    Class A-2 Certificates.............................      May 1, 1999 to the earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
Expected Payment Date
    Class A-1 Certificates.............................      May 2002 Distribution Date
    Class A-2 Certificates.............................      May 2004 Distribution Date
Termination Date
    Class A-1 Certificates.............................      May 2004 Distribution Date
    Class A-2 Certificates.............................      May 2006 Distribution Date

7. Series 1999-3
Initial Principal Amount...............................      $1,000,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $1,000,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      June 30, 1999 to the earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
Expected Payment Date..................................      July 15, 2002
Termination Date.......................................      July 15, 2004

8. Series 1999-4
Initial Principal Amount...............................      $500,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $500,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 12% of the Invested Amount
Revolving Period.......................................      October 31, 1999 to the earlier of the commencement of
                                                                 an Accumulation Period or an Early Amortization
                                                                 Period
Expected Payment Date..................................      November 15, 2002
Termination Date.......................................      November 15, 2004

9. 2000-A
Initial Principal Amount...............................      $750,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $750,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      March 31, 2000 to earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
Expected Payment Date..................................      March 17, 2003
Termination Date.......................................      March 15, 2005

10. 2000-B
Initial Principal Amount...............................      $501,000,000
Scheduled Interest Payment Date........................      Monthly, on or about the fifteenth day of each month
Current Principal Amount...............................      $501,000,000
Required Participation Percentage......................      103%
Initial Subordinated Amount............................      Approximately 11.1% of the Invested Amount
Revolving Period.......................................      October 24, 2000 to earlier of the commencement of an
                                                                 Accumulation Period or an Early Amortization Period
Expected Payment Date..................................      October 15, 2003
Termination Date.......................................      October 17, 2005

                                       [THIS PAGE INTENTIONALLY LEFT BLANK]

-------------
1        Modify, as appropriate, if interest
         collections, Investment Proceeds and Available Sellers' Collections from one series will be available to cover interest or other shortfalls for a related series.

2        Delete or modify, as appropriate.

3        Delete or modify, as appropriate.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion Dated November 28, 2000

PROSPECTUS

                               DAIMLERCHRYSLER

                         CARCO AUTO LOAN MASTER TRUST
                                    Issuer
                      Auto Loan Asset Backed Certificates

               DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, Seller

         [CHRYSLER FINANCIAL COMPANY L.L.C.][DAIMLERCHRYSLER FINANCIAL
                SERVICES (DEBIS) NORTH AMERICA LLC], Servicer

     The trust--

     o may periodically issue asset backed certificates in one or more series with one or more classes; and

     o    will own

               --    receivables arising from a portfolio of automobile dealer
                     revolving floorplan financing agreements;
               --    payments due on those receivables; and
               --    other property described in this prospectus and in the
                     prospectus supplement.

     The certificates--

     o    will represent interests in the trust;

     o    will be paid only from the assets of the trust;

     o will represent the right to payments in the amounts and at the times described in the prospectus supplement for those certificates;

     o offered by this prospectus will be rated in the highest long-term rating category, unless otherwise specified, at the time of issuance by at least one nationally recognized rating agency; and

     o    may benefit from one or more forms of credit enhancement.

   --------------------------------------------------------------------------
        Before you decide to invest in any of the certificates, please read this prospectus and the related prospectus supplement, especially the risk factors beginning on page ___ of the prospectus. The certificates will be interests in the trust only and neither the certificates nor the assets of the trust will represent interests in or obligations of DaimlerChrysler Wholesale Receivables LLC, DaimlerChrysler AG, DaimlerChrysler Corporation, [Chrysler Financial Company L.L.C.][DaimlerChrysler Financial Services (debis) North America LLC] or any of their affiliates. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus or any prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
   --------------------------------------------------------------------------

               The date of this prospectus is        , 2000.

                        Reading This Prospectus and the
                      Accompanying Prospectus Supplement

         We provide information on your certificates in two separate documents that offer varying levels of detail:

         o this prospectus provides general information, some of which may not apply to a particular series of certificates, including your certificates, and

         o the accompanying prospectus supplement provides a summary of the specific terms of your certificates.

         If the terms of the certificates described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

                      Where You Can Find More Information

         The seller has filed a Registration Statement (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the certificates offered by this prospectus. This prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits to the Registration Statement.

         The Registration Statement may be inspected and copied at:

         o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

         o the SEC's regional office at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and

         o the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including [Chrysler Financial Company L.L.C.][DaimlerChrysler Financial Services (debis) North America LLC], that file electronically with the SEC.

                    Incorporation of Documents by Reference

         The Commission allows information filed with it to be incorporated by reference into this prospectus. The following documents filed with the Commission by the servicer, on behalf of the trust, are incorporated in this prospectus by reference: the trust's Annual Report on Form 10-K for the year ended December 31, 1999 and the trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000. All reports and other documents filed by the seller, as originator of any trust, in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference in this prospectus.

         For purposes of this prospectus, any statement in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded. Those statements may be modified or superseded by any other statement in this prospectus, an incorporated document or a document incorporated by reference. The statement may only be modified or superseded to a limited extent. The original form of the statement will no longer be a part of this prospectus. Only the modified form of the statement will constitute a part of this prospectus.

Copies of the Documents

         You will receive a free copy of any or all of the documents incorporated in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

         o    you received this prospectus and

         o you requested the copies from Assistant Secretary, [Chrysler Financial Company L.L.C.][DaimlerChrysler Financial Services (debis) North America LLC], 1000 Chrysler Drive, CIMS 485-14-78, Auburn Hills, Michigan 48236-2766 (Telephone:
              248-512-3990).

This offer only includes the exhibits to the documents, if the exhibits are specifically incorporated by reference in the documents. You may also read and copy these materials at the public reference facilities of the Commission in Washington D.C., referred to previously.

                               Table of Contents

                   Section                      Page

   Reading the Prospectus and the
     Accompanying Prospectus Supplement           3
  ----------------------------------------------------
   Where You Can Find More Information            3
  ----------------------------------------------------
   Incorporation of Documents by Reference        4
  ----------------------------------------------------
   Summary                                        7
  ----------------------------------------------------
   Risk Factors                                  10
  ----------------------------------------------------
  o   Limited Ability to Resell
      Certificates                               10
  ----------------------------------------------------
  o   Legal Aspects                              10
  ----------------------------------------------------
  o   Payments                                   12
  ----------------------------------------------------
  o   Social, Economic and Other
      Factors                                    12
  ----------------------------------------------------
  o   Trust's Relationship to
      DaimlerChrysler and [CFC][DCFS]            12
  ----------------------------------------------------
  o   Credit Enhancement                         13
  ----------------------------------------------------
  o   Control                                    13
  ----------------------------------------------------
  o   Additional Series                          13
  ----------------------------------------------------
  o   Ratings of the Certificates                14
  ----------------------------------------------------
  o   Book-Entry Registration                    14
  ----------------------------------------------------
   DaimlerChrysler Wholesale Receivables
     LLC and the Trust                           15
  ----------------------------------------------------
  o   DaimlerChrysler Wholesale
      Receivables LLC                            15
  ----------------------------------------------------
  o   The Trust                                  16
  ----------------------------------------------------
   Use of Proceeds                               17
  ----------------------------------------------------
   The Dealer Floorplan Financing Business       18
  ----------------------------------------------------
  o   General                                    18
  ----------------------------------------------------
  o   Creation of Receivables                    19
  ----------------------------------------------------
  o   Credit Underwriting Process                19
  ----------------------------------------------------
  o   Billing, Collection Procedures
      and Payment Terms                          20
  ----------------------------------------------------
  o   Revenue Experience                         20
  ----------------------------------------------------
  o   Relationship with DaimlerChrysler          21
  ----------------------------------------------------
  o   Dealer Monitoring                          21
  ----------------------------------------------------
  o   "Dealer Trouble" Status and
      [CFC][DCFS]'s Write-Off Policy             22
  ----------------------------------------------------
  o   Additional Information                     23
  ----------------------------------------------------
   The Accounts                                  24
  ----------------------------------------------------
  o   General                                    24
  ----------------------------------------------------
  Chrysler Financial Company L.L.C.,
  Chrysler Financial Corporation, Chrysler
  Credit Corporation and DaimlerChrysler
  Financial Services (debis) North America
  LLC                                            25
  ----------------------------------------------------
  Description of the Certificates                26
  ----------------------------------------------------
  o   General                                    26
  ----------------------------------------------------
  o   Interest                                   26
  ----------------------------------------------------
  o   Principal                                  27
  ----------------------------------------------------
  o   Book-Entry Registration                    30
  ----------------------------------------------------
  o   Definitive Certificates                    34
  ----------------------------------------------------
  o   The Seller's Certificate                   35
  ----------------------------------------------------
  o   New Issuances                              35
  ----------------------------------------------------
  o   Conveyance of Receivables and
      Collateral Security                        37
  ----------------------------------------------------
  o   Representations and Warranties             38
  ----------------------------------------------------
  o   Eligible Accounts and Eligible
      Receivables                                41
  ----------------------------------------------------
  o   Ineligible Receivables, the
      Installment Balance Amount and the
      Overconcentration Amount                   43
  ----------------------------------------------------
  o   Addition of Accounts                       44
  ----------------------------------------------------
  o   Removal of Accounts                        46
  ----------------------------------------------------
  o   Excluded Series                            49
  ----------------------------------------------------
  o   Collection Account                         50
  ----------------------------------------------------
  o   Excess Funding Account                     52
  ----------------------------------------------------
  o   Allocation Percentages                     53
  ----------------------------------------------------
  o   Allocation of Collections;
      Deposits in Collection Account             55
  ----------------------------------------------------
  o   Limited Subordination of
      Seller's Interest; Enhancements            56
  ----------------------------------------------------
  o   Distributions                              58
  ----------------------------------------------------
  o   Defaulted Receivables and
      Recoveries                                 58
  ----------------------------------------------------
  o   Optional Repurchase                        59
  ----------------------------------------------------
  o   Reinvestment Events and Early
      Amortization Events                        60
  ----------------------------------------------------
  o   Termination; Fully Reinvested
      Date                                       61
  ----------------------------------------------------
  o   Indemnification                            63
  ----------------------------------------------------
  o   Collection and Other Servicing
      Procedures                                 63
  ----------------------------------------------------
  o   Servicer Covenants                         64
  ----------------------------------------------------
  o   Servicing Compensation and
      Payment of Expenses                        65
  ----------------------------------------------------
  o   Matters Regarding the Servicer             66
  ----------------------------------------------------
  o   Service Default                            66
  ----------------------------------------------------
  o   Reports                                    67
  ----------------------------------------------------
  o   Evidence as to Compliance                  68
  ----------------------------------------------------
  o   Amendments                                 68
  ----------------------------------------------------
  o   List of Certificateholders                 70
  ----------------------------------------------------
  o   The Trustee                                70
  ----------------------------------------------------
   Description of the Receivables Purchase
     Agreement                                   70
  ----------------------------------------------------
  o   Sale or Transfer of Receivables            71
  ----------------------------------------------------
  o   Representations and Warranties             71
  ----------------------------------------------------
  o   Covenants                                  72
  ----------------------------------------------------
  o   Termination                                73
  ----------------------------------------------------
  Legal Aspects of the Receivables               73
  ----------------------------------------------------
  o   Transfer of Receivables                    73
  ----------------------------------------------------
  o   Matters Relating to Bankruptcy             74
  ----------------------------------------------------
  Tax Matters                                    76
  ----------------------------------------------------
  o   Federal Income Tax Consequences            76
  ----------------------------------------------------
  o   State and Local Tax Consequences           82
  ----------------------------------------------------
  ERISA Considerations                           83
  ----------------------------------------------------
  o   General                                    83
  ----------------------------------------------------
  Experts                                        85
  ----------------------------------------------------
  Plan of Distribution                           85
  ----------------------------------------------------
  Legal Matters                                  88
  ----------------------------------------------------
  Glossary of Principal Terms for Prospectus     89
  ----------------------------------------------------
   Global Clearance, Settlement and Tax         A-1
     Documentation Procedures
  ----------------------------------------------------

                                    Summary

         The following summary is a short, concise description of the main structural features that a series or class of certificates may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a certificate. You will find a detailed description of the possible terms of a certificate following this summary. Refer to the Glossary of Principal Terms for Prospectus for the definitions of each capitalized term used in this summary and elsewhere in this prospectus.

                          Parties

         Party                Description

   Issuer               o  CARCO Auto Loan
                           Master Trust (the "trust").
   --------------------------------------------------
   Seller               o  DaimlerChrysler
                           Wholesale Receivables LLC
                           ("DCWR"), a special-purpose
                           indirectly owned subsidiary
                           of [Chrysler Financial Company
                           L.L.C.
                           ("CFC")][DaimlerChrysler
                           Financial Services (debis)
                           North America LLC ("DCFS")].
   --------------------------------------------------
   Servicer             o  [CFC][DCFS], a wholly
                           owned subsidiary of
                           DaimlerChrysler Corporation
                           ("DaimlerChrysler"), the
                           successor to Chrysler
                           Corporation.
   --------------------------------------------------
   Trustee              o  The Bank of New York.
   --------------------------------------------------


                              Title of Securities

         Auto Loan Asset Backed Certificates (the "certificates").

                                   The Trust

         The trust will be governed by a Pooling and Servicing Agreement dated as of May 31, 1991, among DCWR, as an assignee, as seller, [CFC][DCFS], as a successor by merger, as servicer, and The Bank of New York, as a successor trustee. The assets of the trust include

         o receivables existing under the accounts at the close of business on May 31, 1991, receivables generated under the accounts from time to time after that date during the term of the trust as well as receivables generated under any accounts added to the trust from time to time,

         o all funds collected or to be collected in respect of the receivables,

         o     all funds on deposit in the accounts of the trust,

         o any other enhancement issued with respect to any particular series or class and

         o a security interest in motor vehicles and parts inventory, equipment, fixtures, service accounts and, in some cases, realty and/or a personal guarantee securing the receivables.

                                 The Accounts

         The accounts by which the receivables have been or will be generated are revolving credit agreements entered into with [CFC][DCFS], directly or as successor to an affiliate, by dealers to finance the purchase of their automobile and light duty truck inventory. Accounts may be added to, or removed from, the trust. See "The Accounts", "Description of the Certificates -- Eligible Accounts and Eligible Receivables", " -- Addition of Accounts" and " -- Removal of Accounts".

                                The Receivables

         The receivables consist of advances made by [CFC][DCFS] to domestic motor vehicle dealers to purchase the vehicles. The vehicles consist primarily of new automobiles, light duty trucks and other vehicles. The principal amount of an advance in respect of a vehicle typically is equal to the wholesale purchase price of the vehicle plus destination charges and, subject to exceptions, is due upon the retail sale of the vehicle. See "The Dealer Floorplan Financing Business -- Creation of Receivables" and " -- Payment Terms". The receivables bear interest at a floating rate. See "The Dealer Floorplan Financing Business -- Revenue Experience".

                               The Certificates

         The trust will issue the certificates in series, each of which will consist of one or more classes. The prospectus supplement will set forth the specific terms of a series of certificates.

         We will allocate the trust's assets in part to the certificateholders of each series, and will allocate the remainder to the seller. We will subordinate a portion of the seller's interest to the certificateholders' interest of each series. The certificates of each series will evidence an undivided beneficial interest in the trust and will represent the right to receive from the assets funds required to make payments of interest on and principal of the series.

         The principal amount of the seller's interest may fluctuate as the aggregate amount of the receivables balance changes from time to time, as we issue new series and as outstanding series amortize.

                             Form and Denomination
                                of Certificates

         You may purchase certificates in book-entry form only and in $1,000 increments.

                                   Interest

         The trust will pay interest on the certificates in a series with the frequency specified in the prospectus supplement. Each series or class of certificates will have its own interest rate, which may be fixed, variable, contingent, or adjustable or have any combination of these characteristics and will be specified in the prospectus supplement. The trust's sources of funds for the payment of interest on a series of certificates will include:

         o interest collections on the receivables allocable to that series and

         o     any available credit enhancement for that series

                                   Principal

         The trust will make principal payments on a series of certificates on one or more dates specified in the prospectus supplement. We will specify in the prospectus supplement the sources of funds that the trust will use to pay principal. Typically, these sources will include:

         o all or a portion of the principal collections on the receivables allocable to that series,

         o all or a portion of the interest collections allocable to that series remaining after the trust has made interest payments on that series and

         o     any available credit enhancement for that series.

         We will set forth in the prospectus supplement for a series the manner in which the trust will accumulate or apply available funds toward principal payments on that series of certificates.

         Each series of certificates will have a revolving period during which we will make no principal payments on that series of certificates. We may structure principal payments for a class of certificates in the following ways, among others:

         o a single expected final payment date, on which we will repay all principal at once or

         o an amortization period, during which we will repay principal on each specified distribution date until we have repaid all principal.

         If a series has more than one class of certificates, we may repay principal differently for the various classes.

         However, it is possible that principal payments on a class or series of certificates will begin earlier than the date we specify in the prospectus supplement. If an early amortization event occurs for a series of certificates, the trust will apply all principal collections allocated to that series to the repayment of the outstanding principal of certificates in that series, unless we provide in the prospectus supplement that those funds will be set aside for payment on a later date. An early amortization event will likely cause us to repay principal on the certificates earlier than the expected date we specified in the prospectus supplement for that series. Also, an early amortization event may result in delays or reductions in the payments on your certificates.

         Also, the servicer or other designated person may have the option to purchase the outstanding certificates of a series when its invested amount is reduced to a specified level.

                           Limited Subordination of
                            the Seller's Interest;
                                 Enhancements

         The seller's interest will be subordinated to the rights of the certificateholders of each series to the extent described in the related prospectus supplement. Also, we may provide other enhancements. See "Limited Subordination of Seller's Interest; Enhancements".

                                  Tax Matters

         In the opinion of Brown & Wood LLP, special federal income tax counsel for the seller and the trust, the certificates of each series will be characterized as debt of the seller for federal income tax purposes and the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation under federal income tax law. In the opinion of Michigan counsel for the seller and the trust, the certificates will be characterized as debt of the seller for Michigan income and single business tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as indebtedness of the seller for federal, state and local income and single business tax purposes. We might issue the certificates with original issue discount. See "Tax Matters" for additional information concerning the application of federal and Michigan tax laws.

                             ERISA Considerations

         If you are an employee benefit plan, you should review the considerations discussed under "ERISA Considerations" in this prospectus and consult counsel before investing in the certificates.

                              Certificate Ratings

         Unless we specify otherwise in the related prospectus supplement, we will issue the certificates of a series only if they are rated in the highest long-term rating category by at least one nationally recognized rating agency.

         The rating agencies and their ratings do not address whether you will receive any principal on your certificates prior to or after the expected distribution date. See "Risk Factors -- Ratings of the certificates".

                                 Risk Factors

         An investment in Series 200_-_ certificates involves material risks. See "Risk Factors" in this prospectus.




--------------------------------------------------------------------------

                                 Risk Factors
--------------------------------------------------------------------------

         In this section and in the related prospectus supplement under the heading "Risk Factors," we discuss the principal risk factors of an investment in the certificates.


                Your Ability to Resell Certificates is Limited.

         There may be no secondary market for your certificates. Underwriters may participate in making a secondary market in the certificates, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your certificates. Also, your certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, you will not have the liquidity that might be provided by that kind of listing or quotation.


           Various Legal Aspects May Cause Delays in Your Receiving
             Payments or May Result in Reduced Payments or Losses
                             on Your Certificates.

         This risk factor discusses various ways in which a third party may become entitled to receive collections on the receivables instead of the trust. If that happens, you will experience delays in distributions on your certificates and may experience reductions in distributions on your certificates. Ultimately, you may incur a loss on your certificates.

         There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the trust's interest. See "Legal Aspects of the Receivables -- Transfer of Receivables".

         [CFC][DCFS] and the seller have and will treat the transactions described in this prospectus as a sale of the receivables to the seller and then to the trust. However, [CFC][DCFS] and/or the seller may become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself may take the position that the sale of receivables to the seller or to the trust should be recharacterized as a pledge of the receivables to secure a borrowing of the debtor. In that case, the trust could experience delays in payments of collections of receivables to it or, should the court rule in favor of any trustee, debtor or creditor, reductions in the amount of the payments could result. Also, if the transfer of receivables to the seller is recharacterized as a pledge, a tax or government lien on the property of [CFC][DCFS] arising before any receivables come into existence may have priority over the seller's interest in the receivables. See "Legal Aspects of the Receivables -- Matters Relating to Bankruptcy".

         At the time a vehicle is sold, [CFC][DCFS]'s security interest in the vehicle will terminate. Therefore, if a dealer fails to remit to [CFC][DCFS] amounts owed with respect to vehicles that have been sold, the related receivables will no longer be secured by vehicles.


                The Timing of Payments on the Receivables Will Determine Whether We Will Pay Principal on the Certificates When Intended.

         Dealers pay receivables upon the retail sale of the underlying vehicle. The timing of those sales is uncertain. Also, we cannot assure you that there will be additional receivables created under the Accounts or that any particular pattern of dealer repayments will occur. The payment of principal on the certificates depends on dealer repayments. As a result, you may not receive your principal when you expected because:

         o the certificates of your series or class may not be fully amortized by its expected payment date, if any, or

         o the payment of principal to certificateholders or the deposit of principal in a principal funding account during the controlled amortization period or accumulation period, if any, with respect to your series or class of certificates may not equal the controlled amortization amount or controlled deposit amount, if any, with respect to the series or class.


                      Social, Economic and Other Factors
                   Will Affect the Level of the Collections
                 on the Receivables and May Affect the Amount
                   of the Distributions of the Certificates.

         Payment of the receivables is largely dependent upon the retail sale of the related vehicles. The level of retail sales of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include

         o    interest rates,

         o    unemployment levels,

         o    the rate of inflation and

         o    consumer perception of economic conditions generally.

The use of incentive programs, e.g., manufacturers' rebate programs, may affect retail sales. However, we cannot predict whether or to what extent economic or social factors will affect the level of vehicle sales.


 The Ability of the Trust to Make Payments on Your Certificates Depends in Part on the Ability of DaimlerChrysler and [CFC][DCFS] to Generate Receivables and the Ability of [CFC][DCFS] to Perform its Obligations under the Pooling and Servicing Agreement.

         Neither [CFC][DCFS] nor DaimlerChrysler is obligated to make any payments in respect of any certificates or the receivables. However, the trust depends completely upon [CFC][DCFS] to generate new receivables. The ability of [CFC][DCFS] to generate receivables depends in turn to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by DaimlerChrysler. We cannot assure you that [CFC][DCFS] will continue to generate receivables at the same rate as receivables were generated in prior years. Also, if [CFC][DCFS] were to cease acting as servicer, delays in processing payments on the receivables and information in respect of the receivables could occur and result in delays in payments to you.

         [CFC][DCFS] makes representations and warranties with respect to the characteristics of the receivables. In some cases, [CFC][DCFS] would be required to purchase receivables with respect to which the representations and warranties have been breached. If [CFC][DCFS] fails to make a required repurchase, the trust may have less funds. In addition, subject to limitations, [CFC][DCFS] has the ability to change the terms of the Accounts, including the rate and the credit line, as well as change its underwriting procedures. These changes could reduce the amount of collections received on the receivables.

         Under agreements between DaimlerChrysler and DaimlerChrysler-franchised dealers, DaimlerChrysler is committed to purchase unmiled vehicles from the dealers upon dealership termination. If DaimlerChrysler is not able to repurchase the new vehicles under the repurchase provision of new vehicles in the dealer agreements, losses with respect to the receivables may be adversely affected. See "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler". Also, because a substantial number of the vehicles to be sold by the Dealers are manufactured or distributed by DaimlerChrysler, if DaimlerChrysler were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of DaimlerChrysler-manufactured vehicles owned by the Dealers would decrease. In that case, payment rates and the loss experience with respect to the receivables will be adversely affected. See "The Dealer Floorplan Financing Business".


                        Credit Enhancement is Limited.
         If the Credit Enhancement is Exhausted, You May Incur a Loss.

         We will provide credit enhancement of each series of certificates by subordinating the seller's interest to the extent of the available subordinated amount for the series as described in the related prospectus supplement. The amount of the credit enhancement is limited and will be reduced from time to time as described in the related prospectus supplement. If the credit enhancement is exhausted, you are much more likely to incur a loss. See "Limited Subordination of Seller's Interest; Enhancements".


                         Other Certificateholders May
              Control the Actions of the Trust. Their Actions May
                         Be Adverse to Your Interest.

         In some cases, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding certificates of all outstanding series will be required to direct some actions. These actions include amending the pooling and servicing agreement in some cases and directing a reassignment of the entire portfolio of receivables. Also, following the occurrence of an insolvency event with respect to the seller, the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of each series or each class of each series, and any holder of a supplemental certificate, will be required to direct the trustee not to sell or otherwise liquidate the receivables.


                     The Issuance of Additional Series of
               Certificates May Adversely Affect Your Interest.

         The trust, as a master trust, has previously issued series and is expected to issue additional series, which may be represented by different classes within a series. A series supplement delivered under the pooling and servicing agreement in connection with the issuance of other series will specify principal terms applicable to the series. No series supplement may change the terms of the certificates of another series or the terms of the pooling and servicing agreement as applied to the certificates of another series. See "Description of the Certificates -- New Issuances". However, we cannot assure you that the terms of any one series might not have an impact on the timing or amount of payments received by a certificateholder of any other series.


        Credit Ratings of the Certificates Reflect the Rating Agency's
       Assessment of the Likelihood that You Will Receive Your Payments of Interest and Principal.

         Unless we specify otherwise in the related prospectus supplement, it will be a condition to the issuance of the certificates of each series offered by this prospectus that they be rated in the highest long-term rating category by at least one nationally recognized rating agency. Any rating assigned to the certificates of a series or a class by a rating agency

         o will reflect the rating agency's assessment of the likelihood that certificateholders of the series or class will receive the payments of interest and principal required to be made under the pooling and servicing agreement and

         o will be based primarily on the value of the receivables in the trust, the level of subordination of the seller's interest in the trust and the availability of any enhancement with respect to the series or class.

However, any rating will not, unless we otherwise specify in the related prospectus supplement, address the likelihood that the principal of, or interest on, any certificates of the series or class will be paid on a scheduled date. The rating will not be a recommendation to buy, hold or sell certificates of the series or class, and the rating will not comment as to the market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not reduce or withdraw a rating in the future if in its judgment circumstances in the future so warrant.


                    Book-Entry Registration May Limit Your
                Ability to Resell or Pledge Your Certificates.

         Unless we otherwise specify in the prospectus supplement relating to a series of certificates, the certificates of each series will initially be book-entry certificates and will not be registered in your name or your nominee's name. Accordingly, you will not be recognized by the trustee as the "certificateholder". You will only be able to exercise the rights of a certificateholder indirectly through DTC and its participating organizations, and, if applicable, through Euroclear or Clearstream Banking and their respective participating organizations. See "Description of the Certificates -- General", " -- Book-Entry Registration" and " -- Definitive Certificates".

         You can find a "Glossary of Principal Terms for the Prospectus" beginning on page ____ in this prospectus.


------------------------------------------------------------------------------

            DaimlerChrysler Wholesale Receivables LLC and the Trust
------------------------------------------------------------------------------

                   DaimlerChrysler Wholesale Receivables LLC

         DCWR is a limited liability company formed under the laws of the State of Delaware on February 4, 2000 as a wholly owned subsidiary of CFC, for the limited purpose of purchasing wholesale, retail and other receivables from [CFC][DCFS] and transferring the receivables to third parties or issuing indebtedness secured by receivables to third parties. DCWR acquired the Seller's Interest from U.S. Auto Receivables Company ("USA") on May 31, 2000. At that time DCWR assumed the obligations of the seller under the Pooling and Servicing Agreement and the obligations of the purchaser under the Receivables Purchase Agreement. On August 8, 1991, USA had acquired the Seller's Interest from Chrysler Auto Receivables Company ("CARCO") and assumed those obligations. As of May 31, 2000, USA was merged into a member of DCWR and no longer exists. CARCO is a wholly-owned subsidiary of [CFC][DCFS].

         DCWR is deemed to have made all representations and warranties of the seller in the Pooling and Servicing Agreement and any Series Supplement with respect to any series of certificates outstanding as of May 31, 2000. In addition, DCWR has assumed the obligations of USA under the certificates with respect to any outstanding series, the Pooling and Servicing Agreement and the Receivables Purchase Agreement and has agreed to hold USA harmless from any liability related to those obligations. Obligations transferred to and assumed by DCWR include USA's obligation with respect to the subordinated notes held by [CFC][DCFS], the proceeds of which note were used to fund a portion of the purchase price of receivables from CCC on the Initial Closing Date and a portion of the purchase prices of the receivables arising in the Additional Accounts added to the trust on Addition Dates subsequent to the Initial Closing Date. [CFC][DCFS] may make additional subordinated loans to DCWR in the future.

         The seller has taken steps in structuring the transactions contemplated by this prospectus that are intended to insure that the voluntary or involuntary application for relief by [CFC][DCFS] under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the seller with those of [CFC][DCFS]. These steps include the creation of the seller as a separate, limited-purpose subsidiary under a limited liability company agreement containing limitations on the nature of the seller's business, as described above, and on the seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its officers. However, we cannot assure you that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of [CFC][DCFS] in a proceeding under any Insolvency Law. See "Risk Factors -- Legal Aspects May Result in Delays in or Reductions or Loss of Payments to Certificateholders" and "Legal Aspects of the Receivables -- Matters Relating to Bankruptcy".

         Also, tax and other statutory liabilities, including liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans, of DaimlerChrysler or [CFC][DCFS] can be asserted against the seller. To the extent that any of those liabilities arise after the transfer of receivables to the trust, the trust's interest in the receivables would be prior to the interest of the claimant with respect to the liabilities. However, the existence of a claim against the seller could permit the claimant to subject the seller to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law. See "Risk Factors --Legal Aspects May Result in Delays in or Reductions or Loss of Payments to Certificateholders" and "Legal Aspects of the Receivables --Matters Relating to Bankruptcy" and "Risk Factors --Trust's Relationship to DaimlerChrysler and [CFC][DCFS]".

         DCWR's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286, and its telephone number is (248) 948-3031.


                                   The Trust

         The trust was formed in accordance with the laws of the State of New York under the Pooling and Servicing Agreement. The property of the trust consists of

         o the receivables existing in the Accounts on May 31, 1991 (the "Initial Cut-Off Date").

         o all receivables generated in the Accounts from time to time after the Initial Cut-Off Date during the term of the trust as well as receivables generated in any Accounts added to the trust from time to time, but excluding receivables in any Accounts that are removed from the trust from time to time after the Initial Cut-Off Date,

         o an assignment of all the seller's rights and remedies under the Receivables Purchase Agreement,

         o all funds collected or to be collected in respect of the receivables,

         o     all funds on deposit in accounts of the trust,

         o any Enhancement issued with respect to any particular series or class of certificates and

         o a security interest in the vehicles and any other collateral security.

See "Description of the Certificates -- Addition of Accounts". See "Description of the Receivables Purchase Agreement" for a summary of terms of the Receivables Purchase Agreement.

         [CFC][DCFS] will not convey to the trust receivables ("Fleet Receivables") originated in connection with multiple new vehicle orders of at least five vehicles by specified Dealers. The terms "receivables" and "principal receivables" as used in this prospectus will not refer to Fleet Receivables.

         The property of the Trust may also include Enhancements for the benefit of certificateholders of a particular series or class. The certificateholders of a particular series or class will not have any interest in any Enhancements provided for the benefit of the certificateholders of another series or class, unless we so provide in the related Series Supplement or Series Supplements. Under the Pooling and Servicing Agreement, the seller will be allowed, subject to limitations and conditions, and in some circumstances will be obligated,

         o to designate from time to time Additional Accounts to be included as Accounts and to convey to the trust the receivables of the Additional Accounts, and

         o to designate from time to time Accounts to be removed and to require the trustee to convey receivables in the Removed Accounts to the seller.

         The trust was formed for this and like transactions under the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The trust will not engage in any business activity other than

         o acquiring and holding the receivables and the other assets of the trust and proceeds from the receivables and those assets,

         o issuing the certificates and the seller's certificate, and any Supplemental certificates, and making payments on those certificates

         o     and related activities.

As a consequence, we do not expect the trust to have any need for, or source of, capital resources other than the assets of the trust.

-----------------------------------------------------------------------------

                                Use of Proceeds
-----------------------------------------------------------------------------


         Unless we otherwise provide in the related prospectus supplement:

         o from the net proceeds from the sale of the certificates of a series offered by this prospectus we will make the deposit of the Excess Funded Amount, if any, for the series, to the Excess Funding Account for the series, and we will pay the remaining portion of the net proceeds to DCWR;

         o DCWR will use the portion of the proceeds paid to it, together with the subordinated loan from [CFC][DCFS] described under "DaimlerChrysler Wholesale Receivables LLC and the Trust -- DaimlerChrysler Wholesale Receivables LLC", to purchase receivables from [CFC][DCFS] or to repay amounts previously borrowed to purchase receivables; and

         o [CFC][DCFS] will use the portion of the proceeds paid to it for general corporate purposes.


-----------------------------------------------------------------------------

                    The Dealer Floorplan Financing Business
-----------------------------------------------------------------------------

                                    General

         The receivables transferred to the trust under to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances, known as "wholesale" or "floorplan" financing, made by DaimlerChrysler, directly or as successor to Chrysler Corporation, and [CFC][DCFS], directly or as a successor to affiliates, to domestic motor vehicle dealers. These funds are used by dealers to purchase new and used vehicles manufactured or distributed by DaimlerChrysler and other manufacturers pending sale to retail buyers. As described in this prospectus, receivables transferred to the trust are secured by the vehicles and, in many cases parts inventory, equipment, fixtures and service accounts of the vehicle dealers. In some cases, the receivables are also secured by realty owned by, and/or a personal guarantee of, a vehicle dealer.

         [CFC][DCFS], as successor to [CFC], Chrysler Financial Corporation ("CFC Corp.") and Chrysler Credit Corporation ("CCC"), is the primary wholesale financing source for DaimlerChrysler-franchised dealers in the United States. DaimlerChrysler vehicles for which [CFC][DCFS] provides wholesale financing include vehicles manufactured under the CHRYSLER, PLYMOUTH, DODGE and JEEP trademarks. [CFC][DCFS], directly or as successor to [CFC], CFC Corp. or CCC, has extended credit lines to DaimlerChrysler-franchised dealers that also operate non-DaimlerChrysler franchises and non-DaimlerChrysler dealers. [CFC][DCFS] services the accounts of domestic dealers financed by it (the "U.S. Wholesale Portfolio") through its Southfield Support office located in Southfield, Michigan and through a network of zone offices located throughout the United States.

         Vehicles financed by any dealer under the floorplan program are categorized by [CFC][DCFS], under its policies and procedures, as New Vehicles or Used Vehicles based on whether the vehicles qualify for the new or used wholesale and retail interest rate chargeable to the dealer in connection with the vehicles financed. Currently, "New Vehicles" consist of

         o    current and prior model year unmiled vehicles,

         o current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and

         o    prior model year and two year old miled vehicles.

Currently, "Used Vehicles" consist of previously owned vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and prior model year and two year old miled vehicles. Vehicles purchased by a dealer at a closed auction conducted by DaimlerChrysler are referred to, collectively, as "Auction Vehicles". New Vehicles and Used Vehicles may be categorized differently in the future based on [CFC][DCFS]'s practices and policies.


                            Creation of Receivables

         [CFC][DCFS] finances 100% of the wholesale invoice price of new vehicles, including destination charges. DaimlerChrysler originates receivables in respect of DaimlerChrysler-manufactured or distributed vehicles concurrently with the shipment of the vehicles to the financed dealer.

         Once a dealer has commenced the floorplanning of a manufacturer's vehicles through [CFC][DCFS], [CFC][DCFS] will finance all purchases of vehicles by the dealer from the manufacturer. [CFC][DCFS] will cancel this arrangement, however, if a dealer's inventory is considered by [CFC][DCFS] to be seriously overstocked, if a dealer is experiencing financial difficulties or if a dealer requests controlled vehicle releases. In those circumstances, known as "finance hold", the applicable local zone office of [CFC][DCFS] assumes control of vehicle releases to the dealer. [CFC][DCFS] makes special arrangements to finance inter-dealer sales of vehicles.


                          Credit Underwriting Process

         [CFC][DCFS] extends credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of new, used and auction vehicles. All DaimlerChrysler-franchised dealers that have a new vehicle line of credit are also eligible for a used vehicle and an auction vehicle credit line. A new vehicle credit line relates to New Vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler, and a used vehicle credit line relates to Used Vehicles. An auction vehicle credit line relates to Auction Vehicles.

         A newly franchised dealer requesting the establishment of a new vehicle credit line must submit an application to a [CFC][DCFS] zone office. After receipt of the application, the local zone office investigates the prospective dealer. The office reviews the prospective dealer's credit reports and bank references and evaluates the dealer's marketing capabilities and start-up financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale new vehicle credit line, the office reviews the dealer's credit reports, including the experience of the dealer's current financing source, and bank references. Further, the office investigates the dealer's current state of operations and management, including evaluating a factory reference, and marketing capabilities. For credit lines within an office's approval limits, the office either approves or disapproves the dealer's request. For credit lines in excess of an office's approval limits, the office transmits the requisite documentation to the Southfield Support Dealer Credit Department for approval or disapproval. [CFC][DCFS] applies the same underwriting standards for dealers franchised by other manufacturers.

         Upon approval, dealers execute a series of financing agreements with [CFC][DCFS] and, in the case of DaimlerChrysler-franchised dealers, DaimlerChrysler. These agreements provide [CFC][DCFS] a first priority security interest in the vehicles and other collateral and a demand master promissory note in favor of [CFC][DCFS]. Under these agreements, [CFC][DCFS] requires all dealers to maintain insurance coverage for each vehicle for which it provided floorplan financing, with [CFC][DCFS] designated as loss payee.

         The size of a credit line initially offered to a dealer is based upon the dealer's sales record, or, in the case of a prospective dealer, expected annual sales, and the dealer's effective net worth. The amount of a dealer's credit line for new vehicles is adjusted quarterly by [CFC][DCFS]. The adjustment is based upon the dealer's average new vehicle sales during the prior 180 days and is, typically, in an amount sufficient to finance a 75-day supply of vehicles. The amount of a dealer's credit line for used vehicles is also adjusted periodically. This adjustment is based upon the dealer's average used vehicle sales for the prior 180 days and is, typically, in an amount sufficient to finance 50% of a 30 to 45-day supply of vehicles. [CFC][DCFS] determines the size of a dealer's auction vehicle credit line on a case by case basis and makes adjustments periodically based on [CFC][DCFS]'s practices and procedures.

         The aggregate amount advanced for each Used Vehicle is equal to the National Automotive Dealers Association's Official Wholesale Used Car Trade-in Guide wholesale book value for the vehicle. However, the aggregate amount of the credit line for the used vehicles may not exceed 50% of the value of the dealer's total inventory of used vehicles. The amount advanced for New Vehicles and all Auction Vehicles is equal to the amount invoiced with respect to the vehicles and the auction purchase price, including auction fees, of the Auction Vehicles, respectively.


               Billing, Collection Procedures and Payment Terms

         [CFC][DCFS] prepares and distributes each month to each dealer a statement setting forth billing and related account information. [CFC][DCFS] generates and mails each dealer's bills on the sixth and seventh calendar day of the month. Interest and other nonprincipal charges must be paid by the end of the month in which they are billed. [CFC][DCFS] bills interest and handling fees in arrears, but bills insurance costs in advance. Upon the sale of a vehicle for which it has provided floorplan financing, [CFC][DCFS] is entitled to receive payment in full of the related advance. Dealers remit payments by check directly to [CFC][DCFS]'s local zone offices or electronically via an electronic funds transfer system maintained by the Southfield Support office.


                              Revenue Experience

         [CFC][DCFS] charges dealers interest at a floating rate based on the rate (the "Prime Rate") designated as the "prime rate" from time to time by financial institutions selected by [CFC][DCFS], plus a designated spread ranging from 0.25% to 1.00% on New Vehicles. The Prime Rate is reset by [CFC][DCFS] on the first and sixteenth days of every month and is applied to all balances outstanding during the applicable period. The actual spread for each dealer is determined according to the total amount of the dealer's credit lines. [CFC][DCFS] typically increases the spreads charged on Used Vehicle balances by an additional 0.75%. Previously owned vehicles, however, purchased at a DaimlerChrysler closed auction are financed at the applicable New Vehicle rate. In the case of a few larger dealers, [CFC][DCFS] charges the dealers interest at a floating rate based on LIBOR plus 2.75% up to the Prime Rate plus 0.50%.


                       Relationship with DaimlerChrysler

         DaimlerChrysler provides to some DaimlerChrysler-franchised dealers financial assistance in the form of working capital loans and other loans. In addition, DaimlerChrysler provides floorplan assistance to all DaimlerChrysler-franchised dealers through a number of formal and informal programs. On all new vehicle financings, DaimlerChrysler reimburses dealers directly for the finance costs for a specified period from the date of shipment. DaimlerChrysler also has a supplemental floorplan assistance program. In this program, DaimlerChrysler reimburses dealers at the time of retail sale, for a specified amount depending upon the vehicle model.

         Under an agreement between DaimlerChrysler and each DaimlerChrysler-franchised dealer, DaimlerChrysler commits to repurchase unsold new vehicles in inventory upon dealership termination, at the vehicles' wholesale prices less a specified margin. DaimlerChrysler only repurchases current model year vehicles that are new, undamaged and unused. DaimlerChrysler also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the invoice price. If [CFC][DCFS] takes possession of a dealer's parts inventory, DaimlerChrysler is only obligated to pay [CFC][DCFS] 55% of the invoice price of the inventory. All of the assistance, however, is provided by DaimlerChrysler for the benefit of its dealers, and does not relieve the dealers of any of their obligations to [CFC][DCFS].

         Much of the assistance is provided at the option of DaimlerChrysler, which may terminate any of the optional programs in whole or in part at any time. If DaimlerChrysler is unable to or elects not to provide the assistance, the loss experience of [CFC][DCFS] in respect of the U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured or distributed by DaimlerChrysler, if DaimlerChrysler were temporarily or permanently no longer in that business, the rate of sales of DaimlerChrysler-manufactured vehicles would decrease. This would adversely affect payment rates and the loss experience of the U.S. Wholesale Portfolio. See "Payment Terms" for a discussion of an installment payment plan made available to dealers. See also "Risk Factors -- Trust's Relationship to DaimlerChrysler and [CFC][DCFS]".


                               Dealer Monitoring

         [CFC][DCFS]'s local zone offices monitor the level of each dealer's wholesale credit line on a periodic basis. Dealers are permitted to exceed those lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer's credit lines may be reduced prior to its liquidating a sufficient portion of its vehicle inventory. If at any time [CFC][DCFS] learns that a dealer's balance exceeds its approved credit lines, [CFC][DCFS] will evaluate the dealer's financial position and may temporarily increase the dealer's credit lines or place the dealer in a disciplinary category known as "finance hold". See "Creation of Receivables".

         Zone office personnel conduct audits of dealer vehicle inventories on a regular basis. The timing of each visit is varied and no advance notice is given to the audited dealer. Auditors review dealers' financial records and conduct a physical inventory of the vehicles on the dealers' premises. Through the audit process, [CFC][DCFS] reconciles each dealer's physical inventory with its records of financed vehicles. Audits are intended to identify instances where a dealer sold vehicles but did not immediately repay the related advances. The audit process also aids [CFC][DCFS] in determining in those instances whether a dealer received sale proceeds but diverted the proceeds to uses other than the repayment of the obligations to [CFC][DCFS].


          "Dealer Trouble" Status and [CFC][DCFS]'s Write-Off Policy

         Under some circumstances, [CFC][DCFS] will classify a dealer under "Dealer Trouble" status. The circumstances include

         o    failure to remit any principal or interest payment when due,

         o    any notifications of liens, levies or attachments and

         o    a general deterioration of its financial condition.

Once a dealer is assigned to Dealer Trouble status, [CFC][DCFS] determines any more extension of credit on a case-by-case basis.

         [CFC][DCFS] attempts to work with dealers to resolve instances of Dealer Trouble status. If, however, a dealer remains on that status, it can result in one of the following:

         o an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers,

         o a forced liquidation in which [CFC][DCFS] repossesses the dealer's inventory and, in the case of DaimlerChrysler-franchised dealers, closes the franchise,

         o a voluntary surrender of the dealer's inventory and, in the case of DaimlerChrysler-franchised dealers, franchise closure, or

         o    a forced sale of the dealership.

[CFC][DCFS] typically works with franchised dealers to find third parties to purchase a troubled dealership.

         The proceeds of the sales are used to repay amounts due to [CFC][DCFS]. Once liquidation has begun, [CFC][DCFS] performs an analysis of its position, writes off any amounts identified at that time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, [CFC][DCFS] may recognize additional losses or recoveries.


                            Additional Information

         We will set forth in the prospectus supplement for each series additional information with respect to the Dealer Floorplan Financing Business.

-----------------------------------------------------------------------------

                                 The Accounts
-----------------------------------------------------------------------------

                                    General

         The receivables arise in the revolving financing arrangements (the "Accounts") with domestic automobile dealers ("dealers") franchised by DaimlerChrysler and/or other automobile manufacturers. [CFC][DCFS] selected the Accounts from all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts (the "Eligible Portfolio"). Each Account in the Eligible Portfolio must be an account established by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, in the ordinary course of business and meet other criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates -- Representations and Warranties". [CFC][DCFS] and the seller have represented that each believes that the Accounts will be representative of the accounts in the Eligible Portfolio and that the inclusion of the Accounts, as a whole, will not represent an adverse selection from the Eligible Portfolio.

         From time to time, dealers deposit funds with [CFC][DCFS] in cash management accounts, limited in amount to the amount of the wholesale accounts. [CFC][DCFS] applies funds deposited by a dealer in its cash management account to reduce the dealer's outstanding Principal Receivables balance. Under some circumstances, a dealer may reborrow the funds.

         Under the Pooling and Servicing Agreement, the seller, and under the Receivables Purchase Agreement, [CFC][DCFS] has the right, subject to limitations and conditions, and in some circumstances is obligated, to choose from time to time additional qualifying wholesale accounts to be included as Accounts and to convey to the trust some of the receivables of the Additional Accounts, including receivables created after the conveyance. These accounts must meet the eligibility criteria set forth above as of the date the accounts are designated as Additional Accounts. [CFC][DCFS] will convey the receivables then existing, with exceptions, or later created under the Additional Accounts to the seller. The seller will then convey them to the trust. See "Description of the Certificates -- Addition of Accounts". In addition, as of any Additional Cut-off Date in respect of Additional Accounts and the date any new receivables are generated, [CFC][DCFS] will represent and warrant to the seller, and the seller will represent and warrant to the trust, that the receivables meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Certificates -- Conveyance of Receivables". Under some circumstances specified in the Pooling and Servicing Agreement, the seller has the right to remove Accounts, and the receivables arising from the Accounts, from the trust. See "Description of the Certificates -- Removal of Accounts". During the term of the trust, the Accounts from which the receivables arise will be the same Accounts designated by the seller on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the trust.

         We will provide information about the Accounts in each prospectus supplement.


-----------------------------------------------------------------------------

                       Chrysler Financial Company L.L.C.
                        Chrysler Financial Corporation,
                        Chrysler Credit Corporation and
         DaimlerChrysler Financial Services (debis) North America LLC
-----------------------------------------------------------------------------

         CFC, a Michigan limited liability company and a wholly-owned subsidiary of DaimlerChrysler, is a financial services organization. It is the continuing company resulting from a merger on October 25, 1998, of CFC Corp. into CFC. CFC Corp., a Michigan corporation, was the continuing corporation resulting from a merger on June 1, 1967, of a financial services subsidiary of Chrysler Corporation, as predecessor of DaimlerChrysler, into a newly acquired, previously nonaffiliated finance company incorporated in 1926. CFC is engaged in the following:

         o    automotive retail, wholesale and fleet financing,

         o    servicing commercial leases and loans,

         o    property, casualty and other insurance and

         o    automotive dealership facility development and management.

         CFC's business depends substantially upon DaimlerChrysler's operations. In particular, lower levels of production and sale of DaimlerChrysler's automotive products could reduce the level of CFC's finance and insurance operations. See "Risk Factors -- Trust's Relationship to DaimlerChrysler and CFC". CFC's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286 and its telephone number is
(248) 948-3060.

         CCC, a wholly owned subsidiary of CFC Corp., provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States. On December 31, 1995, CCC merged into CFC Corp. CFC Corp., in accordance with the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement, assumed all the rights and obligations of CCC under (a) the Pooling and Servicing Agreement, including rights and obligations of the servicer, and (b) the Receivables Purchase Agreement, Agreement including rights and obligations of the seller. After that merger, CFC Corp. provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States. On October 25, 1998, CFC Corp. merged into CFC. CFC, under the terms of the Pooling and Servicing Agreement, assumed all the rights and obligations of CFC Corp. under (a) the Pooling and Servicing Agreement, including rights and obligations of the servicer, and (b) the Receivables Purchase Agreement, including rights and obligations of the seller.

         DaimlerChrysler Financial Services (debis) North America LLC, a Michigan limited liability company ("DCFS") is a wholly-owned subsidiary of CFC. On December 31, 2000, CFC will merge into DCFS with DCFS being the surviving legal entity. DCFS, under the terms of the Pooling and Servicing Agreement, will then assume the rights and obligations of CFC under (a) the Pooling and Servicing Agreement, including rights and obligations of the servicer, and (b) the Receivables Purchase Agreement, including rights and obligations of the seller.

         We will provide additional information about [CFC][DCFS] in the prospectus supplement for each series.


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                        Description of the Certificates
-----------------------------------------------------------------------------

                                    General

         The trust will issue the certificates of a series under a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"), among DCWR, as seller of the receivables, [CFC][DCFS], as servicer of the receivables, and the trustee. The Pooling and Servicing Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part. The trustee will make available for inspection a copy of the Pooling and Servicing Agreement, without exhibits or schedules, to certificateholders of a Series on written request. The following summary describes terms that may be applicable to the certificates of each series, is not complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the applicable Series Supplement.

         The certificates of each series will evidence undivided beneficial interests in assets of the trust allocated to the certificateholders of the series (the "Certificateholders' Interest"). These interests will represent the right to receive from the trust assets funds up to, but not in excess of, the amounts required to make payments of interest on and principal of the certificates of the series under the Pooling and Servicing Agreement as described in the related prospectus supplement.

         The certificates of each series will initially be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the seller, the "Depository"), except as set forth below. Unless the related prospectus supplement states otherwise, the certificates of each series will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form only. DTC has informed the seller that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the certificates. Unless and until Definitive Certificates are issued, no certificateholder will be entitled to receive a physical certificate representing a certificate. All references in this prospectus to actions by certificateholders shall refer to actions taken by DTC upon instructions from Participants. Also, all references in this prospectus to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, as the case may be. See "Book-Entry Registration" and "Definitive Certificates".


                                   Interest

         The certificates of a series or class will accrue interest on their principal balance at the per annum rate set forth in or determined as described in the prospectus supplement. Interest will be payable to the certificateholders of a series or class on the interest payment dates specified in the prospectus supplement. If the prospectus supplement for a series or class of certificates so provides, the interest rate and the interest payment dates for each certificate of that series or class may be adjusted from time to time, including as a result of a decline in the interest rate of the receivables.

         Except as otherwise stated in this prospectus or in the related prospectus supplement, interest collections and other amounts allocable to the Certificateholders' Interest of a Series will be used to make interest payments to certificateholders of the Series on each interest payment date with respect to those certificateholders. During any Early Amortization Period, however, with respect to a series, we will distribute interest to the certificateholders monthly on each Special Payment Date.

         If the interest payment dates for a series or class occur less than monthly, we will deposit the collections or other amounts, or the portion allocable to the class, in one or more trust accounts (each an "Interest Funding Account"). The trustee will apply the amounts in the Interest Funding Account to make interest payments to certificateholders of the series or class on the following interest payment date for that series. If a series has more than one class of certificates, each class may have a separate Interest Funding Account.


                                   Principal

         The certificates of each series and class will have a revolving period (the "Revolving Period"). During the Revolving Period, principal collections and other amounts otherwise allocable to the Certificateholders' Interest of the series or class will not be paid to those certificateholders. Instead, they will be

         o    paid to the seller,

         o deposited to the Excess Funding Account, if any, for the series or

         o distributed to, or for the benefit of, the certificateholders of other classes or series.

A Revolving Period for a series will begin on the date stated in the related prospectus supplement (the "Series Cut-off Date") and end on the earlier of:

         o the day immediately before the Accumulation Period commencement date or the Controlled Amortization Period commencement date for the series and

         o the day immediately before the day on which an Early Amortization Event or a Reinvestment Event occurs with respect to the series.

If a series has more than one class of certificates, each class may have a different Revolving Period.

         The trust may use any of the following structures for paying principal on a series or class of certificates. We will describe the actual structure for a series or class in the related prospectus supplement.

         A series may have an accumulation period (the "Accumulation Period"). The Accumulation Period will begin at the close of business on the date specified in or determined in the manner specified in the prospectus supplement and end on the earliest of:

         o the beginning of a Reinvestment Period with respect to the series,

         o the beginning of an Early Amortization Period with respect to the series and

         o payment in full of the outstanding principal amount of the series certificates.

         During the Accumulation Period for a series, we will deposit principal collections and other amounts allocable to the Certificateholders' Interest of the series, which may include some Excess Principal Collections, on each distribution date in a trust account established for the benefit of the certificateholders of the series (a "Principal Funding Account"). The trustee will apply the amounts in the Principal Funding Account, together with any amounts in the Excess Funding Account allocable to the series, to make principal distributions to the certificateholders of the series when due. The amount to be deposited in a Principal Funding Account for any series on any distribution date may, but will not necessarily, be limited to the Controlled Deposit Amount. The "Controlled Deposit Amount" is an amount stated in the related prospectus supplement plus, in the case of some distribution dates, any amounts in the Excess Funding Account allocable to the series. If a series has more than one class of certificates, each class may have a different Accumulation Period and a separate Principal Funding Account and Controlled Deposit Amount. Also, there may be priorities among the classes with respect to deposits of principal into the Principal Funding Accounts.

         A series may have a controlled amortization period (the "Controlled Amortization Period"). The Controlled Amortization Period will begin at the close of business on the date stated in or determined in the manner stated in the related prospectus supplement and will end on the earliest of:

         o the beginning of a Reinvestment Period with respect to the series,

         o the beginning of an Early Amortization Period with respect to the series and

         o payment in full of the outstanding principal amount of the certificates of that series.

         During the Controlled Amortization Period for a series, the trustee will apply principal collections and other amounts allocable to the Certificateholders' Interest of the series, which may include Excess Principal Collections and amounts in the Excess Funding Account, on each distribution date to make principal distributions to any class of certificateholders of the series then scheduled to receive distributions. The amount to be distributed to those certificateholders may be limited to the Controlled Amortization Amount for the series. If a series has more than one class of certificates, each class may have a different Controlled Amortization Period and a separate Controlled Amortization Amount. In addition, the related prospectus supplement may describe priorities among the classes with respect to the distributions.

         A series may have a reinvestment period (the "Reinvestment Period"). The Reinvestment Period will begin on the day on which a Reinvestment Event has occurred and end on the earliest of:

         o the beginning of an Early Amortization Period with respect to the series,

         o the recommencement of the Revolving Period in accordance with the related Series Supplement and

         o payment in full of the outstanding principal amount of the certificates of that series.

         During the Reinvestment Period for a series, we will deposit principal collections and other amounts allocable to the Certificateholders' Interest of the series, which may include some Excess Principal Collections, on each distribution date in a Principal Funding Account. The trustee will apply the funds in the Principal Funding Account, together with any amounts in the Excess Funding Account allocable to the series, to make principal distributions to the certificateholders of the series when due. The amount to be deposited in a Principal Funding Account for any series on any distribution date will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. If a series has more than one class of certificates, each class may have a separate Principal Funding Account and there may be priorities among the classes with respect to deposits of principal into the Principal Funding Accounts.

         The "Early Amortization Period" for a series is the period beginning on the day on which an Early Amortization Event has occurred with respect to the series and ending on the earliest of:

         o payment in full of the outstanding principal amount of the certificates of that series,

         o the recommencement of the Revolving Period in accordance with the related Series Supplement and

         o    the Termination Date for the series.

         The start of an Early Amortization Period for a series will terminate its Revolving Period, Reinvestment Period, Controlled Amortization Period or Accumulation Period, as applicable. Further, we will no longer pay principal collections and some other amounts allocable to the Certificateholders' Interest of that series to the seller or the holders of any other outstanding series or deposited in a Principal Funding Account. Instead, the trustee will distribute them as principal payments to the applicable certificateholders of that series monthly on each distribution date beginning with the distribution date following the Collection Period in which that Early Amortization Period begins (each of those distribution dates, a "Special Payment Date"). During an Early Amortization Period for a series, distributions of principal to certificateholders of the series will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. In addition, on the first Special Payment Date for any series, to the extent stated in the related Series Supplement, the trustee will distribute any funds on deposit in its Excess Funding Account, if any, and any funds on deposit in its Principal Funding Account with respect to that series to the certificateholders of the relevant class or series up to the outstanding principal balance of their certificates. See "Reinvestment Events and Early Amortization Events" for a discussion of the events which might lead to the beginning of an Early Amortization Period with respect to a Series.

         The trust may use any combination of the above described structures for a series or class and may use any other principal payment structure set forth in a prospectus supplement.

         We will invest funds on deposit in any Principal Funding Account in Eligible Investments. The Eligible Investments in the related prospectus supplement intended to assure a minimum rate of return on the investment of the funds. To make it more likely that the principal amount of a series or class of certificates will be paid in full at the end of its Accumulation Period, the series or class may be subject to a maturity liquidity facility or other similar mechanism stated in the relevant prospectus supplement. A maturity liquidity facility is a financial contract that typically provides that enough principal will be available to retire the certificates at a specified date.

         Certificates of a series or class may also be purchased from time to time, typically at their respective principal amounts, in connection with a remarketing of the certificates if we so provide in the related prospectus supplement. A purchase of certificates of a series or class may cause the outstanding principal amount of series or class to decrease prior to the start of any Controlled Amortization Period or Early Amortization Period. The prospectus supplement for any series subject to purchase will describe the conditions to and procedures for any purchase. The proceeds of any purchase would be paid to the holders of the certificates so purchased.


                            Book-Entry Registration

         Unless in the related prospectus supplement states otherwise, certificateholders may hold certificates of a Series through DTC, in the United States, or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear, in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems.

         Cede, as nominee for DTC, will be the registered holder of the global certificates. Except as described in this prospectus, no certificateholder will be entitled to receive a certificate representing that person's interest in the certificates. Unless and until Definitive Certificates are issued, all references in this prospectus to actions by certificateholders shall refer to actions taken by DTC upon instructions from its Participants. Also, all references in this prospectus to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the certificates, for distribution to the certificateholders in accordance with DTC procedures.

         Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Clearstream and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in those capacities, the "Foreign Agency Depositaries").

         Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Foreign Agency Depositary. Those cross-market transactions, however, will require the counterparty in the relevant European international clearing system to deliver instructions to the system in accordance with its rules and procedures and within its European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Foreign Agency Depositary to take action to effect final settlement on its behalf. The Foreign Action Depositary will then deliver or receive securities in DTC, and make or receive payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Foreign Agency Depositaries.

         Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the certificates, see Annex I. Also, for information with respect to tax documentation procedures relating to the certificates, see Annex I and "Tax Matters --Federal Income Tax Consequences -- Foreign Investors".

         DTC is

         o a limited-purpose trust company organized under the laws of the State of New York,

         o     a member of the Federal Reserve System,

         o     a "clearing corporation" within the meaning of the UCC and

         o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

         DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, certificates may do so only through Participants and Indirect Participants. In addition, certificateholders will receive all distributions of principal of and interest on the certificates from the trustee through DTC and its Participants. Under a book-entry format, certificateholders will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each distribution date, DTC will forward the payments to its Participants which then will be required to forward them to Indirect Participants or certificateholders. It is anticipated that the only "Certificateholder", as that term is used in the Pooling and Servicing Agreement, will be Cede, as nominee of DTC, and that the trustee will not recognize certificateholders as certificateholders under the Pooling and Servicing Agreement. Certificateholders will only be permitted to exercise the rights of certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC must make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and must receive and transmit distributions of principal of and interest on the certificates. Participants and Indirect Participants with which certificateholders have accounts with respect to the certificates also must make book-entry transfers and receive and transmit those payments on behalf of their respective certificateholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and banks, a certificateholder will have a limited ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the certificates.

         DTC has told the seller that it will take any action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the certificates are credited.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, checkering corporations and other organizations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described above under "Book-Entry Registration". The Euroclear System ("Euroclear") is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator") under contract with Euroclear S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear Clearance System cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers involved in the distribution of the certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. Because of this fact, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operative Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Foreign Agency Depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters". Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or the applicable Series Supplement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Foreign Agency Depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.


                            Definitive Certificates

         Unless the related prospectus supplement states otherwise, the trust will issue the certificates of a series or class in fully registered, certificated form to certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if

         o the seller advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the certificates of the series or class and the seller is unable to locate a qualified successor,

         o the seller, at its option, chooses to end the book-entry system through DTC with respect to the series or class or

         o after a Service Default occurs, certificateholders representing not less than 50% of the aggregate unpaid principal amount of the certificates of the series or class advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the certificateholders.

         If any of the events described in the immediately preceding paragraph occurs, DTC must notify all Participants of the availability of Definitive Certificates. When DTC surrenders the certificate or certificates representing those certificates and gives instructions for re-registration, the trustee will issue the certificates in the form of Definitive Certificates. After doing so, the trustee will recognize the holders of the Definitive Certificates as certificateholders under the Pooling and Servicing Agreement ("Holders"). If the trust issues Definitive Certificates or DTC ceases to be the clearing agency for any series or class of certificates, the Pooling and Servicing Agreement provides that the applicable certificateholders will be notified of that event.

         The trustee will make distributions of principal of, and interest on, the certificates directly to Holders in accordance with the procedures set forth in this prospectus and in the Pooling and Servicing Agreement. On each distribution date the trustee will make distributions to Holders in whose names the Definitive Certificates were registered at the close of business on the related record date. The trustee will make distributions by check mailed to the address of the Holder as it appears on the register maintained by the trustee. The trustee will make the final distribution on any Certificate, whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the certificates, however, only when the certificate is presented and surrendered on the final payment date at the office or agency that is specified in the notice of final distribution to certificateholders. The trustee will provide that notice to registered certificateholders not later than the fifth day of the month of the final distribution.

         Definitive Certificates will be transferable and exchangeable at the offices of the trustee, which shall initially be 101 Barclay Street, New York, New York 10286. The trustee will not impose any service charge for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer exchange.


                           The Seller's Certificate

         The Pooling and Servicing Agreement provides that the seller may, from time to time, exchange a portion of the certificate evidencing the Seller's Interest (the "Seller's Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person or entity chosen by the seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement, if

         o the seller shall at the time of that exchange and after giving effect to the exchange have an interest in the Pool Balance of not less than 2% of the aggregate amount of the principal balances of the receivables (the "Pool Balance"),

         o the seller shall have delivered to the trustee, the Rating Agencies and any Enhancement provider a Tax Opinion with respect to the exchange and

         o the seller shall have delivered to the trustee written confirmation from the applicable Rating Agencies that the exchange will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates.

Any later transfer or assignment of a Supplemental Certificate is also subject to the second and third conditions described in the preceding sentence. The seller may transfer a Supplemental Certificate to a securitization vehicle that in turn issues asset-backed securities based on that Supplemental Certificate.


                                 New Issuances

         The Pooling and Servicing Agreement states that under one or more Series Supplements, the trustee may issue two types of certificates:

         o one or more series of certificates which are transferable and have the characteristics described below under "New Issuances" and

         o the Seller's Certificate, and any Supplemental Certificate, which will evidence the Seller's Interest and will be transferable only upon the satisfaction of conditions described under "The Seller's Certificate".

         The Pooling and Servicing Agreement also provides that, under one or more Series Supplements, the seller may cause the trustee to issue one or more new series. Under the Pooling and Servicing Agreement, the seller may specify, among other things, with respect to any series:

         o     its name or designation,

         o its initial principal amount, or method for calculating that amount,

         o its certificate rate, or the method for determining its certificate rate,

         o a date on which it will begin its Accumulation Period or Controlled Amortization Period, if any,

         o the method for allocating principal and interest to certificateholders of the series,

         o     the percentage used to calculate monthly servicing fees,

         o the issuer and terms of any Enhancement or the level of subordination provided by the Seller's Interest,

         o the terms on which the certificates of the series may be exchanged for certificates of another series, be subject to repurchase, optional redemption or mandatory redemption by the seller or be remarketed by any remarketing agent,

         o     the Series Termination Date and

         o any other terms permitted by the Pooling and Servicing Agreement (all of those terms, the "Principal Terms" of the series).

         The seller may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act, directly or through one or more underwriters or placement agents. There is no limit to the number of series that may be issued under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement provides that the seller may specify Principal Terms of a new series so that each series has a Controlled Amortization Period or Accumulation Period which may have a different length and begin on a different date than the Controlled Amortization Period or Accumulation Period for any other series. Further, one or more series may be in their Reinvestment Periods, Early Amortization Periods, Controlled Amortization Periods or Accumulation Periods while other series are not. Thus, some series may be amortizing or accumulating principal, while other series are not. Moreover, different series may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the trustee will hold each form of Enhancement only on behalf of a specified series or a particular class within that series. The seller may specify different certificate rates and Monthly Servicing Fees with respect to each series, or a particular class. In addition, the seller has the option to vary among series, or classes within a series, the terms upon which the seller may repurchase a series, or classes within a series.

         Under the Pooling and Servicing Agreement and a Series Supplement, a new series may be issued only if specified conditions are satisfied. The seller may cause the issuance of a new series by notifying the trustee at least five business days in advance of the applicable Series Issuance Date. The notice shall state the designation of any series, and classes within a series, if any. The Pooling and Servicing Agreement states that the trustee will issue a new series only when it is delivered the following:

         o a Series Supplement in form satisfactory to the trustee signed by the seller and the servicer and specifying the Principal Terms of the series

         o     the form of any Enhancement and any related agreement,

         o an opinion of counsel to the effect that, for federal income and Michigan income and single business tax purposes,

                    o the issuance will not adversely affect the characterization of the certificates of any outstanding series or class as debt of the seller,

                    o such issuance will not cause a taxable event to any certificateholders (an opinion of counsel to the effect referred to in the first subclause above and this subclause with respect to any action is referred to in this prospectus as a "Tax Opinion"), and

                    o the new series will be characterized as debt of the seller, and

         o written confirmation from each applicable Rating Agency that the issuance will not cause it to reduce or withdraw the rating of any outstanding series or class of certificates.

         The issuance is also subject to the conditions that

         o the seller shall have represented and warranted that the issuance shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any outstanding series, and

         o after giving effect to the issuance, the seller's interest in the Pool Balance shall not be less than 2% of the Pool Balance.

When all of these conditions are satisfied, the trustee will issue the series.


               Conveyance of Receivables and Collateral Security

         CARCO, USA and/or DCWR, as applicable, has sold and assigned or will sell and assign to the trust

         o all of its right, title and interest in and to the receivables and the related Collateral Security as of the Initial Cut-Off Date,

         o     all receivables created in the Accounts after the Initial
               Cut-Off Date,

         o its interests in the related Collateral Security and the Receivables Purchase Agreement and

         o     the proceeds of all of the foregoing.

The "Collateral Security" in respect of the receivables is a security interest in vehicles and parts inventory, equipment, fixtures, service accounts and, in some cases, realty and a personal guarantee.

         DCWR and [CFC][DCFS] must indicate in their computer records that the receivables in the Accounts and the related Collateral Security have been conveyed to the trust. In addition, the seller must provide to the trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date and the applicable Additional Cut-Off Date,

         o     its account number,

         o     the outstanding balance of the receivables in the Account and

         o the outstanding balance of principal receivables in the Account.

         [CFC][DCFS] will retain and will not deliver to the trustee any other records or agreements relating to the receivables. Except as set forth above, [CFC][DCFS] has not and will not segregate the records and agreements relating to the trust's receivables from those relating to other accounts of [CFC][DCFS]. [CFC][DCFS] has not and will not stamp or mark the physical documentation relating to the receivables to reflect the transfer of the receivables to the trust. The seller will file one or more financing statements in accordance with applicable state law to perfect the trust's interest in the receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds of those items. See "Risk Factors" and "Legal Aspects of the Receivables".

         As contemplated above and as described below under "Addition of Accounts", the seller has the right, subject to limitations and conditions, and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to purchase from [CFC][DCFS] the receivables then existing or created after that time in the Additional Accounts and to convey the receivables to the trust. Each Additional Account must be an Eligible Account. In respect of any conveyance of receivables in Additional Accounts, the seller will follow the procedures set forth in the preceding paragraph, except the list will show information for the Additional Accounts as of the date the Additional Accounts are identified and selected (the "Additional Cut-Off Date").


                        Representations and Warranties

         The seller will represent and warrant to the trust, among other things, that

         o as of each Series Cut-Off Date, and the date of issuance of any series (a "Series Issuance Date"), or, in the case of the Additional Accounts, as of the Additional Cut-Off Date and the date the related receivables are transferred to the trust (an "Addition Date"), each Account or Additional Account was an Eligible Account,

         o as of the Series Cut-Off Date, or as of the Additional Cut-Off Date, in the case of any Additional Accounts, or as of the date any future receivable is generated (a "Transfer Date"), each receivable is an Eligible Receivable or, if the receivable is not an Eligible Receivable, the receivable is conveyed to the trust as described below under "Ineligible Receivables, the Installment Balance Amount and the Overconcentration Amount",

         o each receivable and all Collateral Security conveyed to the trust on the Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the seller's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the trust free and clear of any liens and

         o all appropriate consents and governmental authorizations required to be obtained by the seller in connection with the conveyance of each receivable or Collateral Security have been duly obtained.

         If the seller breaches any representation and warranty described in the preceding paragraph the trust will reassign the related receivables to the seller in the manner described in the following paragraph. However, the trust will be entitled to make that reassignment only if

         o the breach remains uncured for 30 days or a longer period as may be agreed to by the trustee, after the earlier to occur of the discovery of the breach by the seller or the servicer or receipt of written notice of the breach by the seller or the servicer, and

         o the breach has a materially adverse effect on the Certificateholders' Interest in the receivable or, in the case of a breach relating to an Account, all receivables in the related Account ("Ineligible Receivables").

         The trust will reassign each Ineligible Receivable to the seller on or before the end of the Collection Period in which the reassignment obligation arises by deducting the principal balance of the receivable from the Pool Balance. A deduction may cause the Pool Balance minus the aggregate Invested Amounts for all outstanding series (the "Seller's Participation Amount") to be less than the aggregate Available Subordinated Amounts for all outstanding series (the "Trust Available Subordinated Amount") on the second business day preceding the distribution date (each second business day preceding a Distribution Day, a "Determination Date"), after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date. If this happens, the seller must make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Participation Amount would be less than the Trust Available Subordinated Amount (that amount, a "Transfer Deposit Amount"). If the Transfer Deposit Amount is not so deposited, the principal balance of the related Ineligible Receivables will be deducted from the Pool Balance only to the extent the Seller's Participation Amount is not reduced below the Trust Available Subordinated Amount. Any principal balance not so deducted will not be reassigned and will remain part of the trust. The reassignment of any receivable to the seller and the payment of any related Transfer Deposit Amount will be the sole remedy available against the seller for any breach of the representations and warranties described in this section.

         The seller will also represent and warrant to the trust that, among other things, as of each Series Issuance Date

         o it is duly formed as a limited liability company and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the seller, and

         o the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the seller in the receivables and the Collateral Security, whether then existing or created after that time, the Receivables Purchase Agreement, and the proceeds of those items, including proceeds in any of the accounts established for the benefit of the certificateholders of any series, subject to the rights of the Purchasers with respect to some of the Collateral Security, under the UCC as then in effect in the State of Michigan, which is effective as to each receivable existing on the Initial Closing Date, or as of the Addition Date, if applicable, or, as to each receivable arising after those dates, upon the creation of that receivable and until termination of the trust.

         If a breach of any of the representations and warranties described in the preceding paragraph has a materially adverse effect on the Certificateholders' Interest in the receivables, either the trustee or the holders of certificates of all outstanding series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series, by written notice to the seller and the servicer, and to the trustee and the provider of any Enhancement if given by certificateholders, may direct the seller to accept the reassignment of the Certificateholders' Interest of all series within 60 days of the notice, or within a longer period specified in the notice. The seller must accept the reassignment of the Certificateholders' Interest on a distribution date occurring within the 60-day period. However, the reassignment need not be made if at the end of the applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by the breach shall have been cured. The price for the reassignment will typically be equal to the sum of:

         o the aggregate "Invested Amounts", as specified in the related Series Supplements, of all series on the Determination Date preceding the distribution date on which the purchase is scheduled to be made,

         o accrued and unpaid interest on the unpaid principal amount of the certificates at the applicable certificate rate, together with interest on overdue interest, and

         o with respect to any particular series, any other amounts stated in its Series Supplement.

      The payment of the reassignment price for all outstanding series will be considered a payment in full of the Certificateholders' Interest. The trustee will distribute those funds to the applicable certificateholders upon presentation and surrender of the certificates. If the trustee or the certificateholders give a notice as provided in the preceding paragraph, the obligation of the seller to make any deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the trustee on behalf of the certificateholders.

         DCWR will be deemed to have made all the representations and warranties of the seller in the Pooling and Servicing Agreement and in any Series Supplement with respect to any series or class of certificates.


                  Eligible Accounts and Eligible Receivables

         As discussed under "Representations and Warranties" above, the seller represents that, as of specified times, the Accounts are Eligible Accounts and the receivables are Eligible Receivables.

         An "Eligible Account" is a wholesale financing line of credit extended by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, to a Dealer, which, as of its date of determination:

         o is established by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, in the ordinary course of business under a floorplan financing agreement,

         o     is in favor of an Eligible Dealer,

         o is in existence and maintained and serviced by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, and

         o in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

         An "Eligible Dealer" is a dealer:

         o which is located in the United States of America, including its territories and possessions,

         o which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation,

         o in which DaimlerChrysler or any affiliate of DaimlerChrysler does not have an equity investment and

         o which has not been classified by the servicer as being under Dealer Trouble status.

         An "Eligible Receivable" is a receivable:

         o which was originated or acquired by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, in the ordinary course of business,

         o which has arisen under an Eligible Account and is payable in United States dollars,

         o which is owned by [CFC][DCFS], CFC Corp. or CCC at the time of sale to the seller,

         o which represents the obligation of a dealer to repay an advance made to the Dealer to finance the acquisition of vehicles,

         o which at the time of creation and at the time of transfer to the trust is secured by a perfected first priority security interest in the related vehicle,

         o which was created in compliance in all respects with all requirements of law applicable to the receivable and under a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party to the agreement,

         o with respect to which all consents and governmental authorizations required to be obtained by DaimlerChrysler, CCC, CFC Corp., [CFC][DCFS] or the seller in connection with the creation of the receivable or the transfer of the receivable to the trust or the performance by CCC, CFC Corp. or [CFC][DCFS] of the floorplan financing agreement under which the receivable was created, have been duly obtained,

         o as to which at all times following the transfer of the receivable to the trust, the trust will have good and marketable title to the receivable free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted under the Pooling and Servicing Agreement,

         o which has been the subject of a valid transfer and assignment from the seller to the trust of all the seller's interest in the receivable, including any proceeds of the receivable,

         o which will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws,

         o which at the time of transfer to the trust is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the Dealer,

         o as to which, at the time of transfer of the receivable to the trust, DaimlerChrysler, CCC, CFC Corp., [CFC][DCFS] and the seller have satisfied all their respective obligations with respect to the Receivable required to be satisfied at that time,

         o as to which, at the time of transfer of the receivable to the trust, neither DaimlerChrysler, CCC, CFC Corp. or [CFC][DCFS] nor the seller has taken or failed to take any action which would impair the rights of the trust or the certificateholders,

         o which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan and

         o which was transferred to the trust with all applicable governmental authorization.

         The trustee did not and will not make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the seller or for any other purpose. Also, the trustee will not make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each calendar year, an opinion of counsel with respect to the validity of the interest of the trust in and to the receivables and other components of the trust.


            Ineligible Receivables, the Installment Balance Amount
                       and the Overconcentration Amount

         For the purpose of facilitating the administration and reporting requirements of the servicer under the Pooling and Servicing Agreement, the seller will transfer all Ineligible Receivables arising in an Eligible Account to the trust. If, however, the Series Supplement for a series so states, the Incremental Subordinated Amount for the series will be adjusted by the portion of the aggregate principal amount of receivables included in the series allocable to the Certificateholders' Interest of the series. Also, if the Series Supplement for a series so states, the Incremental Subordinated Amount for the series shall be adjusted to reflect, on each distribution date,

         o the aggregate principal amount of receivables in the trust on the distribution date which are Dealer Overconcentrations (the "Overconcentration Amount") allocable to the
               Certificateholders' Interest of the series and

         o the portion of the aggregate amount of Installment Balances in respect of which [CFC][DCFS] has not received an offsetting payment from the related Dealer on the distribution date (the "Installment Balance Amount") allocable to the Certificateholders' Interest of the series.

         "Dealer Overconcentrations" on any distribution date means, with respect to any Dealer or group of affiliated Dealers, the excess of

         o the aggregate principal amount of receivables due from the Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding such distribution date over

         o 2% of the Pool Balance on the last day of the immediately preceding Collection Period.


                             Addition of Accounts

         Subject to the conditions described in this paragraph, the seller has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). Also, the seller must add the receivables of Additional Accounts if the Pool Balance on the last day of any Collection Period is less than the Required Participation Amount as of the following distribution date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date. In that case, unless insolvency events have occurred with respect to the seller, [CFC][DCFS] or DaimlerChrysler, then [CFC][DCFS] under the Receivables Purchase Agreement must sell to the seller, and the seller under the Pooling and Servicing Agreement must transfer and assign to the trust, within 10 business days after the end of the Collection Period, interests in all receivables arising in the Additional Accounts, whether the receivables are then existing or created after that time. Any designation of Additional Accounts is subject to the following conditions, among others:

         o     each Additional Account must be an Eligible Account;

         o the seller shall represent and warrant that the addition of the Additional Accounts shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any series;

         o the seller shall not select the Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement provider;

         o if the addition is not required, the seller shall deliver a Tax Opinion and other opinions of counsel with respect to the addition of the Additional Accounts to the trustee, the Rating Agencies and any Enhancement provider; and

         o the applicable Rating Agencies shall have provided written confirmation that the addition will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn.

         The seller may, however, from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts. Additional Accounts designated in accordance with the provisions described in this paragraph are referred to in this prospectus as "Automatic Additional Accounts". Unless each Rating Agency otherwise consents,

         o the number of Automatic Additional Accounts designated with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which the Collection Periods begin and

         o the number of Automatic Additional Accounts designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of the calendar year.

On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes the Collection Period. On or before January 31, April 30, July 31 and October 31 of each calendar year, the trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to that date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding series or class of certificates. On or before January 31 and July 31 of each calendar year, or on or before the last day of each month in some circumstances, the seller shall have delivered to the trustee, each Rating Agency and any Enhancement provider an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding calendar year confirming the validity and perfection of each transfer of that Automatic Additional Accounts. If the trustee has not received the Rating Agency confirmation or opinion of counsel with respect to any Automatic Additional Accounts, the seller must remove the Automatic Additional Accounts from the trust.

         Each Additional Account, including each Automatic Additional Account, must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of CCC, CFC Corp. or [CFC][DCFS], they may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by CCC, CFC Corp. or [CFC][DCFS] at a later date using credit criteria different from those which were applied to the initial Accounts or may have been acquired by CCC, CFC Corp. or [CFC][DCFS] from another wholesale lender that had different credit criteria. In addition, the seller will be permitted to designate Additional Accounts that contain receivables that have been sold or pledged to third parties. Following, however, the applicable Additional Cut-Off Date, no receivables arising after the Additional Cut-Off Date in any of those accounts shall be sold or pledged to any third parties.

         The "Required Participation Amount" for any date is an amount equal to the sum of:

         o the sum of the amounts for each series obtained by multiplying the Required Participation Percentage for the series by the Initial Invested Amount for the series at that time. However, each Excluded Series will be excluded from this calculation until the Invested Amount of the related Paired Series is reduced to zero; and

         o the Trust Available Subordinated Amount on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date following the Determination Date.

         The "Required Participation Percentage" for a series will be specified in the related Series Supplement.


                              Removal of Accounts

         The seller shall have the right at any time to require the removal from the trust of Eligible Accounts. To remove any Eligible Account, the seller, or the servicer on its behalf, shall, among other things,

         o furnish to the trustee, any Enhancement provider and the Rating Agencies a written notice (the "Removal Notice") stating the Determination Date on which removal of one or more Accounts will commence (the "Removal Commencement Date") and the Accounts to be removed from the trust (the "Designated Accounts"),

         o determine on the Removal Commencement Date the aggregate principal balance of receivables in respect of each the Designated Account (the "Designated Balance"),

         o from and after the Removal Commencement Date, cease to transfer to the trust all receivables arising in the Designated Accounts,

         o from and after the Removal Commencement Date, allocate all principal collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero (the "Removal Date"),

         o on each business day from and after the Removal Commencement Date to and until the related Removal Date, allocate

                    o to the trust, to be further allocated under the Pooling and Servicing Agreement, interest collections in respect of each Designated Account with respect to receivables in all Designated Accounts sold to the trust, and

                    o to the seller the remainder of the interest collections in all of those Designated Accounts,

         o represent and warrant that the removal of any Eligible Account on any Removal Date shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any Series or cause the Pool Balance to be less than the Required Participation Amount,

         o represent and warrant that no selection procedures believed by the seller to be adverse to the interests of the certificateholders were utilized in selecting the Designated Accounts,

         o represent and warrant that the removal will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn, and

         o on or before the related Removal Date, deliver to the trustee and any Enhancement provider an officers' certificate confirming the items set forth in the sixth, seventh and eighth clauses above and a Tax Opinion with respect to the removal.

      No Designated Accounts shall be removed if the removal will cause the rating of any outstanding series or class of certificates to be reduced or withdrawn.

         On any date on which an Account becomes an Ineligible Account, which date will be deemed the Removal Commencement Date for the Account, the seller will start the removal of the Account from the trust by taking each of the actions specified in the first five clauses of the preceding paragraph with respect to the Ineligible Account.

         Upon satisfaction of the above conditions, on the Removal Date with respect to any the Designated Account, the seller will stop allocating collections of receivables to the Designated Account, which shall be deemed removed from the trust for all purposes (a "Removed Account").

         In addition to the removal rights described in the four paragraphs above, the seller shall have the right at any time to remove Accounts from the trust and, in connection with the removal, repurchase the then existing receivables in the Accounts. To remove Accounts and repurchase the then existing receivables in those Accounts, the seller, or the servicer on its behalf, shall, among other things:

          o furnish to the trust, each Enhancement provider and the Rating Agencies a Removal Notice stating the Designated Accounts which are to be removed, and the then existing receivables in the Designated Accounts (the "Designated Receivables") which are to be repurchased from the trust and the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur (the "Removal and Repurchase Date"),

          o deliver to the trustee on the Removal and Repurchase Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts stating for each Account its account number and the aggregate amount of receivables outstanding in the Account,

          o represent and warrant that the removal of any Eligible Account and the repurchase of the receivables then existing in the Account on any Removal and Repurchase Date shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any Series or cause the Pool Balance to be less than the Required Participation Amount,

          o represent and warrant that no selection procedures believed by the seller to be adverse to the interests of the certificateholders were used in selecting the Designated Accounts,

          o represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered to the trustee as of the Removal and Repurchase Date, is true and complete in all material respects,

          o represent and warrant that the removal and repurchase will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn by the applicable Rating Agency,

          o deliver to the trustee, each Rating Agency and any Enhancement providers a Tax Opinion, dated the Removal and Repurchase Date, with respect to the removal and repurchase, and

          o deliver to the trustee and any Enhancement providers an officers' certificate confirming the items set forth in the fourth through seventh clauses above.

         The seller may not remove Designated Accounts or repurchase Designated Receivables unless each Rating Agency shall have notified the seller, the servicer and the trustee in writing that the removal and repurchase will not cause the Rating Agency's rating of any outstanding series or class of certificates to be reduced or withdrawn.

         Upon satisfaction of the above conditions, on the Removal and Repurchase Date with respect to any Designated Account and Designated Receivables, the Designated Account shall be deemed removed, and the Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the trust for all purposes.

         On each distribution date, the trustee will apply any amounts on deposit in the Collection Account on the distribution date resulting from payment by the seller of the Repurchased Receivables Purchase Price, first, to fund any unpaid Miscellaneous Payment due on or prior to the distribution date. Second, an amount equal to the product of

          o the amount of any Repurchased Receivables Purchase Price initially deposited by the seller in the Collection Account in connection with the repurchase, and

          o the Monthly Payment Rate for the immediately preceding Collection Period shall be treated as principal collections collected in the immediately preceding Collection Period. The "Monthly Payment Rate" for a Collection Period is the percentage obtained by dividing principal collections for the Collection Period by the daily average Pool Balance for the Collection Period.

         The seller, however, shall have the right to require the reassignment to it of all the trust's right, title and interest in the receivables then existing and created after that time in Accounts ("Automatic Removed Accounts") designated by the seller, together with existing and future collections and proceeds from those receivables, upon satisfaction of the following conditions:

          o on or before the fifth business day immediately preceding the date upon which the Accounts are to be removed, the seller shall have given the trustee, each Enhancement provider and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date");

          o on or prior to the date that is five business days after the Automatic Removal Date, the seller shall have delivered to the trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts stating for each Account, as of the removal notice date, its account number and the aggregate amount of receivables outstanding in the Account;

          o the seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered to the trustee, as of the Automatic Removal Date, is true and complete in all material respects;

          o the trustee shall have received confirmation from each Rating Agency that the removal will not cause the Ratings Agency's rating of any outstanding series or class of certificates to be reduced or withdrawn;

          o the seller shall have delivered to the trustee, each Rating Agency and any Enhancement providers an officers' certificate, dated the Automatic Removal Date, to the effect that the seller reasonably believes the removal will not cause an Early Amortization Event or Reinvestment Event to occur with respect to any series; and

          o the seller shall have delivered to the trustee, each Rating Agency and any Enhancement providers a Tax Opinion, dated the Automatic Removal Date, with respect to the removal.

         However, from and after the date on which no series issued prior to March 10, 1999, is outstanding, the conditions specified in the first clause above that relate to Enhancement providers and Rating Agencies and the conditions specified in the fourth, fifth and sixth clauses above will not be required if all of the Accounts to be removed have liquidated and have zero balances.

         Upon satisfaction of the above conditions, on the Automatic Removal Date the trust's interest in the receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect to the receivables and all proceeds of the receivables shall be deemed removed from the trust for all purposes.


                                Excluded Series

         A series of certificates may be designated as an excluded series (an "Excluded Series") with respect to a series of certificates previously issued by the trust as to which the Accumulation Period or Controlled Amortization Period has commenced (a "Paired Series"). This allows a seller, in effect, to replace an amortizing series with a new series without waiting for the amortizing series to be paid in full.

         Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of the Excluded Series. The source of funds will primarily be the proceeds of the offering of the Excluded Series. Any prefunding account will be held for the benefit of the Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the Principal Funding Account for the Paired Series or distributed to holders of certificates of the Paired Series, the trustee will distribute to the seller an equal amount of funds from any prefunding account for the Excluded Series. Until payment in full of the Paired Series, no interest collections, principal collections, Defaulted Amounts or Miscellaneous Payments will be allocated to the related Excluded Series. Also, it is expected that any Excluded Series will be excluded from the calculation of the Required Participation Amount as described under " -- Addition of Accounts".


                              Collection Account

         In general, either the servicer, subject to limitations, will hold the trust's funds or the trustee will keep those funds in accounts that must be Eligible Deposit Accounts.

         The servicer has established and will maintain an Eligible Deposit Account for the benefit of the certificateholders in the name of the trustee, on behalf of the trust (the "Collection Account"). "Eligible Deposit Account" means either

          o    a segregated account with an Eligible Institution or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states of the United States, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" means

          o    the corporate trust department of the trustee or

          o a depository institution organized under the laws of the United States or any one of the states of the United States, or the District of Columbia, or a domestic branch of a foreign bank, which at all times

                    o    has either

                         o a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's") and of AAA or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("Standard & Poor's") or

                         o a certificate of deposit rating of P-1 by Moody's or A-1+ by Standard & Poor's, and

                    o    is a member of the FDIC.

         Funds in the Collection Account generally will be invested in Eligible Investments. "Eligible Investments" are book-entry securities, negotiable instruments or physical securities having original or remaining maturities of 30 days or less, but in no event occurring later than the distribution date next succeeding the trustee's acquisition of the book-entry securitized, negotiable instruments or physical securities, except as otherwise provided in the related Series Supplement. Eligible Investments are limited to:

          o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          o demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States, or any domestic branch of a foreign bank, and subject to supervision and examination by Federal or state banking or depository institution authorities. However, at the time of the trust's investment or contractual commitment to invest in the demand deposits, the deposits or certificates of deposit, the commercial paper or other short-term unsecured debt obligations, other than obligations the rating of which is based on the credit of a person or entity other than the depository institution or trust company of the depositary institution or trust company, must have a credit rating from each of the Rating Agencies in its highest investment category;

          o commercial paper having, at the time of the trust's investment or contractual commitment to invest in the commercial paper, a rating from each of the Rating Agencies in its highest investment category;

          o except during a Reinvestment Period with respect to any series, investments in money market funds having a rating from each of the Rating Agencies in its highest investment category or otherwise approved in writing thereby;

          o bankers' acceptances issued by any depository institution or trust company referred to in the second clause of this sentence;

          o repurchase obligations, including those of appropriately rated broker-dealers and financial institutions; and

          o any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time. However, each Rating Agency shall have notified the seller, the servicer and the trustee that the trust's investment in the financial asset will not cause the Rating Agency to reduce or withdraw its then rating of any outstanding class or series.

         Any earnings, net of losses and investment expenses, on funds in the Collection Account will be credited to the Collection Account. The servicer will have the revocable power to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of making payments under the Pooling and Servicing Agreement. The servicer may select an appropriate agent as representative of the servicer for the purpose of choosing the investments.


                            Excess Funding Account

         Except, to the extent provided in the related Series Supplement, during an Early Amortization Period or Reinvestment Period for a series, we will keep the Excess Funded Amount, if any, for that series in an Eligible Account (the "Excess Funding Account") established with the trustee for the series. The "Excess Funded Amount" for a series will initially equal the excess, if any, of the initial principal balance of the certificates of the series over the Initial Invested Amount of the series. The trustee will invest funds on deposit in the Excess Funding Account for a series will be invested by the trustee at the direction of the servicer in Eligible Investments. The investments must mature on or prior to the next distribution date. The servicer may select an agent for the purpose of designating the investments.

         The trustee will distribute funds on deposit in the Excess Funding Account for a series to the seller or allocate them to one or more other series which are in Controlled Amortization, Early Amortization, Reinvestment or Accumulation Periods to the extent of any increases in the Invested Amount of that series as a result of the addition of receivables to the trust, a reduction in the Seller's Interest, or a reduction in the Initial Invested Amount of any other series. The trustee will deposit additional amounts in the Excess Funding Account for a series on a distribution date to the extent that the sum of the Certificateholders' Interest of the series in principal receivables and the amount on deposit in the Excess Funding Account, if any, for the series prior to that date is less than the outstanding principal balance of the certificates of the series, but only to the extent that funds are available as provided in the related Series Supplement. The allocation of additional receivables to increase the Invested Amount of each series that provides for an Excess Funding Account or similar arrangement involving fluctuating levels of investment in the receivables will be made pro rata on the basis of the amounts in the excess Funding Accounts or similar basis. The deposit of amounts in the Excess Funding Accounts for each of those series will be made pro rata on the basis of their respective Adjusted Invested Amounts.

         On each distribution date, we will apply all investment income earned on amounts in the Excess Funding Account for any series since the preceding distribution date as described in this prospectus and in the related prospectus supplement.

         The trustee will distribute funds on deposit in the Excess Funding Account for a series on the earliest of

          o the commencement of a Reinvestment Period with respect to the series,

          o the commencement of an Early Amortization Period with respect to the series and

          o the distribution date or distribution dates specified in or determined in the manner provided in the Series Supplement for the series to the certificateholders of the series or a class of the series or deposit those amounts in the Principal Funding Account for the series or a class of the series, in each case if and to the extent the related Series Supplement so states. Also, except as otherwise provided in the related Series Supplement, we will not deposit funds in the Excess Funding Account for a series during any Early Amortization Period or Reinvestment Period with respect to the series or with respect to any Collection Period following the Collection Period stated in or determined in the manner provided in the Series Supplement for the series.


                            Allocation Percentages

         We will allocate collections to each series and then between the seller and the certificateholders of that series on the basis of various percentages. Which percentage we use depends on whether the collections being allocated are interest collections or principal collections or other amounts and whether or not the collections are received in the Revolving Period for a series.

         Allocations among Series. Under the Pooling and Servicing Agreement, during each Collection Period the servicer will allocate to each outstanding Series its share of interest collections, principal collections, Defaulted Receivables and Miscellaneous Payments based on the applicable Series Allocable Interest Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.

          "Series Allocable Interest Collections", "Series Allocable Principal Collections", "Series Allocable Defaulted Amount" and "Series Allocable Miscellaneous Payments" are, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of interest collections, principal collections, the Defaulted Amount and Miscellaneous Payments, respectively, with respect to the Collection Period.

          "Miscellaneous Payments" for any Collection Period are the sum of

          o Adjustment Payments and Transfer Deposit Amounts received with respect to the Collection Period and

          o Unallocated Principal Collections on the distribution date available to be treated as Miscellaneous Payments as described below under "Principal Collections for all Series".

          "Series Allocation Percentage" is, with respect to a series for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount of the series as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Adjusted Invested Amount as of that last day.

          "Adjusted Invested Amount" is, with respect to a series for any date, an amount equal to the sum of

          o the Initial Invested Amount of the series, minus unreimbursed Investor Charge-Offs for the series and

          o the Available Subordinated Amount with respect to the series, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date during the Collection Period in which the date occurs.

          "Trust Adjusted Invested Amount" is, with respect to any Collection Period, the sum of the Adjusted Invested Amounts for all outstanding series.

          "Initial Invested Amount" is, with respect to any series and for any date, the amount stated in the related Series Supplement. The Initial Invested Amount for any series may be increased or decreased from time to time as stated in the related Series Supplement, including as a result of deposits to or withdrawals from the Excess Funding Account, if any, for the series.

         Allocation Between the Certificateholders and the Seller. The servicer will allocate amounts initially allocated to each series between the Certificateholders' Interest and the Seller's Interest for each Collection Period as stated in the related Series Supplement and described in the related prospectus supplement. If a series consists of more than one class, the amounts allocated to the Certificateholders' Interest of the series will be further allocated between those classes as stated in the related Series Supplement and described in the related prospectus supplement.

         Principal Collections for all Series. We will allocate principal collections allocated to the Certificateholders' Interest of any series, for any Collection Period with respect to any Accumulation Period, Controlled Amortization Period, Reinvestment Period or Early Amortization Period with respect to the series or a class of the series, first to make required payments of principal to the Principal Funding Account or to the Certificateholders of the series or class, in each case if and to the extent stated in the Series Supplement for the series. The servicer will determine the amount of available certificateholder principal collections for each series and any Collection Period remaining after the required payments, if any ("Excess Principal Collections"). The servicer will allocate Excess Principal Collections to cover any principal distributions to certificateholders of any series which are either scheduled or permitted and which have not been covered out of principal collections and other amounts allocated to the series ("Principal Shortfalls"). Excess Principal Collections will not be used to cover Investor Charge-Offs for any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls, unless otherwise provided in the applicable Series Supplements. To the extent that Excess Principal Collections exceed Principal Shortfalls, the trustee will pay the balance to the seller if the Seller's Participation Amount, determined after giving effect to any principal receivables transferred to the trust on that date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following the Determination Date. Any amount not allocated to the seller because the Seller's Participation Amount does not exceed the Trust Available Subordinated Amount will be held unallocated ("Unallocated Principal Collections") until the Seller's Participation Amount exceeds the Trust Available Subordinated Amount, at which time we will allocate the amount to the seller. However, if an Early Amortization Period, Accumulation Period, Controlled Amortization Period or Reinvestment Period commences for any series, the amount will be treated as a Series Allocable Miscellaneous Payment.


           Allocation of Collections; Deposits in Collection Account

         On each Determination Date, the servicer will calculate the amounts to be allocated in respect of collections on receivables received with respect to the related Collection Period to the certificateholders of each outstanding series or class or the seller in accordance with the Series Supplements.

         The servicer, no later than two business days after the processing date, will deposit all collections received with respect to the receivables, excluding, with exceptions, portions allocable to the seller, in each Collection Period into the Collection Account. However, the servicer need not make daily deposits if

          o [CFC][DCFS] remains the servicer under the Pooling and Servicing Agreement,

          o    no Service Default has occurred and is continuing and

                    o [CFC][DCFS] has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, and

                    o [CFC][DCFS] arranges for and maintains a letter of credit or other form of Enhancement in respect of the servicer's obligation to make deposits of collections on the receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or

                    o [CFC][DCFS] otherwise obtains the Rating Agency confirmations described below in this paragraph.

In that case, subject to any limitations referred to below, [CFC][DCFS] may use for its own benefit all collections until the related distribution date. At that time [CFC][DCFS] will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made if deposits were made on a daily basis. However, before ceasing daily deposits as described above, the seller must deliver to the trustee written confirmation from the applicable Rating Agencies that the failure by [CFC][DCFS] to make daily deposits will not cause the Rating Agencies to reduce or withdraw rating of any outstanding series or class of certificates.

         In addition, during any Collection Period the servicer will be required to deposit interest collections and principal collections into the Collection Account only to the extent of

          o    the distributions the trust must make to certificateholders,

          o the amounts the trust must deposit into any account maintained for the benefit of certificateholders of any series and other parties and

          o the amounts the trust must pay to any Enhancement provider on the distribution date relating to the Collection Period.

Also, if, at any time prior to that distribution date, the amount of collections deposited in the Collection Account exceeds the amount the servicer is required to deposit, the servicer will be permitted to withdraw the excess from the Collection Account.

         On any date on which the servicer deposits collections in the Collection Account, the servicer will distribute directly to the seller the amount of the interest collections allocable to each series specified in the related Series Supplement and described in the related prospectus supplement. However, the trustee will make that distribution only if the Seller's Participation Amount, determined after giving effect to any Principal Receivables transferred to the trust on the date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits required to be made on the distribution date immediately following the Determination Date. Also, during the Revolving Period for any series, subject to limitations, the servicer will distribute directly to the seller on each date of deposit the amount of principal collections allocable to each series stated in the related Series Supplement and described in the related prospectus supplement if the Seller's Participation Amount, determined after giving effect to any principal receivables transferred to the trust on that date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits the servicer is to make on the distribution date immediately following the Determination Date.


           Limited Subordination of Seller's Interest; Enhancements

         Subordination of Seller's Interest. With respect to any series of certificates, we will subordinate the Seller's Interest to the rights of certificateholders of the series to the extent described in the related prospectus supplement. This will provide credit enhancement to the series. The amount of the subordination with respect to any series is the "Available Subordinated Amount" for the series. We will decrease and increase the Available Subordinated Amount for any series from time to time if and to the extent described in the related prospectus supplement. We will describe in the prospectus supplement for each series the manner in which the servicer may draw upon collections attributable to the Available Subordinated Amount for the series to make payments to or for the benefit of the holders of certificates of the series. If we so state in the related Series Supplements, the Available Subordinated Amount for a series may be available to more than one series of certificates.

         Enhancements. In addition to the subordination described above, for any series, we may provide enhancements ("Enhancements") with respect to one or more classes of the series, including one or more of the following:

          o    letter of credit,

          o    surety bond,

          o    cash collateral account,

          o    spread account,

          o    guaranteed rate agreement,

          o swap, including without limitation currency swaps, or other interest protection agreement,

          o    repurchase obligation,

          o    cash deposit or

          o another form of credit enhancement described in the related prospectus supplement.

We may also provide enhancements to a series or class or classes of a series by subordination provisions which require that distributions of principal and/or interest be made with respect to the certificates of the series or the class or classes before distributions are made to one or more series or one or more classes of the series. If we so provide in the related prospectus supplement, any form of Enhancement may be available to more than one class or series. The trust may use a currency swap to issue certificates payable in a currency other than United States dollars.

         If we provide Enhancement with respect to a series, we will include in the related prospectus supplement a description of

          o    the amount payable under the Enhancement,

          o any conditions to payment we do not otherwise describe in this prospectus,

          o the conditions, if any, under which we may reduce the amount payable under the Enhancement and under which we may terminate or replace the Enhancement and

          o any material provisions of any agreement relating to the Enhancement.

Additionally, we may set forth in the related prospectus supplement the information with respect to the applicable Enhancement provider, including

          o    a brief description of its principal business activities,

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

          o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and

          o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date we state in the prospectus supplement.

         Limitations on Subordination and Enhancements. We intend the presence of an Available Subordinated Amount or Enhancement with respect to a series or class to enhance the likelihood of receipt by certificateholders of the series or class of the full amount of principal and interest and to decrease the likelihood that the certificateholders will experience losses. However, unless we otherwise state in the prospectus supplement for a series, neither subordination of the Seller's Interest nor the Enhancement, if any, will provide protection against all risks of loss or will guarantee repayment of the entire principal balance of the certificates and interest on the certificates. If losses exceed the amount covered by the subordination or Enhancement or are not covered by the subordination or Enhancement, certificateholders will bear their allocable share of deficiencies. In addition, if we provide specific Enhancement for the benefit of more than one class or series, certificateholders of that class or series will be subject to the risk that the Enhancement will be exhausted by the claims of certificateholders of other classes or series.


                                 Distributions

         The servicer will make payments to certificateholders of a series or a class from the Collection Account and any accounts established for the benefit of the certificateholders as we describe in the related prospectus supplement.


                     Defaulted Receivables and Recoveries

         "Defaulted Receivables" on any Determination Date are

          o all receivables which the servicer charged off as uncollectible in respect of the immediately preceding Collection Period and

          o all receivables which were Eligible Receivables when transferred to the trust, which arose in an Account which became an Ineligible Account after the date of transfer of the receivables to the trust and which were not Eligible Receivables for any six consecutive Determination Dates after the date of transfer of the receivables to the trust.

The "Defaulted Amount" for any Collection Period will be an amount, which shall not be less than zero, equal to

          o the principal amount of receivables that became Defaulted Receivables during the preceding Collection Period minus

          o    the sum of

                    o the full amount of any Defaulted Receivables subject to reassignment to the seller or purchase by the servicer for the Collection Period unless events of bankruptcy, insolvency or receivership have occurred with respect to either of the seller or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables, and

                    o the excess, if any, for the immediately preceding Determination Date of the amount determined under this second clause for the Determination Date over the amount determined under the first clause for the Determination Date.

The servicer will change off receivables as uncollectible in accordance with the servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. The servicer will allocate a portion of the Series Allocable Defaulted Amount for each series and Collection Period between the certificateholders of the series and the seller as we state in the related Series Supplement. The portion of the Defaulted Amount allocated to the certificateholders of a series will be the "Investor Default Amount" for the series. The servicer will further allocate the Investor Default Amount for any series that consists of more than one class between those classes as we state in the related Series Supplement.

         If the servicer adjusts the amount of any receivable because of a rebate, billing error or other non-cash items to a dealer, or because the receivable was created in respect of inventory which was refused or returned by a dealer, we will reduce the principal amount of each of the Seller's Interest and the Pool Balance by the amount of the adjustment or charge-off. Further, to the extent that the reduction in the Seller's Interest would reduce the Seller's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following that Determination Date, the seller will deposit a cash amount equal to the deficiency into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which the servicer makes the adjustment.


                              Optional Repurchase

         If we so state in the prospectus supplement relating to a series of certificates, on any distribution date occurring after the Invested Amount of the certificates of the series is reduced to the percentage of the initial outstanding principal amount of the certificates of the series we state in the prospectus supplement, the servicer will have the option, subject to conditions, to repurchase the Certificateholders' Interest of the series. The purchase price will be equal to the Invested Amount of the series on the Determination Date preceding the distribution date on which the servicer will make the repurchase plus accrued and unpaid interest on the unpaid principal amount of the certificates of the series at the applicable certificate rate, together with interest on overdue interest, to the extent lawful, plus any other amounts we state in the related Series Supplement. The servicer will deposit the purchase price in the Collection Account in immediately available funds on the distribution date on which [CFC][DCFS] exercises that option. Following any purchase, the certificateholders of the series will have no further rights with respect to the Certificateholders' Interest of the series, other than the right to receive the final distribution on the certificates of that series. If [CFC][DCFS] fails for any reason to deposit the purchase price, the servicer will continue to make payments to the certificateholders of the series as we describe in the related prospectus supplement.


               Reinvestment Events and Early Amortization Events

         Beginning on the first distribution date following the Collection Period in which a Reinvestment Event has occurred with respect to any series,

          o the servicer will no longer pay to DCWR principal collections allocable to the Certificateholders' Interest of the series or allocate those collections to any other series but instead will deposit those collections to the Principal Funding Account for the series monthly on each distribution date, and

          o the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal in respect of the certificates of the series,

in each case except as we describe below under "Reinvestment Events and Early Amortization Events" or as we state in the related Series Supplement. A "Reinvestment Event" is, for any series, any of the events we so describe in the related Series Supplement and describe in the related prospectus supplement.

         If any event we so define occurs, we will deem a Reinvestment Event to have occurred with respect to the series without any notice or other action on the part of any other party immediately upon the occurrence of the event. The Reinvestment Period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which we deem the Reinvestment Event to have occurred. Monthly deposits of principal to the Principal Funding Account for the series will, except as we describe below under "Reinvestment Events and Early Amortization Events" or state in the related Series Supplement, begin on the first distribution date following the Collection Period in which a Reinvestment Period has begun with respect to the series.

         Beginning on the first distribution date following the Collection Period in which an Early Amortization Event has occurred with respect to any series,

          o the servicer will no longer pay to DCWR Principal Collections allocable to the Certificateholders' Interest of the series, allocate those collections to any other series or retain those collections in the Principal Funding Account for the series but instead will be distributed to certificateholders of the series monthly on each distribution date and

          o the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal on the certificates of the series,

in each case except as we describe below under "Reinvestment Events and Early Amortization Events" or state in the related Series Supplement. An "Early Amortization Event" is, for any series, any of the events we so define in the related Series Supplement and describe in the related prospectus supplement, as well as each of the following events:

          o the occurrence of events of bankruptcy, insolvency or receivership relating to the trust or the seller; and

          o the trust or DCWR becomes an investment company within the meaning of the Investment Company Act of 1940.

         If any event we describe above or in the prospectus supplement for a series occurs, we will deem an Early Amortization Event to have occurred with respect to the series without any notice or other action on the part of any other party immediately upon the occurrence of the event. The Early Amortization Period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which we deem the Early Amortization Event to have occurred. Monthly distributions of principal to the certificateholders of the series will begin on the first distribution date following the Collection Period in which an Early Amortization Period has begun with respect to the series, except as we describe below under "Reinvestment Events and Early Amortization Events". The failure of the trust to pay the outstanding principal amount of the certificates of any series or class by their Expected Payment Date will have the same consequences as the occurrence of an Early Amortization Event with respect to the series or class. We shall deem all references in this prospectus to Early Amortization Events to include that type of failure.

         Even if a Reinvestment Period or an Early Amortization Period begins with respect to a series, that period may terminate and the Revolving Period with respect to the series and any class may recommence when the event giving rise to the beginning of the Reinvestment Period or Early Amortization Period no longer exists, whether as a result of the distribution of principal to certificateholders of the series or otherwise, in each case if and to the extent we state in the Series Supplement for the series.

         In addition, if an insolvency event occurs with respect to DCWR, or DCWR violates its covenant not to create any lien on any receivable, in each case as provided in the Pooling and Servicing Agreement, on the day of the insolvency event or violation, as applicable, DCWR will, subject to the actions of the certificateholders, immediately cease to transfer receivables to the trust and promptly give notice to the trustee of the insolvency event or violation, as applicable. Under the terms of the Pooling and Servicing Agreement, within 15 days the trustee will publish a notice of the insolvency event or violation stating that the trustee intends to sell, liquidate or otherwise dispose of the receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a stated period of time holders of certificates of each outstanding series representing more than 50% of the aggregate unpaid principal amount of the certificates of each outstanding series, or, with respect to any series with two or more classes, the certificates of each class, and each person holding a Supplemental Certificate, instruct the trustee not to sell, dispose of or otherwise liquidate the receivables and to continue transferring receivables as before the insolvency event or violation, as applicable. If the portion of the proceeds allocated to the Certificateholders' Interest and the proceeds of any collections on the receivables in the Collection Account allocable to the Certificateholders' Interest are not enough to pay the aggregate unpaid principal balance of the certificates in full plus accrued and unpaid interest on the certificates, certificateholders will incur a loss.


                      Termination; Fully Reinvested Date

         Termination.  The trust will terminate on the earliest to occur of

          o the day following the distribution date on which the aggregate Invested Amounts for all series is zero,

          o    May 31, 2012 and

          o the date on which the Servicer distributes to the certificateholders proceeds from the sale, disposal or other liquidation of the receivables following an insolvency event with respect to DCWR or any violation by DCWR of its covenant not to create any lien on any receivable, in each case as stated in the Pooling and Servicing Agreement and as we describe above under "Reinvestment Events and Early Amortization Events".

When the trust is terminated, the trust will transfer to DCWR all right, title and interest in the receivables and other funds of the trust, other than amounts in the trust's accounts for the final distribution of principal and interest to certificateholders.

         In any event, the last payment of principal and interest on any series of certificates will be due and payable no later than the date we state in the related prospectus supplement (the "Series Termination Date").

         Fully Reinvested Date. The "Fully Reinvested Date" is the date on which the amount on deposit in the Principal Funding Account with respect to a series equals the outstanding principal amount of the certificates of the series. After the Fully Reinvested Date occurs with respect to any series, certificateholders of that series will no longer have any interest in the receivables. Further, all the representations and covenants of the seller and the servicer relating to the receivables, as well as other provisions of the Pooling and Servicing Agreement and all remedies for breaches of those representations, covenants and other provisions, will no longer accrue to the benefit of the certificateholders of that series, in each case unless the Revolving Period with respect to the series recommences as we state in the related Series Supplement. Those representations, covenants and other provisions include

          o the conditions to the exchange of the Seller's Certificate we describe under "The Seller's Certificate",

          o the conditions to the issuance of a new series we describe under "New Issuances",

          o the representations we describe under "Representations and Warranties" to the extent they relate to the receivables and the Collateral Security,

          o the limitations on additions and removals of Accounts we describe under "Addition of Accounts" and "Removal of Accounts", respectively, and

          o the obligations of the servicer with respect to servicing the receivables we describe under "Collection and Other Servicing Procedures" and "Servicer Covenants".

Also, if the Fully Reinvested Date occurs with respect to any series, the servicer will allocate to that series no interest collections, principal collections, Defaulted Receivables or Miscellaneous Payments, unless the series' Revolving Period begins again as we describe above. However, when the servicer has made the final distribution with respect to each series of certificates or the series' Fully Reinvested Date has occurred, the trustee will convey and transfer to DCWR, all right, title and interest in the receivables.


                                Indemnification

         The Pooling and Servicing Agreement states that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts, omissions or alleged acts or omissions arising out of activities of the trust, the trustee or the servicer under the Pooling and Servicing Agreement. The servicer will not so indemnify the trust or the trustee, however, if the acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the trustee. Also, the servicer will not indemnify the trust, the trustee or the certificateholders for any act taken by the trustee at the request of the certificateholders or for any tax which the trust or the certificateholders is required to pay.

         The Pooling and Servicing Agreement states that, except as we describe above and with other exceptions, neither the seller, the servicer nor any of their directors, officers, employees or agents will be under any liability to the trust, the trustee, the certificateholders or any other person for taking any action, or for refraining from taking any action, under the Pooling and Servicing Agreement. However, neither the seller, the servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any of those persons in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Pooling and Servicing Agreement.

         Also, the Pooling and Servicing Agreement states that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interest of the certificateholders under that agreement.


                   Collection and Other Servicing Procedures

         Under the Pooling and Servicing Agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables. The servicer must do so in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the trust.

         [CFC][DCFS] covenants that it may only change the terms relating to the Accounts if

          o in the servicer's reasonable judgment, the charge will not cause any Early Amortization Event or Reinvestment Event to occur with respect to any series and

          o the servicer applies the change to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by [CFC][DCFS] and not only to the Accounts.

         When acting as a servicer, the servicer will, among other things

          o    collect and record payments,

          o    communicate with dealers,

          o    investigate payment delinquencies,

          o    evaluate the increase of credit limits, and

          o    maintain internal records with respect to each Account.

         Managerial and custodial services performed by the servicer on behalf of the trust include

          o providing assistance in any inspections of the documents and records relating to the Accounts and receivables by the trustee under the Pooling and Servicing Agreement,

          o maintaining the agreements, documents and files relating to the Accounts and receivables as custodian for the trust and

          o providing related data processing and reporting services for certificateholders and on behalf of the trustee.


                              Servicer Covenants

         In the Pooling and Servicing Agreement the servicer covenants that:

          o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and the Accounts, will maintain in effect all qualifications required in order to service the receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the certificateholders of any outstanding series;

          o it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other government authority;

          o it will do nothing to impair the rights of the certificateholders in the receivables or the Accounts; and

          o it will not reschedule, revise or defer payments due on any receivable except in accordance with its guidelines for servicing revolving credit line dealer wholesale loans.

         Under the terms of the Pooling and Servicing Agreement, if the seller or the servicer discovers, or receives written notice, that any covenant of the servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 30 days, or a longer period as the trustee may agree to, and has a materially adverse effect on the interests of all certificateholders in any receivable or Account, [CFC][DCFS], as servicer, will purchase the receivable or all receivables in the Account, as applicable. If [CFC][DCFS] is the servicer, [CFC][DCFS] will purchase the receivable or receivables on the Determination Date following the expiration of the 30-day cure period and the servicer will be obligated to deposit into the Collection Account an amount equal to the amount of the receivable or receivables plus accrued and unpaid interest on that amount. We shall deem the amount of the deposit a Transfer Deposit Amount. The purchase by the servicer constitutes the sole remedy available to the certificateholders if the covenant or warranty of the servicer is not satisfied and the trust's interest in any purchased receivables shall be automatically assigned to the servicer.


                Servicing Compensation and Payment of Expenses

         Unless we state otherwise in the related Series Supplement or prospectus supplement, the servicer's compensation with respect to the certificates of a series for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee"). The Servicing Fee is an amount payable in arrears on each distribution date on or before the Series Termination Date of the series and the Fully Reinvested Date, if any, of the series, and after that date during the Revolving Period with respect to the series, if the Revolving Period begins again, equal to one-twelfth of the product of

          o    the "Servicing Fee Rate" set forth in the series Supplement,

          o the Pool Balance as of the last day of the second preceding Collection Period and

          o the Series Allocation Percentage for the series for the immediately preceding Collection Period.

Unless we state otherwise in a related Series Supplement or prospectus supplement, the share of the Servicing Fee allocable to certificateholders of any series with respect to any distribution date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of

          o    the Servicing Fee Rate and

          o the Invested Amount of the series as of the last day of the second preceding Collection Period.

The seller shall pay the remainder of the Servicing Fee with respect to any series. The servicer shall pay the Monthly Servicing Fee with respect to any series solely to the extent amounts are available for distribution of the Monthly Servicing Fee under the terms of the Pooling and Servicing Agreement.

         The servicer may waive its right to receive the Servicing Fee with respect to any series on any distribution date, so long as it believes that enough interest collections will be available on a future distribution date to pay the Monthly Servicing Fee relating to the waived Servicing Fee. If that happens, we shall deem the Servicing Fee and the Monthly Servicing Fee for the series and the distribution date to be zero.

         The servicer will pay from its servicing compensation expenses it incurs when servicing the Accounts and the receivables including, without limitation, payment of fees and disbursements of the trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.


                        Matters Regarding the Servicer

         The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that those duties are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the Pooling and Servicing Agreement ([CFC][DCFS] or any successor servicer, the "servicer"). The servicer may delegate any of its duties as servicer to any of its affiliates, but any delegation will not relieve the servicer of its obligation under the Pooling and Servicing Agreement.

         Any person into which, in accordance with the Pooling and Servicing Agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Pooling and Servicing Agreement.


                                Service Default

         In the event of any Service Default, the trustee, by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the Pooling and Servicing Agreement and in and to the receivables and the proceeds of the receivables and appoint a new servicer (a "Service Transfer"). The rights and interest of the seller under the Pooling and Servicing Agreement in the Seller's Interest will not be affected by any Service Transfer. The trustee shall as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the trustee and has accepted the appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the Pooling and Servicing Agreement shall pass to and be vested in the trustee. Before any Service Transfer, the trustee will review any bids obtained from potential servicers meeting eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor servicer for servicing compensation not in excess of the Servicing Fee, plus excess amounts payable to the seller.

         A "Service Default" refers to any of the following events:

          o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make any payment, transfer or deposit, on the date the Pooling and Servicing Agreement requires the servicer to do so, which is not cured within a five business day grace period;

          o failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the Pooling and Servicing Agreement which failure has a materially adverse effect on the certificateholders of any outstanding series and which continues unremedied for a period of 30 days after the date the trustee shall have given written notice of the failure to the servicer,

          o the servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted under that agreement;

          o any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or in any certificate delivered under the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after the trustee shall have given written notice of that fact to the servicer; or

          o events of bankruptcy, insolvency or receivership occur with respect to the servicer.

         However, a delay in or failure of performance referred to under the first clause for a period of ten business days or referred to under the second, third or fourth clauses for a period of 60 business days, shall not constitute a Service Default if the delay or failure was caused by an act of God or other similar occurrence. If any of those events occurs, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the servicer shall provide the trustee, any Enhancement provider, the seller and the certificateholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations. The servicer shall immediately notify the trustee in writing of any Service Default.


                                    Reports

         On each distribution date, including each distribution date that corresponds to an interest payment date or any Special Payment Date, the trustee will forward to each certificateholder of record of any series a statement (the "Distribution Date Statement") prepared by the servicer. The Distribution Date Statement will set forth information with respect to the trust and the certificates of the series, as we state in the related Series Supplement and describe in the related prospectus supplement.

         With respect to each interest payment date or Special Payment Date, the Distribution Date Statement with respect to any Series will include the following information with respect to the certificates of the series:

          o    the total amount distributed on the certificates of the series;

          o the amount of the distribution allocable to principal on the certificates of the series; and

          o the amount of the distribution allocable to interest on the certificates of the series.

         On or before January 31 of each calendar year, the trustee will furnish, or cause to be furnished, to each person who at any time during the preceding calendar year was a certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for the preceding calendar year or the applicable portion of that year during which the person was a certificateholder, together with other customary information which the Code requires issuers of indebtedness to provide and other customary information which certificateholders need to prepare their tax returns. See "Tax Matters".


                           Evidence as to Compliance

         The Pooling and Servicing Agreement states that on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants, who will also render other services to the servicer or the seller, to furnish a report regarding matters in connection with the servicing of [CFC][DCFS]'s portfolio of wholesale receivables.

         The Pooling and Servicing Agreement states that on or before March 31 of each calendar year, the servicer will deliver to the trustee a statement, signed by an officer of the servicer. The statement will state that the servicer has fully performed, or caused to be fully performed, its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any obligation, will state the nature and status of the default.

         You may obtain copies of all statements, certificates and reports furnished to the trustee by delivering a written request to the trustee.


                                  Amendments

         The seller, the servicer and the trustee may amend the Pooling and Servicing Agreement and any Series Supplement, without certificateholder consent, so long as any amendment shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders.

         The seller, the servicer and the trustee may amend the Pooling and Servicing Agreement and any Series Supplement with the consent of the holders of certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of certificateholders. No amendment, however, may

          o reduce in any manner the amount of or delay the timing of distributions the servicer is required to make to certificateholders or deposits of amounts to be so distributed without the consent of each affected certificateholder,

          o change the definition or the manner of calculating any Certificateholders' Interest without the consent of each affected certificateholder,

          o reduce the amount available under any Enhancement without the consent of each affected certificateholder,

          o adversely affect the rating of any series or class by each Rating Agency without the consent of the holders of certificates of the series or class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the certificates of the series or class or

          o reduce that percentage of the unpaid principal amount of certificates the holders of which are required to consent to any amendment without the consent of each certificateholder.

Promptly following the execution of any amendment to the Pooling and Servicing Agreement, other than an amendment described in the preceding paragraph, the trustee will notify each certificateholder in writing of the substance of the amendment.

         However, we will deem each holder of a certificate offered by this prospectus, by its acceptance of the certificate, to have consented to an amendment to the Pooling and Servicing Agreement that

          o provides that funds in the Collection Account may be invested in any Eligible Investments,

          o provides that the seller need not make any deposit to the Collection Account in respect of the Repurchased Receivables Price of any Designated Receivables repurchased from the trust,

          o otherwise changes the procedures for removing receivables from the trust as described under "Removal of Accounts",

          o provides that, subject to the limitations we describe in this prospectus, [CFC][DCFS] need not deposit collections with respect to any Collection Period in the Collection Account until the related distribution date or

          o permits the designation of Automatic Additional Accounts as we describe in this prospectus.

         The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement provider without its prior consent.


                          List of Certificateholders

         Upon written request of any three or more certificateholders of record, the trustee will give those certificateholders access during business hours to the current list of certificateholders of a series or all outstanding series, as applicable, for purposes of communicating with other certificateholders of the series or all outstanding series, as applicable, with respect to their rights under the Pooling and Servicing Agreement. See "Book-Entry Registration" and "Definitive Certificates".

         The Pooling and Servicing Agreement will not provide for any annual or other meetings of certificateholders.


                                  The Trustee

         The Bank of New York, a New York banking corporation, will act as trustee under the Pooling and Servicing Agreement. On August 23, 1996, The Bank of New York, a New York banking corporation, succeeded Manufacturers and Traders Trust Company, as trustee, under the Pooling and Servicing Agreement and under an Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996 between DCWR, CFC, as successor to CFC Corp., Manufacturers and Traders Trust Company, as resigning trustee, and The Bank of New York, as successor trustee. The Corporate Trust Office of the Bank of New York is located at 101 Barclay Street, New York, New York 10286. The seller, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee may hold certificates in its own name with the same rights it would have if it were not the trustee. In addition, for purposes of meeting the legal requirements of local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the trust. In the event of those appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee may resign at any time, in which event the seller must appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as the trustee under the Pooling and Servicing Agreement or if the trustee becomes insolvent. If that happens, the servicer may appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until the acceptance of the appointment by the successor trustee.


-----------------------------------------------------------------------------

               Description of the Receivables Purchase Agreement
-----------------------------------------------------------------------------


         The parties to the Receivables Purchase are [CFC][DCFS], as seller (together with its predecessors as appropriate, the "RPA seller"), and DCWR, as purchaser. [CFC][DCFS] became the RPA seller as successor by merger. DCWR became the purchaser as assignee of USA, which was in turn an assignee of CARCO. In the following summary we describe terms of the Receivables Purchase Agreement. The summary, however, is qualified in its entirety by reference to the Receivables Purchase Agreement.


                        Sale or Transfer of Receivables

         Under the Receivables Purchase Agreement, the RPA seller sold or transferred to the seller all of its right, title and interest in and to all of the receivables and the Collateral Security as of the Initial Cut-Off Date and all of the receivables created after that date. In addition, the RPA seller has previously designated Additional Accounts, and has previously conveyed to the seller the Principal Receivables in the Additional Accounts, together with the related Collateral Security, as of the applicable Additional Cut-Off Date and all receivables, and related Collateral Security, created after that date. As we describe in this prospectus, under the Pooling and Servicing Agreement, the seller has transferred to the trust all of its right, title and interest in and to the Receivables Purchase Agreement.

         In connection with the sale or transfer of the receivables to the seller, the RPA seller must indicate in its computer files that the receivables have been sold or transferred to the seller, and that the receivables have been transferred by the seller to the trust. In addition, the RPA seller must provide to the seller a computer file or microfiche or written list containing a true and complete list of all the receivables. The records and agreements relating to the Accounts and receivables have not and will not be segregated by the RPA seller from other documents and agreements relating to other accounts and receivables and are not and will not be stamped or marked to reflect the sale or transfer of the receivables to the seller. The computer records, however, of the RPA seller have been and will be marked to evidence the sale or transfer. The RPA seller has filed UCC financing statements with respect to the receivables meeting the requirements of Michigan state law. See "Risk Factors -- Legal Aspects" and "Legal Aspects of the Receivables -- Transfer of Receivables".


                        Representations and Warranties

         The RPA seller has or will make representations and warranties to the seller that, among other things, as of the Initial Closing Date and each Series Issuance Date, it was duly formed and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

         The RPA seller has or will also make representations and warranties to the seller relating to the receivables to the effect, among other things, that

          o as of the Initial Closing Date and each Series Issuance Date, each of the Accounts is an Eligible Account and

          o as of the date any new receivable is created, the receivable is an Eligible Receivable.

If any representation and warranty set forth in this paragraph is breached and the breach results in an Ineligible Receivable and the requirement that the seller accept retransfer of the Ineligible Receivable under the Pooling and Servicing Agreement, the RPA seller shall repurchase the Ineligible Receivable from the seller on the date of the retransfer. The purchase price for the Ineligible Receivable shall be the face amount of the Ineligible Receivable, of which at least the amount of any cash deposit required to be made by the seller under the Pooling and Servicing Agreement in respect of the retransfer of the Ineligible Receivable shall be paid in cash.

         The RPA seller has or will also make representations and warranties to the seller to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date

          o the Receivables Purchase Agreement is a legal, valid and binding obligation of the RPA seller and

          o the Receivables Purchase Agreement is a valid sale or transfer to the seller of all right, title and interest of the RPA seller in and to the receivables, whether then existing or created after that time in the Accounts, the Collateral Security and the proceeds of those items which is effective as to each receivable upon the creation of that receivable.

If any of the representations and warranties described in this paragraph are breached and the breach results in the obligation of the seller under the Pooling and Servicing Agreement to accept retransfer of the receivables, the RPA seller will repurchase the receivables retransferred to the seller for an amount of cash equal to the amount of cash the seller is required to deposit under the Pooling and Servicing Agreement in connection with the retransfer.

         The RPA seller has agreed to indemnify the seller and to hold the seller harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees, suffered or incurred by the seller if the foregoing representations and warranties are materially false.


                                   Covenants

         In the Receivables Purchase Agreement, the RPA seller has covenanted that it will perform its obligations under the agreements relating to the receivables and the Accounts in conformity with its current policies and procedures relating to the receivables and the Accounts.

         The RPA seller has covenanted further that, except for the sale and conveyances under the Receivables Purchase Agreement and the interests created under the Pooling and Servicing Agreement, the RPA seller will not sell, pledge, assign or transfer any interest in the receivables to any other person. The RPA seller also has covenanted to defend and indemnify the seller for any loss, liability or expense incurred by the seller in connection with a breach by the RPA seller of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

         In addition, the RPA seller has expressly acknowledged and consented to the seller's assignment of its rights relating to the receivables under the Receivables Purchase Agreement to the trustee.


                                  Termination

         The Receivables Purchase Agreement will terminate immediately after the trust terminates. Also, if under provisions of federal law the RPA seller becomes party to any bankruptcy or similar proceeding, other than as a claimant, and if the proceeding is not voluntary and is not dismissed within 60 days of its institution, the RPA seller will immediately cease to sell or transfer receivables to the seller and will promptly give notice of that event to the seller and to the trustee.


-----------------------------------------------------------------------------

                       Legal Aspects of the Receivables
-----------------------------------------------------------------------------

                            Transfer of Receivables

         On the Initial Closing Date, the RPA seller sold and assigned the receivables to the seller, and the seller immediately transferred the receivables to the trust. The seller has represented and warranted and will represent and warranty on the Series Issuance Date with respect to each Series that

          o the transfer to the trust constituted a valid transfer to the trust of all right, title and interest of the seller in and to the receivables and

          o under the UCC, as in effect in Michigan, there exists a valid, subsisting and enforceable first-priority perfected ownership interest in the receivables, in existence at the time of the formation of the trust or at the date of addition of any Additional Accounts, in favor of the trust and a valid, subsisting and enforceable first-priority perfected ownership interest in the receivables created after that time in favor of the trust on and after their creation.

However, the transfer of receivables by the seller to the trust could be deemed to create a security interest under the UCC. For a discussion of the trust's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates -- Representations and Warranties".

         Each of the RPA seller and the seller has represented that the receivables are "chattel paper" for purposes of the UCC as in effect in Michigan. If the receivables are deemed to be chattel paper and the transfer of the receivables by either the RPA seller to the seller or by the seller to the trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Michigan applies. In that case, the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest in the chattel paper. Both the seller and the trust have filed financing statements covering the receivables under the UCC as in effect in Michigan to perfect their respective interests in the receivables and continuation statements will be filed as required to continue the perfection of those interests. The receivables have not and will not be stamped to indicate the interest of the seller or the trustee.

         There are circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the trust's interest. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables, i.e., the chattel paper, in the ordinary course of the purchaser's business may, under some circumstances, have priority over the interest of the trust in the receivables. A tax or other government lien on property of the RPA seller or the seller arising prior to the time a receivable is conveyed to the trust may also have priority over the interest of the trust in the receivable. Under the Receivables Purchase Agreement, the RPA seller will warrant to the seller, and under the Pooling and Servicing Agreement, the seller has warranted to the trust, that the receivables have been transferred free and clear of the lien of any third party. Each of the RPA seller and the seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any receivable or, except as we describe under "Description of the Certificates -- The Seller's Certificate", the Seller's Certificate, or any interest in the Seller's Certificate, other than to the trust. Also, while [CFC][DCFS] is the servicer, cash collections on the receivables may, in some cases, be commingled with the funds of [CFC][DCFS] prior to each distribution date and, in the event of the bankruptcy of [CFC][DCFS], the trust may not have a perfected interest in those collections.


                        Matters Relating to Bankruptcy

         The RPA seller has warranted to the seller in the Receivables Purchase Agreement that the sale of the receivables by it to the seller is a valid sale of the receivables to the seller. Also, the RPA seller and the seller have agreed to treat the transactions described in this prospectus as a sale of the receivables to the seller, and the RPA seller has or will take all actions that are required under Michigan law to perfect the seller's ownership interest in the receivables. However, the RPA seller could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could take the position that the sale of receivables from the debtor to the seller should be recharacterized as a pledge of the receivables to secure a borrowing from the debtor. In that event, payments of collections of receivables to the seller could be delayed, or, if the court should rule in favor of any trustee, debtor in possession or creditor, reduced in amount. See "Special Considerations -- Legal Aspects".

         In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts", as defined under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the receivables are likely to be viewed as "chattel paper", as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding may be applied to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a [CFC][DCFS] bankruptcy, however, even if the transfer of receivables to the seller and the trust were treated as a sale, the receivables would be part of [CFC][DCFS]'s bankruptcy estate and would be subject to claims of creditors. In that event, payments to the seller and certificateholders could be delayed or reduced.

         In addition, the RPA seller could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could request a court to order that the RPA seller should be substantively consolidated with the seller. In that event, payments on the certificates could be delayed, or, if a bankruptcy court should rule in favor of any creditor, trustee-in-bankruptcy or the debtor, reduced in amount.

         The seller has warranted to the trust that the transfer of the receivables to the trust is a sale of the receivables to the trust. The seller has or will take all actions that are required under Michigan law to perfect the trust's ownership interest in the receivables and the seller has warranted to the trust that the trust will at all times have a first priority perfected ownership interest in the receivables and, with exceptions, in proceeds of the receivables. Nevertheless, a tax or government lien on property of [CFC][DCFS] or the seller arising prior to the time a receivable is conveyed to the trust may have priority over the interest of the trust in the receivable. DCWR's limited liability agreement provides that it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of the two independent directors of its member. Under the Pooling and Servicing Agreement, the trustee, all certificateholders and any Enhancement provider will covenant that they will not at any time institute against the seller any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps will be taken to avoid the seller's becoming a debtor in a bankruptcy case. However, the seller could become a debtor in a bankruptcy case, and a bankruptcy trustee for the seller or the seller as debtor in possession or a creditor of the seller could take the position that the transfer of the receivables from the seller to the trust should be recharacterized as a pledge of the receivables. In that event, payments on the certificates could be delayed or, should the court rule in favor of any trustee, debtor in possession or creditor, reduced in amount.

         The seller does not intend to file, and [CFC][DCFS] has agreed that it will not cause the seller to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the seller so long as the seller is solvent and does not foresee becoming insolvent.

         If the RPA seller or the seller were to become a debtor in a bankruptcy case, a Reinvestment Event or an Early Amortization Event would occur with respect to the certificates of each series. In that event, under the Receivables Purchase Agreement, new receivables would no longer be transferred to the seller and, under the Pooling and Servicing Agreement, only collections on receivables already sold to the seller and transferred to the trust would be available to be applied to pay interest accruing on the certificates and to pay the principal amount of the certificates. If that happens, the servicer must allocate all collections on Principal Receivables to the oldest principal balance first. If the bankruptcy court were to alter the allocation method, the rate of payment on the certificates might be adversely affected. In addition, distributions in respect of principal on each certificate would not be subject to any applicable Controlled Distribution Amount.

         The occurrence of events of bankruptcy, insolvency or receivership with respect to the servicer will result in a Service Default. The Service Default, in turn, may result in a Reinvestment Event or an Early Amortization Event with respect to a series. If no other Service Default other than the commencement of the bankruptcy or similar event exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the trustee or the certificateholders from appointing a successor servicer.

         Payments made in respect of repurchases of receivables by [CFC][DCFS] or the seller under the Pooling and Servicing Agreement may be recoverable by [CFC][DCFS] or the seller, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of [CFC][DCFS] or the seller as a preferential transfer from [CFC][DCFS] or the seller if the payments are made within one year prior to the filing of a bankruptcy case in respect of [CFC][DCFS].

         Neither USA nor CARCO intends to file, and [CFC][DCFS] has agreed that it will not cause USA or CARCO to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to USA or CARCO so long as USA and CARCO is solvent and does not foresee becoming insolvent.


---------------------------------------------------------------------------

                                  Tax Matters
---------------------------------------------------------------------------

                        Federal Income Tax Consequences

         We discuss below federal income tax consequences to holders of the certificates. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the certificates in light of their personal investment circumstances, nor to holders subject to special treatment under the federal income tax laws, for example, banks, life insurance companies and tax-exempt organizations. Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of the certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986 (the "Code"), the regulations promulgated under the Code, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the IRS.

         The discussion assumes that a certificate is issued in registered form, has all payments denominated in U.S. dollars, has a term that exceeds one year, and does not bear "contingent interest" as defined in Section 871(h)(4) of the Code. Moreover, except as provided below, the discussion assumes that the interest on the certificate meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the certificate, i.e., any excess of the principal amount of the certificate over its issue price, does not exceed a de minimis amount, i.e., is less than 1/4% of its principal amount multiplied by the number of full years until its maturity date, all within the meaning of the OID regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable prospectus supplement.

         Treatment of the Certificates as Indebtedness of the Seller. The seller and the holders of certificates offered by this prospectus will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes and Michigan single business tax purposes, the certificates will be indebtedness of the seller secured by the receivables and any other trust assets allocable to the certificates. DCWR, by the acceptance of the assignment of the Pooling and Servicing Agreement will agree, and each Certificateholder, by the acceptance of a certificate, will agree to treat the certificates as indebtedness of the seller for federal, state and local income and franchise tax purposes and Michigan single business tax purposes. However, the Pooling and Servicing Agreement refers to the transfer of the receivables as a "sale" for non-tax purposes, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the seller will treat the Pooling and Servicing Agreement, for non-tax purposes, as effecting a transfer of an ownership interest in the receivables and not as creating a debt obligation of the seller.

         A basic premise of federal income tax law is that the economic substance of a transaction determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

         The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished, and the transferee has obtained, substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of those factors, Brown & Wood LLP, special tax counsel to the seller and the trust ("Tax Counsel"), is of the opinion that for federal income tax purposes the seller will properly be treated as the owner of the receivables and any other trust assets allocable to the certificates and, accordingly, the certificates will properly be characterized as indebtedness of the seller that is secured by the receivables and the other assets.

         Interest Income to Certificateholders. Assuming the certificates are debt obligations for federal income tax purposes, they will not be considered issued with OID, except as discussed below or in the applicable prospectus supplement. Interest on the certificates will be taxable as ordinary interest income when received by certificateholders utilizing the cash-basis method of accounting and when accrued by certificateholders utilizing the accrual method of accounting. Under the OID regulations, a holder of a certificate issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the Certificate. A certificateholder who buys a certificate for less than its principal amount will be subject to the "market discount" rules of the Code, and a certificateholder who buys a certificate for more than its principal amount will be subject to the premium amortization rules of the Code.

         However, if any interest due on a series or class of certificates is not paid in full on its scheduled payment date, or if the amount of interest payable currently on a series or class is reduced because of a limitation based on the average interest rate currently payable on the receivables, certificates of that series or class will after that time be considered to be issued with OID. Moreover, even before that event, the certificates of a series or class would be considered to have OID from their date of issuance unless, at the time of issuance, the likelihood of a late payment or nonpayment of interest, or reduction in the amount of interest payable based on the interest rate currently payable on the receivables, on the series or class was considered a "remote contingency" under applicable Treasury regulations.

         The seller intends to take the position, based on the exception for remote contingencies, that OID does not arise on a series or class of certificates unless and until an event described in the first sentence of the preceding paragraph occurs. However, if the Investor certificates of a series or class were considered to have OID, either initially or subsequently, all holders of certificates of that series or class would after that time be required to accrue OID into income at a rate equal to the full interest rate payable on the certificates, probably determined without regard to any limitation based upon the interest payable on the receivables, whether or not all or part of the interest on the certificates was paid currently. Moreover, the holders would be required to accrue any de minimis discount into income over the life of the certificates rather than when principal is paid. As a result, holders might be required to report taxable income prior to the receipt of cash attributable to the income.

         The trustee will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid on the certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents. Accordingly, each nonexempt certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt certificateholder fail to provide the required certification, the trustee, or the Participants or Indirect Participants, will be required to withhold, or cause to be withheld, 31% of the interest, and principal, otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

         Possible Classification of the Trust as a Partnership or Association. As described above, it is the opinion of Tax Counsel that the certificates will properly be characterized as debt of the seller for federal income tax purposes. However, that opinion is not binding on the IRS and thus no assurance can be given that that characterization will prevail.

         For example, if the IRS were to contend successfully that the certificates were not debt of the seller for federal income tax purposes, the trust might be classified for federal income tax purposes as a partnership, an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation. If the certificates are treated as interests in a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is taxable as a corporation. If the partnership were nevertheless not taxable as a corporation, because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business, it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the receivables by the partnership would be passed through to the partners in the partnership, including the certificateholders, according to their respective interests in the partnership.

         The income reportable by the certificateholders as partners in a partnership could differ from the income reportable by the certificateholders as holders of debt. However, except as provided below, it is not expected that the differences would be material. If the certificateholders were treated as partners, a cash basis certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the certificateholder. Moreover, if the certificates are interests in a partnership, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual's adjusted gross income, and are subject to other limitations, meaning that the individual might be taxed on a greater amount of income than the stated interest on the certificates. Finally, if any certificates are treated as equity interests in a partnership in which other certificates are debt, all or part of a tax-exempt investor's share of income from the certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

         If, alternatively, the trust were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of distributions to certificateholders would probably be treated as dividend income to the certificateholders. An entity-level tax could result in reduced distributions to certificateholders and the certificateholders could be liable for a share of an entity-level tax.

         Because the seller will treat the certificates as indebtedness for federal income tax purposes, the trustee, and Participants and Indirect Participants, will not comply with the tax reporting requirements that would apply under these alternative characterizations of the certificates.

         Foreign Investors. Tax Counsel has given its opinion that the certificates will properly be classified as debt of the seller for federal income tax purposes. If the certificates are so treated:

          o interest paid or accrued to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes , including backup withholding taxes. However, the holder must comply with applicable identification requirements and must not actually or constructively own 10% or more of the voting stock of the seller and must not be a controlled foreign corporation with respect to the seller. Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization, or bank or other financial institution that holds the certificates on behalf of the customer in the ordinary course of its trade or business

                    o IRS Form W-8 or W-8BEN signed under penalties of perjury by the beneficial owner of the certificates stating that the holder is not a U.S. person and providing the holder's name and address,

                    o IRS Form 1001 or W-8BEN signed by the beneficial owner of the certificates or the owner's agent claiming exemption from withholding under an applicable tax treaty, or

                    o IRS Form 4224 or W-8ECI signed by the beneficial owner of the certificates or the owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States.

          Form W-8, Form 10001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

          However, in any case

          o the applicable form must be delivered under applicable procedures and must be properly transmitted to the United States entity otherwise required to withhold tax and

          o none of the entities receiving the form may have actual knowledge that the holder is a U.S. person or that any certification on the form is false.

Treasury Regulations published in the Federal Register on October 14, 1997 (the "New Withholding Regulations") modify these procedures for claiming exemption from withholding taxes, effective for payments made after December 31, 2000;

          o a holder of a certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the certificate. However,

                    o the gain must not be effectively connected to a trade or business carried on by the holder in the United States,

                    o in the case of a holder that is an individual, the holder must not be present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs and

                    o in the case of gain representing accrued interest, the conditions described in the first clause must be satisfied; and

          o a certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of the individual's death if, immediately before his death,

                    o the individual did not actually or constructively own 10% or more of the voting stock of the seller and

                    o the holding of the certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

         If the IRS were to contend successfully that the certificates are interests in a partnership, not taxable as a corporation, a certificateholder that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax, and would be subject to withholding tax on its share of partnership income. If the certificates are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the certificates were treated as dividends, a nonresident alien individual or foreign corporation would be taxed on the gross amount of those dividends, and subject to withholding, at a rate of 30% unless the rate were reduced by an applicable treaty.

         Backup Withholding. A certificateholder may be subject to backup withholding at the rate of 31% with respect to interest paid on the certificates if the certificateholder, upon issuance, fails to supply the trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends or other "reportable payments", as defined in the Code, properly, or, in some cases, fails to provide the trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The trustee will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid, and OID accrued, if any, on the certificates, and the amount of interest withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are holders that are corporations, tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "certificateholder" of record is Cede & Co., as nominee for DTC, certificateholders and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each non-exempt certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt certificateholder fail to provide the required certification, the participants or indirect participants, or the paying agent, will be required to withhold 31% of the interest, and principal, otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         The New Withholding Regulations will be effective for payments made after December 31, 2000, subject to transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective non-U.S. persons who own certificates are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.


                       State and Local Tax Consequences

         The servicer will service and collect the receivables in Michigan. The State of Michigan imposes a state individual income tax and a single business tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated under those statutes, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

         If the certificates are treated as debt of the seller for federal income tax purposes, in the opinion of Christopher A. Taravella, Esq., Vice President and General Counsel of the seller, Michigan tax counsel to the seller and the trust ("Michigan Tax Counsel"), this treatment will also apply for Michigan tax purposes. Under this treatment, the trust will not be subject to the Michigan single business tax and certificateholders not otherwise subject to Michigan tax would not become subject to the tax solely because of their ownership of the certificates. Certificateholders already subject to taxation in Michigan, however, could be required to pay tax on the income generated from ownership of these certificates.

         In the alternative, if the trust is treated as a partnership, not taxable as a corporation, for federal income tax purposes, in the opinion of Michigan Tax Counsel, the same treatment should also apply for Michigan tax purposes. In that case, the resulting constructive partnership should not be treated as doing business in Michigan but rather should be treated as a passive holder of investments and, as a result, should not be subject to the Michigan single business tax, which, if applicable, could result in reduced distributions to certificateholders. Certificateholders also should not be subject to Michigan single business tax on the income received through the partnership.

         Under current law, certificateholders that are nonresidents of Michigan and that are not otherwise subject to Michigan income tax should not be subject to Michigan income tax on the income from the constructive partnership. Under current law corporate certificateholders are not subject to Michigan income tax. In any event, classification of the arrangement as a "partnership" would not cause a certificateholder not otherwise subject to taxation in Michigan to pay Michigan tax on income beyond that derived from the certificates.

         If the certificates are instead treated as ownership interests in an association or "publicly traded partnership", the hypothetical entity should not be subject to the Michigan single business tax, which, if applicable, could result in reduced distributions to certificateholders. A certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of that type of interest.

         Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state income and franchise taxes.


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                             ERISA Considerations
-----------------------------------------------------------------------------

                                    General

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for that person. For example, a prohibited transaction would arise, unless an exemption were available, if the certificates of a series or class were viewed as debt of the seller and the seller were a disqualified person or party in interest with respect to a plan that acquired certificates of that series or class.

         Moreover, additional prohibited transactions could arise if the assets of the trust were deemed to constitute assets of any plan that owned certificates. The Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Plan Assets Regulation the assets and properties of corporations, partnerships and other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in some circumstances. Accordingly, if Benefit Plans purchase certificates, the trust could be deemed to hold plan assets of the Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the trust.

         The Plan Assets Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that the certificates of a series or class are equity interests, the Plan Assets Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is

          o    freely transferable,

          o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and

          o    either is

                    o part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or

                    o sold to the plan as part of an offering of securities to the public under an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days, or a later time as may be allowed by the Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

         The certificates of each series and class must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the certificates. The certificates will be sold as part of an offering under an effective registration statement under the Securities Act, and may or may not be timely registered under the Exchange Act. Based on information provided by the underwriter or placement agent for certificates of any series or class that will be registered under the Exchange Act, the seller will notify the trustee as to whether or not certificates of the series or, if the series consists of more than one class, each class will be held by at least 100 separately named persons at the conclusion of the offering, unless the related prospectus supplement states otherwise. The seller will not determine whether the 100-investor requirement of the exception for publicly offered securities is satisfied as to the certificates of any series or class. Prospective purchasers may obtain a copy of the notification described in the third preceding sentence from the trustee at 101 Barclay Street, New York, New York 10286.

         If the certificates of any series or class fail to meet the criteria of publicly-offered securities and the trust's assets are deemed to include assets of Benefit Plans that are holders of the certificates, transactions involving the trust and "parties in interest" or "disqualified persons" with respect to the plans might be prohibited under Section 406 of ERISA and
Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the receivables, under DOL interpretations the purchase of the certificates by the plan could constitute a prohibited transaction. There are a number of class exemptions issued by the DOL that may apply in that event. However, even if all of the conditions specified in the exemptions are satisfied, they would probably not apply to all transactions involving the trust's assets.

         In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of certificates of any series or class should consult their own counsel as to whether the assets of the trust which are represented by the certificates would be considered plan assets, and the consequences that would apply if the trust's assets were considered plan assets.

         In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under some circumstances assets in the general account of an insurance company may be deemed to be plan assets for some purposes. Under that reasoning a purchase of certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, Prohibited Transaction Exemption 95-60, and Labor Department Regulation Section 2550.401c-1.

         Unless the applicable prospectus supplement states otherwise, if the certificates will not be timely registered under the Exchange Act, or if the seller does not notify the trustee, as described above, that the certificates of any particular series or class will be expected to be held by at least 100 persons, the certificates of the series or class, as the case may be, may not be acquired by any Benefit Plan or by any entity investing assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling and Servicing Agreement, the Series Supplement and each certificate will provide that each holder of the certificate shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing the certificate on behalf of a Benefit Plan or with assets that are treated as assets of a Benefit Plan.


-----------------------------------------------------------------------------

                                    Experts
-----------------------------------------------------------------------------


         The financial statements of the trust as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report by KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of that firm as experts in accounting and auditing.


-----------------------------------------------------------------------------

                             Plan of Distribution
-----------------------------------------------------------------------------


         The seller may sell certificates offered by this prospectus in any of three ways:

          o    through underwriters or dealers;

          o    directly to one or more purchasers; or

          o    through agents.

         We will set forth in the related prospectus supplement the terms of the offering of any series certificates, including, without limitation

          o    the names of any underwriters,

          o the purchase price of the certificates and the proceeds to the seller from the sale,

          o any underwriting discounts and other items constituting underwriter's compensation,

          o    any initial public offering price and

          o any discounts or concessions allowed or reallowed or paid to dealers.

         If the seller uses underwriters in a sale of any certificates of a series, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the certificates. The certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless we set forth otherwise in the related prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any of the certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Certificates of a series may also be offered and sold, if we so state in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the seller. We will identify in the related prospectus supplement any remarketing firm and describe the terms of its agreement, if any, with the seller and its compensation. Remarketing firms may be deemed to be underwriters in connection with the certificates they remarket.

         Certificates may also be sold directly by the seller or through agents designated by the seller from time to time. We will name any agent involved in the offer or sale of certificates, and we will set forth any commissions payable by the seller to the agent, in the related prospectus supplement. Unless we indicate otherwise in the related prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

         Each underwriting agreement and placement agreement will provide that DCWR and [CFC][DCFS] will indemnify the underwriters and agents, respectively, against civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters and agents, as applicable, may be required to make in respect of those civil liabilities.

         The trust may, from time to time, invest the funds in its accounts in Eligible Investments acquired from the underwriters, agents or the seller.

         We will set forth the place and time of delivery for a series of certificates in the prospectus supplement.

         Until the distribution of the certificates of a series is completed, rules of the Commission may limit the ability of the underwriters and selling group members to bid for and purchase those certificates. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of those certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates. Purchases of a certificate for the purpose of stabilization could cause the price of the certificate to be higher than it might be in the absence of the purchases.

         In connection with the offering of a series, the underwriters may make short sales of the certificates of that series and may purchase those certificates on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of certificates than they are required to purchase in the offering. The underwriters must close out any short position by purchasing certificates in the open market. The underwriters are more likely to create a short position if they are concerned that there may be downward pressure on the price of the certificates in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters' purchases to cover the short sales may have the effect of raising or maintaining the market price of the certificates or preventing or retarding a decline in the market price of certificates. As a result, the price of the certificates may be higher than the price that might otherwise exist in the open market.

         Neither [CFC][DCFS], DCWR nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates of any series. In addition, neither [CFC][DCFS], DCWR nor any of the underwriters makes any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

         If any certificates of a series are offered in the United Kingdom, each underwriter and placement agent will represent and agree that

          o it has not offered or sold, and will not offer or sell, any of those certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

          o it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom and

          o it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of those securities to a person who is of a kind described in
               Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.


-----------------------------------------------------------------------------

                                 Legal Matters
-----------------------------------------------------------------------------


         Certain legal matters relating to the certificates will be passed upon for DCWR by Brown & Wood LLP, New York, New York, and for any underwriters, agents or dealers by the counsel we name in the applicable prospectus supplement, which may be Brown & Wood LLP. Federal income tax and ERISA matters will be passed upon for DCWR and the trust by the counsel we named in the applicable prospectus supplement, which may also be Brown & Wood LLP. Brown & Wood LLP from time to time represents [Chrysler Financial Company L.L.C.][DaimlerChrysler Financial Services (debis) North America LLC] and its affiliates on other matters.

                       Glossary of Terms for Prospectus

         "Accounts" means the revolving financing arrangements with dealers franchised by DaimlerChrysler and/or other automobile manufacturers in which the receivables arise.

         "Accumulation Period" means, for any applicable series, the period beginning at the close of business on the date specified in or determined in the manner specified in the prospectus supplement and ending on the earliest of:

          o the beginning of a Reinvestment Period with respect to the series,

          o the beginning of an Early Amortization Period with respect to the series and

          o payment in full of the outstanding principal amount of the series certificates.

         "Addition Date" means, in the case of an Additional Account, the date on which the receivables in the Additional Account are first transferred to the trust.

         "Additional Accounts" means the additional accounts which the seller has the right, subject to conditions, to designate from time to time to be included as Accounts.

         "Additional Cut-Off Date" means, with respect to any Additional Accounts, the date those Additional Accounts are identified and selected.

         "Adjusted Invested Amount" means, with respect to a series for any date, an amount equal to the sum of

          o the Initial Invested Amount of the series, minus unreimbursed Investor Charge-Offs for the series and

          o the Available Subordinated Amount with respect to the series, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date during the Collection Period in which that date occurs.

         "Adjustment Payment" means, to the extent that a reduction in the Seller's Interest would reduce the Seller's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date, a cash amount equal to the deficiency which will be deposited by the seller into the Collection Account in immediately available funds on the day on which the adjustment occurs.

         "Auction Vehicles" means, collectively, the vehicles purchased by a dealer at a closed auction conducted by DaimlerChrysler.

         "Automatic Additional Accounts" means the Additional Accounts which the seller may designate from time to time, at its discretion, subject only to some limitations.

         "Automatic Removal Date" means the date upon which the Automatic Removed Accounts are to be removed.

         "Automatic Removed Accounts" means the Accounts, designated by the seller, with respect to which the seller shall have the right to require the reassignment to it of all the trust's right, title and interest in, to and under the receivables then existing and created after that time, all monies due or to become due and all amounts received with respect to those receivables and all proceeds of those receivables in or with respect to the Accounts, upon satisfaction of the following conditions:

          o on or before the fifth business day immediately preceding the date upon which the Accounts are to be removed, the seller shall have given the trust, each Enhancement provider and the Rating Agencies a Removal Notice specifying the Automatic Removal Date of the Automatic Removed Accounts;

          o on or prior to the date that is five business days after the Automatic Removal Date, the seller shall have delivered to the trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts stating for each Account, as of the removal notice date, its account number and the aggregate amount of receivables outstanding in the Account;

          o the seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to the second clause above, as of the Automatic Removal Date, is true and complete in all material respects;

          o the trustee shall have received confirmation from each Rating Agency that the removal will not cause the Ratings Agency's rating of any outstanding series or class of certificates to be reduced or withdrawn;

          o the seller shall have delivered to the trustee, each Rating Agency and any Enhancement providers an officers' certificate, dated the Automatic Removal Date, to the effect that the seller reasonably believes the removal will not cause an Early Amortization Event or Reinvestment Event to occur with respect to any series; and

          o the seller shall have delivered to the trustee, each Rating Agency and any Enhancement providers a Tax Opinion, dated the Automatic Removal Date, with respect to the removal.

         "Available Subordinated Amount" means the amount of the subordination for a series.

         "Bankruptcy Code" means Title 11 of the United States Code.

         "Benefit Plans" means, collectively, employee benefit plans subject to ERISA or the Code or individual retirement accounts.

         "CARCO" means Chrysler Auto Receivables Company.

         "CCC" means Chrysler Credit Corporation.

         "Certificateholders' Interest" means, for any series, the undivided beneficial interests in certain assets of the trust allocated to the Interest of the Certificateholders of the series.

         "certificates" means the Auto Loan Asset Backed Certificates.

         "CFC" means Chrysler Financial Company L.L.C.

         "CFC Corp." means Chrysler Financial Corporation .

         "Citibank" means Citibank, N.A.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral Security" means, in respect of the receivables, a security interest in vehicles and parts inventory, equipment, fixtures, service accounts and, in some cases, realty and a personal guarantee.

         "Collection Account" means an Eligible Deposit Account which the servicer has established and will maintain for the benefit of the certificateholders in the name of the trustee, on behalf of the trust.

         "Commission" means the Securities and Exchange Commission.

         "Controlled Amortization Period" means, for any applicable series, a controlled amortization period which will begin at the close of business on the date stated in or determined in the manner stated in the related prospectus supplement and will end on the earliest of:

          o the beginning of a Reinvestment Period with respect to the series,

          o the beginning of an Early Amortization Period with respect to the series and payment in full of the outstanding principal amount of the certificates of that series.

         "Controlled Deposit Amount" means, for any series, an amount stated in the related prospectus supplement plus, in the case of some distribution dates, any amounts in the Excess Funding Account allocable to the series.

         "Cooperative" means Euroclear S.C., a Belgian cooperative corporation.

         "DaimlerChrysler" means DaimlerChrysler Corporation, the successor to Chrysler Corporation.

         "DCFS" means DaimlerChrysler Financial Services (debis) North America LLC.

         "DCWR" means DaimlerChrysler Wholesale Receivables LLC.

         "Dealer Overconcentrations" means, on any distribution date, with respect to any Dealer or group of affiliated Dealers, the excess of

          o the aggregate principal amount of receivables due from the Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding that distribution date over

          o 2% of the Pool Balance on the last day of the immediately preceding Collection Period.

         "Dealer Trouble" means a status under which a dealer will be classified by [CFC][DCFS] under some circumstances which include

          o    failure to remit any principal or interest payment when due,

          o    any notifications of liens, levies or attachments and

          o    a general deterioration of its financial condition.

         "dealers" means domestic automobile dealers franchised by DaimlerChrysler and/or other automobile manufacturers.

         "Defaulted Amount" means for any Collection Period will be an amount, which shall not be less than zero, equal to (a) the principal amount of receivables that became Defaulted Receivables during the preceding Collection Period minus (b) the sum of (i) the full amount of any Defaulted Receivables subject to reassignment to the seller or purchase by the servicer for the Collection Period unless events of bankruptcy, insolvency or receivership have occurred with respect to either of the seller or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables and
(ii) the excess, if any, for the immediately preceding Determination Date of the amount determined pursuant to this clause (b) for that Determination Date over the amount determined pursuant to clause (a) for that Determination Date.

         "Defaulted Receivables" means on any Determination Date

          o all receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period and

          o all receivables which were Eligible Receivables when transferred to the trust, which arose in an Account which became an Ineligible Account after the date of transfer of the receivables to the trust and which were not Eligible Receivables for any six consecutive Determination Dates after that date.

         "Definitive Certificates" means the certificates of a series or class issued in fully registered, certificated form to certificateholders or their nominees.

         "Depository" means DTC, together with any successor depository selected by the seller.

         "Designated Accounts" means the Accounts to be removed from the trust.

         "Designated Balance" means the aggregate principal balance of receivables in respect of each of the Designated Accounts.

         "Designated Receivables" means, at any time, the then existing receivables in the Designated Accounts.

         "Determination Date" means each second business day preceding a Distribution Day.

         "Distribution Date Statement" means a statement prepared by the servicer and forwarded by the trustee to each certificateholder of record of any series on each distribution date, including each distribution date that corresponds to an interest payment date or any Special Payment Date, that sets forth information with respect to the trust and the certificates of the series, as stated in the related Series Supplement and described in the related prospectus supplement.

         "DOL" means the Department of Labor.

         "Early Amortization Event" means any of the events so defined in the related Series Supplement and, described in the related prospectus supplement, as well as each of the following events:

          o the occurrence of events of bankruptcy, insolvency or receivership relating to the trust or the seller; and

          o the trust or DCWR becomes an investment company within the meaning of the Investment Company Act of 1940.

         "Early Amortization Period" means the period beginning on the day on which an Early Amortization Event has occurred with respect to a series and ending on the earliest of:

          o payment in full of the outstanding principal amount of the certificates of that series,

          o the recommencement of the Revolving Period in accordance with the related Series Supplement and

          o    the Termination Date for the series.

         "Eligible Account" means a wholesale financing line of credit extended by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, to a Dealer, which, as of its date of determination:

          o is established by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, in the ordinary course of business pursuant to a floorplan financing agreement,

          o    is in favor of an Eligible Dealer,

          o is in existence and maintained and serviced by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, and

          o in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

         "Eligible Dealer" means a Dealer:

          o which is located in the United States of America, including its territories and possessions,

          o which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation,

          o in which DaimlerChrysler or any affiliate of DaimlerChrysler does not have an equity investment and

          o which has not been classified by the servicer as being under Dealer Trouble status.

         "Eligible Deposit Account" means either

          o    a segregated account with an Eligible Institution or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states of the United States, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" means

          o    the corporate trust department of the trustee or

          o a depository institution organized under the laws of the United States or any one of the states of the United States, or the District of Columbia, or a domestic branch of a foreign bank, which at all times (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody's and of AAA or better by Standard & Poor's or (y) a certificate of deposit rating of P-1 by Moody's or A-1+ by Standard & Poor's and (ii) is a member of the FDIC.

         "Eligible Investments" means book-entry securities, negotiable instruments or physical securities having original or remaining maturities of 30 days or less, but in no event occurring later than the distribution date next succeeding the trustee's acquisition of those securities or instruments, except as otherwise provided in the related Series Supplement. Eligible Investments are limited to:

          o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          o demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States, or any domestic branch of a foreign bank, and subject to supervision and examination by Federal or state banking or depository institution authorities. However, at the time of the trust's investment or contractual commitment to invest in those investments, the commercial paper or other short-term unsecured debt obligations, other than obligations the rating of which is based on the credit of a person or entity other than the depository institution or trust company, of that entity shall have a credit rating from each of the Rating Agencies in its highest investment category;

          o commercial paper having, at the time of the trust's investment or contractual commitment to invest in the commercial paper, a rating from each of the Rating Agencies in its highest investment category;

          o except during a Reinvestment Period with respect to any series, investments in money market funds having a rating from each of the Rating Agencies in its highest investment category or otherwise approved in writing by each of the Rating Agencies;

          o bankers' acceptances issued by any depository institution or trust company referred to in the second clause of this sentence;

          o certain repurchase obligations, including those of appropriately rated broker-dealers and financial institutions; and

          o any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that each Rating Agency shall have notified the seller, the servicer and the trustee that the trust's investment in that investment will not cause its then rating of any outstanding class or series with respect to which it is a Rating Agency to be reduced or withdrawn.

         "Eligible Portfolio" means all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts.

         "Eligible Receivable" means a receivable

          o which was originated or acquired by [CFC][DCFS], directly or as successor to CFC Corp. or CCC, in the ordinary course of business,

          o which has arisen under an Eligible Account and is payable in United States dollars,

          o which is owned by [CFC][DCFS], CFC Corp. or CCC at the time of sale to the seller,

          o which represents the obligation of a Dealer to repay an advance made to the Dealer to finance the acquisition of vehicles,

          o which at the time of creation and at the time of transfer to the trust is secured by a perfected first priority security interest in the related vehicle,

          o which was created in compliance in all respects with all requirements of law applicable to it and pursuant to a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party to the agreement,

          o with respect to which all consents and governmental authorizations required to be obtained by DaimlerChrysler, CCC, CFC Corp., [CFC][DCFS] or the seller in connection with the creation of the receivable or the transfer of the receivable to the trust or the performance by CCC, CFC Corp. or [CFC][DCFS] of the floorplan financing agreement under which the receivable was created, have been duly obtained,

          o as to which at all times following the transfer of the receivable to the trust, the trust will have good and marketable title to the receivable free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted under the Pooling and Servicing Agreement,

          o which has been the subject of a valid transfer and assignment from the seller to the trust of all the seller's interest in the receivable, including any proceeds of the receivable,

          o which will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws,

          o which at the time of transfer to the trust is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the Dealer,

          o as to which, at the time of transfer of the Receivable to the trust, DaimlerChrysler, CCC, CFC Corp., [CFC][DCFS] and the seller have satisfied all their respective obligations with respect to the Receivable required to be satisfied at that time,

          o as to which, at the time of transfer of the Receivable to the trust, neither DaimlerChrysler, CCC, CFC Corp. or [CFC][DCFS] nor the seller has taken or failed to take any action which would impair the rights of the trust or the certificateholders,

          o which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan and

          o which was transferred to the trust with all applicable governmental authorization.

         "Enhancements" means enhancements which may be provided with respect to one or more classes of a series, including one or more of the following:

          o    letter of credit,

          o    surety bond,

          o    cash collateral account,

          o    spread account,

          o    guaranteed rate agreement,

          o swap, including without limitation currency swaps, or other interest protection agreement,

          o    repurchase obligation,

          o    cash deposit or

          o another form of credit enhancement described in the related prospectus supplement.

         "Euroclear" means the Euroclear System.

         "Euroclear Operator" means Morgan Guaranty trust Company of New York, Brussels, Belgium office.

         "Euroclear Participants" means participants of Euroclear.

         "Excess Funded Amount" means, initially, the initial principal balance of the certificates of a series over the Initial Invested Amount of the series.

         "Excess Funding Account" means an Eligible Account established with the trustee for a series in which the Excess Funding Amount will be maintained, except, to the extent provided in the related Series Supplement, during an Early Amortization Period or Reinvestment Period for the series.

         "Excess Principal Collections" means the amount of available certificateholder principal collections for each series and any Collection Period remaining after required payments, if any.

         "Excluded Series" means a series of certificates designated as an excluded series with respect to a Paired Series.

         "Fleet Receivables" means receivables originated in connection with multiple new vehicle orders of at least five vehicles by specified Dealers.

         "Foreign Agency Depositaries" means Citibank, when acting in its capacity as depositary for Clearstream, and Morgan, when acting in its capacity as depositary for Euroclear.

         "Fully Reinvested Date" means the date on which the amount on deposit in the Principal Funding Account with respect to a series equals the outstanding principal amount of the certificates of the series.

         "Global Securities" means the globally offered certificates.

         "Holders" means the certificateholders under the Pooling and Servicing Agreement.

         "Indirect Participants" means entities including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Ineligible Receivables" means any receivable as to which the Certificateholders' Interest with respect to the receivable will be reassigned to the seller on the terms and conditions set forth in this prospectus as a result of a breach by the seller of any representation and warranty described in the first paragraph of "Representations and Warranties" in this prospectus, which breach remains uncured for 30 days or a longer period as may be agreed to by the trustee, after the earlier to occur of the discovery of such breach by the seller or the servicer or receipt of written notice of such breach by the seller or the servicer, and which breach has a materially adverse effect on the Certificateholders' Interest in any receivable or Account.

         "Initial Cut-Off Date" means May 31, 1991.

         "Initial Invested Amount" means with respect to any series and for any date, the amount stated as the "Initial Invested Amount" in the related Series Supplement. The Initial Invested Amount for any series may be increased or decreased from time to time as stated in the related Series Supplement, including as a result of deposits to or withdrawals from the Excess Funding Account, if any, for the series.

         "Insolvency Laws" means the United States Bankruptcy Code or similar applicable state laws.

         "Installment Balance Amount" means the portion of the aggregate amount of Installment Balances in respect of which [CFC][DCFS] has not received an offsetting payment from the related Dealer on a distribution date.

         "interest collections" means collections under the receivables that consist of interest and other non-principal charges, including insurance fees, amounts recorded on Defaulted Receivables and insurance proceeds.

         "Interest Funding Account" means the one or more trust accounts in which collections or other amounts, or the portion allocable to a class, will be deposited if the interest payment dates for a series or class occur less than monthly.

         "Investor Default Amount" means the portion of the Defaulted Amount allocated to the certificateholders of a series.

         "IRA" means an individual retirement account.

         "Michigan Tax Counsel" means Christopher A. Taravella, Esq., Vice President and General Counsel of the seller, Michigan tax counsel to the seller and the trust.

          "Miscellaneous Payments" means, for any Collection Period, the sum of

          o Adjustment Payments and Transfer Deposit Amounts received with respect to the Collection Period and

          o Unallocated Principal Collections on the distribution date available to be treated as Miscellaneous Payments as described in this prospectus under "Principal Collections for all Series".

         "Monthly Payment Rate" means, for a Collection Period, the percentage obtained by dividing Principal Collections for the Collection Period by the daily average Pool Balance for the Collection Period.

         "Monthly Servicing Fee" means, unless a related Series Supplement or prospectus supplement states otherwise, the share of the Servicing Fee allocable to certificateholders of any series with respect to any distribution date, which shall generally be equal to one-twelfth of the product of

          o    the Servicing Fee Rate and

          o the Invested Amount of the series as of the last day of the second preceding Collection Period.

         "Moody's" means Moody's Investors Service, Inc.

         "Morgan" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

         "New Vehicles" means

          o    current and prior model year unmiled vehicles,

          o current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and

          o    prior model year and two year old miled vehicles.

         "New Withholding Regulations" means the Treasury regulations published in the Federal Register on October 14, 1997.

         "OID" means original issue discount.

         "OID regulations" means the Treasury regulations relating to OID.

         "Overconcentration Amount" means the aggregate principal amount of receivables in the trust on a distribution date which are Dealer
Overconcentrations.

         "Paired Series" means a series of certificates previously issued by the trust as to which the Accumulation Period or Controlled Amortization Period has commenced with respect to which a series of certificates may be designated as an excluded series.

         "Participants" means the participating organizations of DTC which include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.

         "Plan Assets Regulation" means the final regulation issued by DOL concerning the definition of what constitutes the "plan assets" of Benefit Plans.

         "Pool Balance" means the aggregate amount of the principal balances of the receivables.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, as amended and supplemented from time to time, among DCWR, as seller of the receivables, [CFC][DCFS], as servicer of the receivables, and the trustee.

         "prime rate" means the rate designated as the "prime rate" from time to time by certain financial institutions selected by [CFC][DCFS].

         "principal collections" means collections of principal on the receivables.

         "Principal Funding Account" means the trust account established for the benefit of the certificateholders of a series in which, during the Accumulation Period for the series, Principal Collections and other amounts allocable to the Certificateholders' Interest of the series, which may include some Excess Principal Collections, will be deposited.

         "principal receivables" means the portion of the receivables that represents principal.

         "Principal Shortfalls" means any principal distributions to Certificateholders of any series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to the series.

         "Principal Terms" means the terms of a series which, under the Pooling and Servicing Agreement, the seller may specify, including, among other things:

          o    its name or designation,

          o its initial principal amount, or method for calculating such amount,

          o its certificate rate, or the method for determining its certificate rate,

          o a date on which it will begin its Accumulation Period or Controlled Amortization Period, if any,

          o the method for allocating principal and interest to certificateholders of such series,

          o    the percentage used to calculate monthly servicing fees,

          o the issuer and terms of any Enhancement or the level of subordination provided by the Seller's Interest,

          o the terms on which the certificates of such series may be exchanged for certificates of another Series, be subject to repurchase, optional redemption or mandatory redemption by the seller or be remarketed by any remarketing agent,

          o    the Series Termination Date and

          o    any other terms permitted by the Pooling and Servicing
               Agreement.

         "Rating Agency" means each rating agency designated by the seller in the related Series Supplement in respect of any outstanding series or class.

         "Registration Statement" means the registration statement, together with all amendments and exhibits, which the seller has filed under the Securities Act with the Commission with respect to the certificates offered pursuant to this prospectus.

         "Reinvestment Event" means, for any series, any of the events so defined in the related Series Supplement and described in the related prospectus supplement.

         "Reinvestment Period" means, for any applicable series, the period beginning on the day on which a Reinvestment Event has occurred and ending on the earliest of:

          o the beginning of an Early Amortization Period with respect to the series,

          o the recommencement of the Revolving Period in accordance with the related Series Supplement and

          o payment in full of the outstanding principal amount of the certificates of that series.

         "remarketing firms" means one or more firms which, acting as principals for their own accounts or as agents for the seller, may offer and sell the Certificates of a series, if the related prospectus supplement so states, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms.

         "Removal and Repurchase Date" means the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur.

         "Removal Commencement Date" means the Determination Date on which removal of one or more Accounts will commence.

         "Removal Date" means the Determination Date on which the Designated Balance in a Designated Account is reduced to zero.

         "Removal Notice" means a written notice furnished to the trustee, any Enhancement provider and the Rating Agencies by the seller, or the servicer on its behalf stating the Removal Commencement Date and the Designated Accounts.

         "Removed Account" means a Designated Account as to which the seller has stopped allocating collections of receivables and which has been deemed removed from the trust for all purposes.

         "Repurchased Receivables" means Designated Receivables which have been deemed repurchased from the trust for all purposes.

         "Required Participation Amount" means for any date an amount equal to the sum of:

          o the sum of the amounts for each series obtained by multiplying the Required Participation Percentage for the series by the Initial Invested Amount for the series at that time. However, each Excluded Series will be excluded from this calculation until the Invested Amount of the related Paired Series is reduced to zero; and

          o the Trust Available Subordinated Amount on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date following that Determination Date.

         "Required Participation Percentage" means, for a series, the required participation percentage specified in the related Series Supplement.

         "Revolving Period" means the revolving period, for the certificates of each series and class, during which Principal Collections and other amounts otherwise allocable to the Certificateholders' Interest of that series or class will be

          o    paid to the seller,

          o deposited to the Excess Funding Account, if any, for that series or

          o distributed to, or for the benefit of, the certificateholders of other classes or series,

         A Revolving Period for a series will begin on the Series Cut-off Date and end on the earlier of:

          o the day immediately before the Accumulation Period commencement date or the controlled amortization period commencement date for the series and

          o the day immediately before the day on which an Early Amortization Event or a Reinvestment Event occurs with respect to the series.

         "RPA seller" means [CFC][DCFS], as seller, together with its predecessors as appropriate, under the Receivables Purchase Agreement.

         "Securities Act" means the Securities Act of 1933.

         "Seller's Certificate" means the certificate evidencing the Seller's Interest.

         "Seller's Participation Amount" means the Pool Balance minus the aggregate Invested Amounts for all outstanding series.

         "Series Allocable Defaulted Amount" means, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of the Defaulted Amount with respect to the Collection Period.

         "Series Allocable Interest Collections" means, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of Interest Collections, with respect to the Collection Period.

         "Series Allocable Miscellaneous Payments" means, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of Miscellaneous Payments, with respect to the Collection Period.

         "Series Allocable Principal Collections" means, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of Principal Collections, with respect to the Collection Period.

         "Series Allocation Percentage" means, with respect to a series for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount of the series as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Adjusted Invested Amount as of that last day.

         "Series Cut-off Date" means, for a series, the date stated in the related prospectus supplement on which a revolving period for the series will begin.

         "Series Issuance Date" means the date of issuance of any series.

         "Series Termination Date" means, for any series, the date stated in the related prospectus supplement, on which the last payment of principal and interest on any series of certificates will be due and payable, if not previously paid.

         "Service Default" means any of the following events:

          o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make any payment, transfer or deposit, on the date the servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five business day grace period;

          o failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the Pooling and Servicing Agreement which failure has a materially adverse effect on the certificateholders of any outstanding series and which continues unremedied for a period of 30 days after the date written notice of the failure shall have been given to the servicer by the trustee,

          o the servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          o any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice of that fact shall have been given to the servicer by the trustee; or

          o events of bankruptcy, insolvency or receivership occur with respect to the servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under the first clause for a period of ten business days or referred to under the second, third or fourth clauses for a period of 60 business days, shall not constitute a Service Default if the delay or failure was caused by an act of God or other similar occurrence.

         "Service Transfer" means, in the event of any Service Default, an action by the trustee, by written notice to the servicer, terminating all of the rights and obligations of the servicer, as servicer, under the Pooling and Servicing Agreement and in and to the receivables and the proceeds thereof and appointing a new servicer.

         "servicer" means [CFC][DCFS] or any successor servicer.

         "Servicing Fee" means a monthly servicing fee which constitutes the servicer's compensation with respect to the certificates of a series for its servicing activities and reimbursement for its expenses, unless the related Series Supplement or prospectus supplement states otherwise.

         "Servicing Fee Rate" means, for a series, the servicing fee rate set forth in the related Series Supplement.

         "Special Payment Date" means, during an Early Amortization Period for a series, each distribution date beginning with the distribution date following the Collection Period in which the Early Amortization Period begins.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "Supplemental Certificate" means a certificate for which the seller may, from time to time, exchange a portion of the Seller's Certificate for transfer or assignment to a person or entity chosen by the seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement, if

          o the seller shall at the time of that exchange and after giving effect to the exchange have an interest of not less than 2% in the Pool Balance,

          o the seller shall have delivered to the trustee, the Rating Agencies and any Enhancement provider a Tax Opinion with respect to the exchange and

          o the seller shall have delivered to the trustee written confirmation from the applicable Rating Agencies that the exchange will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates. Any later transfer or assignment of a Supplemental Certificate is also subject to the second and third conditions described in the preceding sentence.

         "Tax Counsel" means Brown & Wood LLP, special federal income tax counsel to the seller and the trust.

         "Tax Opinion" means an opinion of counsel to the effect that, for federal income and Michigan income and single business tax purposes,

          o such action (other than some specified actions) will not adversely affect the characterization of the certificates of any outstanding series or class as debt of the seller and

          o the issuance will not cause a taxable event to any certificateholders.

         "Terms and Conditions" means, collectively, the Terms and Conditions Governing Use of Euroclear and the related Operative Procedures of the Euroclear System, and applicable Belgian law.

         "Transfer Date" means the Series Cut-Off Date, or the Additional Cut-Off Date, in the case of any Additional Accounts, or the date any future receivable is generated.

         "Transfer Deposit Amount" means, for any Determination Date, the amount by which the Seller's Participation Amount would be less than the Trust Available Subordinated Amount, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date, following a deduction by the servicer of the principal balance of a receivable from the Pool Balance.

         "trust" means CARCO Auto Loan Master Trust.

         "Trust Adjusted Invested Amount" means with respect to any Collection Period, the sum of the Adjusted Invested Amounts for all outstanding series.

         "Trust Available Subordinated Amount" means the aggregate Available Subordinated Amounts for all outstanding series.

         "U.S. Wholesale Portfolio" means the accounts of domestic dealers financed and serviced by [CFC][DCFS].

         "UCC" means the Uniform Commercial Code.

         "Unallocated Principal Collections" means any amount of Principal Collections which are held unallocated.

         "USA" means U.S. Auto Receivables Company.

         "Used Vehicles" means previously owned vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and prior model year and two year old miled vehicles.

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
                                                                       Annex I


-----------------------------------------------------------------------------

                         Global Clearance, Settlement
                       and Tax Documentation Procedures
-----------------------------------------------------------------------------


         Except in limited circumstances, we will make available the globally offered certificates (the "Global Securities") only in book-entry form. Unless we state otherwise in a prospectus supplement for a series, investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. Investors may trade the Global Securities as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Investors holding Global Securities through Clearstream and Euroclear will conduct secondary market trades between each other in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, i.e., seven calendar day settlement.

         Investors holding Global Securities through DTC will conduct secondary market trades between each other under the rules and procedures applicable to U.S. corporate debt obligations.

         Clearstream or Euroclear and DTC participants holding Global Securities will effect secondary cross-market trades between each other on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as the respective depositaries of Clearstream and Euroclear and as participants in DTC.

         Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes if those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         DTC, in the name of Cede & Co. as nominee of DTC, will hold all Global Securities in book-entry form. Financial institutions acting on the behalf of investors as direct and indirect participants in DTC will represent those investors' interests in the Global Securities. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold those positions in accounts as participants of DTC.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the trust. DTC will credit investor securities custody accounts with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Clearstream or Euroclear will credit Global Securities to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that purchasers and sellers can settle on the desired value date.

         Trading between DTC participants. DTC participants will settle secondary market trades between each other using the procedures applicable to securities previously issued by the trust in same-day funds.

         Trading between Clearstream and/or participants. Clearstream participants and/or Euroclear participants will settle secondary market trades between each other using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When a DTC participant desires to transfer Global Securities from its account to the account of a Clearstream participant or a Euroclear participant the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Citibank or Morgan will then make payment to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the respective clearing system will credit the Global Securities to its system and, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. They may do so the most directly by prepositioning funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which they are to transfer Global Securities by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Clearstream or Euroclear will then reflect the payment in the account of the Clearstream participant or Euroclear participant the following day, and back-value to the value date, which would be the preceding day, when settlement occurred in New York, the receipt of the cash proceeds in the Clearstream or Euroclear participant's account. Should the Clearstream or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, Clearstream or Euroclear would instead value as of the settlement date the receipt of the cash proceeds in the Clearstream or Euroclear participant's account.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities enough time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

         A holder of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless the holder takes one of the following steps to obtain an exemption or reduced tax rate:

          o Exemption for non-U.S. persons (Form W-8BEN). Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status).

          o Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          o Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form 1001 may be filed by the beneficial owner or his agent.

          o Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

          o U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom he holds, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form 1001 are effective for three calendar years and Form W-8ECI is effective for one calendar year.

         In this summary, we have not dealt with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. We advise investors to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.


============================================================       ============================================================

                                                                                         DAIMLERCHRYSLER
     No dealer, salesman or other person has been
authorized to give any information or to make any
representations, other than those contained in the                                            CARCO
prospectus or prospectus supplement.  Any information or                                    Auto Loan
representations, other than those contained in the                                        Master trust
prospectus or prospectus supplement, are not authorized by
the seller or by the underwriters.  Do not rely on any
information or representations other than those contained                                  $[       ]
in the prospectus or prospectus supplement.                                       [Floating Rate][ %] Auto Loan
                                                                                   Asset Backed certificates,
     We only intend the prospectus supplement to                                     [Series 200_-_],
be an offer to sell or a solicitation of any offer to                                  due [            ]
buy the offered securities if:

     o     used in jurisdictions in which the offer or
           solicitation is authorized,                                     DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
                                                                                             Seller
     o     the person making the offer or solicitation is
           qualified to do so, and
                                                                           [CHRYSLER FINANCIAL COMPANY L.L.C.][DAIMLERCHRYSLER
     o     the offer or solicitation is made to anyone to                   FINANCIAL SERVICES (DEBIS) NORTH AMERICA LLC]
           whom it is lawful to make the offer or                                                Servicer
           solicitation.

         The information in the prospectus or prospectus supplement is only accurate as of the date of this prospectus supplement.

         All dealers effecting transactions in the offered
securities within 90 days after the date of this                                        -------------------
prospectus supplement may be required to deliver the
prospectus and prospectus supplement, regardless of their                             PROSPECTUS SUPPLEMENT
participation in this distribution This is in addition to
the obligation of dealers to deliver the prospectus
supplement when acting as underwriters or when selling                                  -------------------
their unsold allotments or subscriptions.






                                                                                         [underwriters]
============================================================       ============================================================



                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Certificates.


           SEC Filing Fee..........................................      $528,000
           Trustee's Fees and Expenses (including counsel fees)....       $15,000
           Accounting Fees and Expenses............................       $35,000
           Legal Fees and Expenses.................................       $20,000
           Printing and Engraving Expenses.........................       $25,000
           Rating Agency Fees......................................      $175,000
           Miscellaneous...........................................        $7,000
                Total..............................................      $805,000

Item 15. Indemnification of Directors and Officers.

         DaimlerChrysler Corporation (parent of Chrysler Financial Company L.L.C. and therefore the indirect parent of the Registrant) is incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Section B of Article VIII of the Certificate of Incorporation of DaimlerChrysler Corporation, the indirect parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, DaimlerChrysler Corporation will indemnify the officers and directors of DaimlerChrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, DaimlerChrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of DaimlerChrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

         The Registrant, DaimlerChrysler Wholesale Receivables LLC, is formed under Delaware law. Section 18-108 of the Delaware Limited Liability Company Act provides, in effect, that a Michigan limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

         Section 8.2 of the Registrant's Amended and Restated Limited Liability Company Agreement indemnifies each member, employee or agent of the Registrant against expenses, judgments and amounts paid in settlement actually and reasonably incurred by such person in connection with actions, suits or proceedings by reason of such person being a member, employee or agent of the Registrant.

Item 16. Exhibits:

1.1 -- Form of Underwriting Agreement with respect to the Certificates is incorporated by reference from Exhibit 1.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

3.1 -- Certificate of Formation of the Registrant is incorporated by reference from Exhibit 3.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-37882).

3.2 --   Amended and Restated Limited Liability Company Agreement of the
         Registrant.

4.1 -- Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee.

4.2 --   First Amendment to the Pooling and Servicing Agreement.

4.3 --   Second Amendment to the Pooling and Servicing Agreement.

4.4 -- Third Amendment to the Pooling and Servicing Agreement is incorporated by reference from Exhibit 4.4 of the Registrant's Registration Statement on Form S-3 (File No. 333-37882).

4.5 Fourth Amendment to the Pooling and Servicing Agreement is incorporated by reference from Exhibit 4.5 of the Registrant's Registration Statement on Form S-3 (File No. 333-37882).

4.6 -- Form of Series Supplement to the Pooling and Servicing Agreement, including the Form of the Certificates and the Form of Servicing Report is incorporated by reference from Exhibit 4.4 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

5.1 -- Opinion of Brown & Wood LLP with respect to certain matters involving the Certificates.

8.1 --   Opinion of Brown & Wood LLP with respect to federal tax matters.

8.2 -- Opinion of Christopher A. Taravella, Esq. with respect to tax matters under Michigan law and the Certificates.

23.1 -- Consent of Christopher A. Taravella, Esq. (included in opinion filed as Exhibit 8.2).

23.2 --  Consent of Brown & Wood LLP (included in opinions filed as Exhibits
         5.1 and 8.1).

23.3--   Consent of KPMG LLP.

24.1     Power of Attorney of director of Chrysler Financial Receivables
         Corporation.

Item 17. Undertakings.

         (a)   As to Rule 415: The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, as amended;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

          (c) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) As to information omitted in reliance on Rule 430A: The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 28th day of November, 2000.

                                 DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
                                 By Chrysler Financial Receivables Corporation, a Member


                                 By  /s/           JUERGEN WALKER
                                     -----------------------------------------
                                                    Juergen Walker
                                                       President


                                 CARCO AUTO LOAN MASTER TRUST,
                                 By DaimlerChrysler Wholesale Receivables LLC, as depositor, on behalf of the trust,

                                 By Chrysler Financial Receivables Corporation, a Member


                                 By  /s/           JUERGEN WALKER
                                     -----------------------------------------
                                                    Juergen Walker
                                                       President


         Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal executive officer of Chrysler Financial Receivables
Corporation:


/s/   JUERGEN WALKER
--------------------------------------          President                   November 28, 2000
      Juergen Walker


Principal financial officer and sole director of Chrysler Financial
Receivables Corporation:

                                             Vice President, Sole
/s/   DAVID H. OLSEN                           Director and Chief           November 28, 2000
--------------------------------------          Financial Officer
      David H. Olsen


Principal accounting officer of Chrysler Financial
Receivables Corporation:

/s/   NORBERT MEDER                            Vice President and           November 28, 2000
--------------------------------------            Controller
      Norbert Meder



                         BOARD OF DIRECTORS OF CHRYSLER FINANCIAL RECEIVABLES CORPORATION:



/s/      D. H. OLSON*                                         Director                  November 28, 2000
------------------------------------
         D. H. Olson





*By:     BYRON C. BABBISH
    -------------------------------
         Byron C. Babbish
         Attorney-in-Fact
         November 28, 2000


                                 EXHIBIT INDEX

Exhibit
Number                                                   Description
----------------------------------------------------------------------------

1.1 -- Form of Underwriting Agreement with respect to the Certificates is incorporated by reference from Exhibit 1.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

3.1 -- Certificate of Formation of the Registrant is incorporated by reference from Exhibit 3.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-37882).

3.2 --   Amended and Restated Limited Liability Company Agreement of the
         Registrant.

4.1 -- Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee.

4.2 --   First Amendment to the Pooling and Servicing Agreement.

4.3 --   Second Amendment to the Pooling and Servicing Agreement.

4.4 -- Third Amendment to the Pooling and Servicing Agreement is incorporated by reference from Exhibit 4.4 of the Registrant's Registration Statement on Form S-3 (File No. 333-37882).

4.5 Fourth Amendment to the Pooling and Servicing Agreement is incorporated by reference from Exhibit 4.5 of the Registrant's Registration Statement on Form S-3 (File No. 333-37882).

4.6 -- Form of Series Supplement to the Pooling and Servicing Agreement, including the Form of the Certificates and the Form of Servicing Report is incorporated by reference from Exhibit 4.4 of the Registrant's Registration Statement on Form S-3 (File No. 333-38873).

5.1 -- Opinion of Brown & Wood LLP with respect to certain matters involving the Certificates.

8.1 --   Opinion of Brown & Wood LLP with respect to federal tax matters.

8.2 -- Opinion of Christopher A. Taravella, Esq. with respect to tax matters under Michigan law and the Certificates.

23.1-- Consent of Christopher A. Taravella, Esq. (included in opinion filed as Exhibit 8.2).

23.2--   Consent of Brown & Wood LLP (included in opinions filed as Exhibits
         5.1 and 8.1).

23.3--   Consent of KPMG LLP.


24.1     Power of Attorney of director of Chrysler Financial Receivables
         Corporation.